SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 1997
                               (October 24, 1997)

                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                      0-27584                       04-3107342
    ---------                      -------                       -----------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (617) 357-4455
          ------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

Note Offering

     On October 24, 1997, Iron Mountain Incorporated (the "Registrant") offered in a private placement to qualified institutional buyers $250,000,000 in aggregate principal amount of its 8 3/4% Senior Subordinated Notes due 2009 (the "Notes," the offering of such Notes being hereafter referred to as the "Offering"). The Notes were issued at a price to investors of 99.806%. The net proceeds from the Offering will be used initially to repay outstanding bank debt and, thereafter, to fund the cash portion of the purchase price of two pending acquisitions and to repay assumed indebtedness related thereto. The two pending acquisitions are (i) the acquisition of HIMSCORP, Inc. and (ii) the acquisition of Arcus Group, Inc. The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes have been accepted for trading in the Private Offerings, Resales and Trading through Automated Linkages Market of the Nasdaq Stock Market, Inc. For more information see the Registrant's press release, dated October 27, 1997, which is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Certain Additional Information about the Registrant

     To insure that the public market is provided with the same disclosure as that contained in the offering memoranda relating to the Offering, certain information set forth in such offering memoranda, including financial information, is set forth in Annex A and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits


Exhibit No.                Item
-----------                ----
 4.1           Indenture dated as of October 24, 1997 among the Registrant, certain subsidiaries listed therein and the Bank of New York pertaining to the Notes.
23.1           Consent of Ernst & Young LLP (Arcus Group, Inc.)
23.2           Consent of Ernst & Young LLP (Arcus Technology Services, Inc.)
23.3           Consent of Arthur Andersen LLP (Security Archives of Minnesota,
                 Wellington Financial Services, Inc., Data Securities
                 International, Inc., Arcus Group, Inc.)
23.4           Consent of Ernst & Young LLP (HIMSCORP, Inc.)
23.5           Consent of Abbott, Stringham and Lynch
                 (Records Retention/FileSafe)
23.6           Consent of Stout, Causey & Horning, P.A.
                 (Allegiance Business Archives, Ltd.)
23.7           Consent of Fisher, Schacht & Oliver, LLP (Concorde Group, Inc.
                 and Neil Tucker Trust)
99.1           Press Release, dated as of October 27, 1997, by the Registrant.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      IRON MOUNTAIN INCORPORATED
                                                      (Registrant)



                                     By: /s/ Jean A. Bua
                                         ---------------------------------------
                                         Jean A. Bua
                                         Vice President and Corporate Controller


Date: October 30, 1997

                                     ANNEX A

Certain capitalized terms used herein have the meanings assigned to them in the Glossary included herein. As used herein, references to "Iron Mountain" and the "Company" include Iron Mountain Incorporated (including predecessor entities) and its consolidated subsidiaries, unless the context otherwise requires.

                                    GLOSSARY

"Arcus" means Arcus Technology Services, Inc.

"Carton" means a measurement of volume equal to a single standard storage carton, approximately 1.2 cubic feet. The number of cartons stored does not include storage volumes in the Company's vital records services and data protection services, which are described under "Business."

"Common Stock" means the Company's Voting Common Stock, par value $.01 per share.

"Credit Agreement" means the bank credit facility dated as of September 30, 1996 among the Company, the Lenders party thereto and the Chase Manhattan Bank, as Administrative Agent.

"Credit Agreement Amendment" means the amendment and restatement of the Company's Credit Agreement in September 1997.

"EBITDA" means earnings before interest, taxes, depreciation, amortization and extraordinary items.

"GAAP" means generally accepted accounting principles.

"Guarantors" means all of the Company's present and future subsidiaries that guaranteed the Notes.

"HIMSCORP" means HIMSCORP, Inc.

"IT" mean information technology.

"Pending Acquisitions" means the acquisitions of (i) Arcus Technology Services, Inc. and related entities and (ii) HIMSCORP, Inc.

"PRISM" means Professional Records and Information Services Management.

"Recent Acquisitions" means the acquisitions consummated since January 1, 1996.

"Recent and Pending Acquisitions" means the Recent Acquisitions and the Pending Acquisitions, collectively.

"Safesite" means Safesite Record Management Corporation.

"Subsidiary Guarantees" means the guarantee of the Notes by the Guarantors.


"1996 Notes" means the Company's 10 1/8% Senior Subordinated Notes due 2006 issued in October 1996.

                                 RISK FACTORS

     Certain statements contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations," such as those regarding the goals, beliefs, plans or current expectations of the Company and its management and other statements contained in this current report on Form 8-K regarding matters that are not historical facts are forward-looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors." The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Leverage; Debt Service Requirements

     The Company is highly leveraged due to the substantial indebtedness it has incurred primarily to finance acquisitions and expand its operations. As of June 30, 1997, after giving effect to the acquisitions consummated after June 30, 1997, the Pending Acquisitions, the Credit Agreement Amendment and the Offering and the use of the net proceeds thereof, the Company had $495.0 million in total indebtedness and $218.9 million in stockholders' equity. The Company expects to continue to borrow under the Credit Agreement and possible future credit arrangements in order to finance possible future acquisitions and for general corporate purposes.

     The ability of the Company to repay the Notes and its other indebtedness will depend upon future operating performance, which is subject to the success of the Company's business strategy, prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond the Company's control. The debt service obligations of the Company could have important consequences, including the following: (i) the ability of the Company to obtain additional financing for future working capital needs or for possible future acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for other purposes; (iii) the Company may be more vulnerable to adverse economic conditions than some of its competitors and thus may be limited in its ability to withstand competitive pressures; and (iv) the Company may be more highly leveraged than certain of its competitors, which may place it at a competitive disadvantage.

     A substantial portion of the Company's cash flow from operations is required for debt service. Management believes that cash flow from operations in conjunction with borrowings from existing and possible future credit facilities will be sufficient for the foreseeable future to meet debt service requirements and to make possible future acquisitions and capital expenditures. However, there can be no assurance in this regard, and the Company's leverage could make it vulnerable to a downturn in the operating performance of its subsidiaries, a downturn in economic conditions or, because borrowings under the Credit Agreement bear interest at rates which fluctuate, increases in interest rates on borrowings under the Credit Agreement. If such cash flow were not sufficient to meet such debt service requirements or payments of principal, the Company could be required to sell additional equity securities, refinance its obligations or dispose of assets in order to make such scheduled payments. There can be no assurance that the Company would be able to effect any of such transactions or do so on favorable terms.

Risks Associated with Acquisition Strategy

     The Company has pursued and intends to continue to pursue acquisitions of records management businesses as a key component of its growth strategy. Since mid-1994, the Company has acquired 40 records management businesses for aggregate consideration of $312.2 million, including $62.5 million of Common Stock and options to purchase Common Stock (but not contingent payments of up to $4.0 million based upon the achievement of certain targets in 1997 and 1998). In addition, the Company has entered into definitive agreements to acquire Arcus and HIMSCORP for estimated purchase prices aggregating approximately $259 million (not including contingent payments of up to $1.1 million based upon the achievement of certain targets from 1997 through 1998). See "Business--Growth Strategy--Growth from Existing Customers" and "Recent and Pending Acquisitions." Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements and combining disparate company cultures and facilities, which could adversely affect the Company's operating results. The success of any completed acquisition will depend in part on the Company's ability to integrate effectively the acquired records management business into the Company. The process of integrating such acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's financial and other resources. No assurance can be given that the Pending Acquisitions will be completed, that additional suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that recent acquisitions or future acquisitions, if completed, will be successful. See "Business--Growth Strategy--Growth through Acquisitions."

     Under the terms of the Credit Agreement Amendment, acquisitions by the Company involving: (i) $350 million in the aggregate or $250 million in cash for the fourth quarter of 1997 (provided that $175 million of such aggregate amount and $125 million of such cash amount may be carried over to the first quarter of 1998 if the Arcus acquisition occurs in such quarter); (ii) in excess of $65 million (other than the acquisitions of Arcus and HIMSCORP) for any one acquisition; and (iii) $150 million in the aggregate or $100 million in cash for 1998 or any subsequent year require the approval of lenders holding 51% or more of the commitments under the Credit Agreement. No assurance can be given that the lenders will consent to any acquisitions that the Company proposes to make in excess of such limits.

     The size, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any quarter may not be indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

Competition; Alternative Technology

     The Company has one or more competitors in all geographic areas where it operates. The Company believes that competition for customers is based on price, reputation for reliability, quality of service and scope and scale of technology, and believes that it generally competes effectively based on these factors. As a result of this competition, the records management industry has for the past several years experienced downward pricing pressures. While Iron Mountain believes that this pricing climate has stabilized, there can be no assurance that prices will not decline further, as competitors seek to gain or preserve market share. Should a further downward trend in pricing occur or continue for an extended period of time, it could have a material adverse effect on the Company's results of operations. The Company also competes for acquisition candidates. Some of the Company's competitors may possess greater financial and other resources than the Company. If any such competitor were to devote additional resources to the records management business and such acquisition candidates or to focus its strategy on the Company's markets, the Company's results of operations could be adversely affected. In addition, the Company faces competition from the internal document handling capability of its current and potential customers. There can be no assurance that these organizations will outsource more of their document management needs or that they will not bring in-house some or all of the functions they currently outsource. See "Business--The Records Management Industry" and "Business--Competition."

     The substantial majority of the Company's revenues have been derived from the storage of paper documents and from related services. Such storage requires significant physical space. Alternative technologies for generating, capturing, managing, transmitting and storing information have been developed, many of which require significantly less space than paper. Such technologies include computer media, microforms, audio/video tape, film, CD-ROM and optical disk. None of these technologies has replaced paper as the principal means for storing information. However, there can be no assurance that one or more non-paper-based technologies (whether existing or developed in the future) may not in the future reduce or supplant the use of paper as a preferred medium, which could in turn adversely affect the Company's business.

Reliance on Executive Officers

     The Company's success is partially dependent upon the performance and continued availability of its current executive officers. The Company does not have employment contracts with any of its current executive officers. There can be no assurance that the Company will be able to retain its executive officers, the loss of any of whom could have a material adverse effect upon the Company. See "Management."

Casualty

     The Company currently maintains and intends to continue to maintain, to the extent such insurance is available on commercially reasonable terms, comprehensive liability, fire, flood and earthquake (where appropriate) and extended coverage insurance with respect to the properties that it now owns or leases or that it may in the future own or lease, with customary limits and deductibles. Certain types of loss, however, may not be fully insurable on a cost-effective basis, such as losses from earthquakes, or may be altogether uninsurable, such as losses from riots. In addition, as of September 30, 1997, 28 of the Company's 156 records management facilities were located in California and the Company derived approximately 23% of its revenues for the six months ended June 30, 1997 from its operations in California. Giving effect to the Recent and Pending Acquisitions, as of September 30, 1997, 44 of the Company's 217 records management facilities were located in California. The Company derived approximately 24% of its revenues for the six months ended June 30, 1997 from these 44 facilities. The Company has in the past suffered damages and losses from an earthquake and a riot in California, which damages and losses were substantially covered by insurance. In March 1997, the Company experienced three fires, two of which authorities have determined were caused by arson and which resulted in extensive damage to two of its records management facilities in South Brunswick, New Jersey. The Company has filed several insurance claims related to the South Brunswick fires, including a significant claim under its business interruption insurance policy. In the future, should uninsured losses or damages occur, the Company could lose both its investment in and anticipated profits and cash flow from the affected property and may continue to be obligated on any leasehold obligations, mortgage indebtedness or other obligations related to such property. As a result, any such loss could materially adversely affect the Company. See "Business--Insurance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Environmental Matters

     As of September 30, 1997, the Company owned or leased approximately 8.9 million square feet of record management facilities. Under various federal, state and local environmental laws, ordinances and regulations ("environmental laws"), an owner of real estate or a lessee conducting operations thereon may become liable for the costs of investigation, removal or remediation of soil and groundwater contaminated by certain hazardous substances or wastes or petroleum products. Certain such laws impose cleanup responsibility and liability without regard to whether the owner or operator of the real estate or operations thereon knew of or was responsible for the contamination, and whether or not operations at the property have been discontinued or title to the property has been transferred. In addition, the presence of such substances, or the failure to properly remediate such property, may adversely affect the current property owner's or operator's ability to sell or rent such property or to borrow using such property as collateral. The owner or operator of contaminated real estate also may be subject to common law claims by third parties based on damages and costs resulting from off-site migration of the contamination.

     Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws may impose liability for release of ACMs and may enable third parties to seek recovery from owners or operators of real estate for personal injury associated with exposure to such substances.

     Certain facilities operated by the Company contain or may contain ACMs. In addition, certain of the properties formerly or currently owned or operated by the Company were previously used for industrial or other purposes that involved the use or storage of hazardous substances or petroleum products or the generation and disposal of hazardous wastes, and in some instances, included the operation of underground storage tanks ("USTs"). In connection with its former and current ownership or operation of certain properties, the Company may be potentially liable for environmental costs such as those discussed above and as more specifically described under "Business--Environmental Matters." The Company has from time to time conducted certain environmental investigations and remedial activities at certain of its former and current facilities, but an in-depth environmental review of all properties has not been conducted by or on behalf of the Company.

     The Company believes that it is in substantial compliance with all applicable material environmental laws. The Company has not received any written notice from any governmental authority or third party asserting, and is not otherwise aware of, any material environmental noncompliance, liability or claim relating to hazardous substances or wastes, petroleum products or material environmental laws applicable to Company operations in connection with any of its present or former properties. However, no assurance can be given that there are, or as a result of possible future acquisitions there will be, no environmental conditions for which the Company might be liable in the future or that future regulatory action, as well as compliance with future environmental laws, will not require the Company to incur costs for or at its properties that could have a material adverse effect on the Company's financial condition and results of operations.

                        RECENT AND PENDING ACQUISITIONS

     As part of its growth strategy, since mid-1994, Iron Mountain has acquired 40 records management businesses, including the 33 Recent Acquisitions. In addition, Iron Mountain has entered into definitive agreements for two pending acquisitions.

     The total purchase price of the Recent Acquisitions was $275.7 million (not including contingent payments of up to $4.0 million based upon the achievement of certain targets during 1997 and 1998), including the issuance of shares of Common Stock and options to purchase Common Stock, which at the time of issuance, was valued at $62.5 million. The Recent Acquisitions represent in the aggregate total annual revenues of approximately $94 million (calculated in each case by reference to the revenues of each such acquired business during the year ended December 31, 1996, which calculation includes an estimate of total revenues for the portion of 1996, if any, during which any such acquired business was included in Iron Mountain's results of operations). The aggregate purchase price for the Pending Acquisitions is approximately $259 million, including the issuance of shares of Common Stock and options to purchase Common Stock valued at approximately $106 million (assuming that vested options are not exercised in connection with the acquisition of Arcus). Giving effect to the Pending Acquisitions, as of September 30, 1997, Iron Mountain operated 217 record centers in 52 markets, servicing over 50,000 customer accounts. Among the Recent and Pending Acquisitions, the acquisition of Safesite completed in June 1997 and the Pending Acquisitions are the largest.

Safesite Acquisition

     On June 12, 1997, Safesite merged with and into a subsidiary of the Company for total consideration of $70.6 million consisting of 1,769,712 shares of Common Stock and options to acquire Common Stock having an aggregate market value of $53.6 million as of the closing date and cash payments of $17.0 million (which includes the purchase of certain real estate interests from affiliates of Safesite). Safesite has a significant presence in both data protection services and paper records storage, including medical records management. At the time of acquisition, Safesite had over 7,000 customer accounts with 26 facilities in 14 markets, including four markets in which the Company previously had no operations. With the acquisition of Safesite, Iron Mountain added 27 new sales people, an increase of 75% to its then existing sales force. Safesite's revenue was $19.0 million for the year ended December 31, 1996 and approximately $11 million for the six months ended June 30, 1997 (including approximately $1 million in revenue for the period from the closing of the acquisition through June 30, 1997).

Pending HIMSCORP Acquisition

     On September 17, 1997, the Company entered into an Agreement and Plan of Merger (the "HIMSCORP Merger Agreement") with HIMSCORP, as a result of which HIMSCORP will be merged with and into a wholly owned subsidiary of the Company (the "HIMSCORP Merger"). The Company will pay aggregate consideration equal to approximately $94 million in connection with the HIMSCORP Merger, which amount consists of the assumption of indebtedness and payments in the form of cash and Common Stock to be paid to HIMSCORP's stockholders. The closing of the HIMSCORP Merger is subject to customary conditions and is expected to close in the fourth quarter of 1997, although no assurance can be given that the HIMSCORP Merger will be completed. The Offering is not conditioned upon completion of the HIMSCORP Merger, and the HIMSCORP Merger is not conditioned upon the completion of the Offering.

     Management believes that HIMSCORP is the leading provider of medical records management services. In addition to storage, HIMSCORP also provides multiple related services including release of information, temporary staffing, contract coding, facilities management and imaging. HIMSCORP acquired three companies in each of 1996 and 1997. As of June 30, 1997, HIMSCORP operated 20 facilities in 12 markets, and had over 700 customer accounts. In combination with HIMSCORP, the Company will have a significant presence in the medical records management business in 19 markets (including three in which the Company does not have operations). HIMSCORP's revenue was $15.7 million for the year ended December 31, 1996 and $13.1 million for the six months ended June 30, 1997 and for the same periods, giving pro forma effect to HIMSCORP's acquisitions, $23.8 million and $14.0 million, respectively.

Pending Arcus Acquisition

     On September 26, 1997, the Company entered into an Agreement and Plan of Merger with Arcus Group, Inc. ("AGI") and certain of its subsidiaries to acquire all the business and assets of Arcus through a merger of AGI into the Company (the "Arcus Merger"). The Company will pay aggregate consideration equal to approximately $160 million, consisting of approximately $63 million in value in Common Stock and options to acquire Common Stock (assuming that vested options are not exercised prior to closing) and the balance in cash and assumption of debt. If such options were exercised prior to closing, the value of Common Stock and options to be issued by Iron Mountain in the transaction would decrease by approximately $5 million and the amount of cash to be paid would increase by approximately $5 million. In addition to the stated purchase price of $160 million, the Company will record approximately $3 million in capitalized transaction costs and approximately $2 million in additional equity resulting from a higher financial valuation of the options to acquire shares of the Common Stock for accounting purposes. The closing of the Arcus Merger is subject to customary conditions and is expected to close early in the first quarter of 1998, although no assurance can be given that the Arcus Merger will be completed. The Offering is not conditioned upon the closing of the Arcus Merger, and the Arcus Merger is not conditioned upon closing the Offering.

     In 1996, Arcus acquired eight companies and, in 1997, one company. Arcus had revenue of $66.0 million for the year ended December 31, 1996 and $44.9 million for the six months ended June 30, 1997 and for the same periods, giving pro forma effect to Arcus's acquisitions, $89.2 million and $49.5 million, respectively.

     Management believes that Arcus is the largest provider of off-site data protection services in the United States. Arcus's data protection services consist primarily of storage and off-site rotation of back-up copies of magnetic media, as well as disaster recovery support and testing, media library moves and product sales. In addition to data protection services, Arcus provides IT staffing services, which represented approximately 35% of Arcus's revenues and approximately 7% of Arcus's operating income before depreciation, amortization and corporate expenses in the six months ended June 30, 1997. As of September 30, 1997, Arcus operated 31 data storage facilities in 25 markets in the U.S. and one in the United Kingdom (including five in which the Company does not have operations), and had over 6,000 customer accounts.

     The following table presents certain information for the Recent and Pending Acquisitions.


                                                            Principal State(s)
Recent Acquisitions                                           of Operation        Completion Date
-------------------                                         ------------------    ---------------
Nashville Vault Company, Ltd.   ........................   Tennessee             January 1996
Florida Data Bank, Inc.   ..............................   Florida               January 1996
DataVault Corporation  .................................   Massachusetts         February 1996
Data Storage Systems, Inc.   ...........................   California            March 1996
Brambles CRC, Inc.  ....................................   Ohio                  April 1996
Records management business of Output Technologies
 Central Region, Inc.  .................................   Missouri              May 1996
Records management business of The Fortress                Florida and
 Corporation  ..........................................   Massachusetts         July 1996
Data Archive Services, Inc. and Data Archive Services
 of Miami, Inc.  .......................................   Florida               August 1996
DKA Industries, Inc. (d/b/a/ Systems Record Storage)   .   Florida               August 1996
International Record Storage and Retrieval Service,
 Inc.   ................................................   New Jersey            September 1996
Security Archives Corporation   ........................   California            September 1996
Data Storage Company, Inc. (d/b/a DataSafe)    .........   Tennessee             October 1996
Dial-A-File Storage, Inc.    ...........................   Florida               October 1996
Mohawk Business Record Storage, Inc.  ..................   Minnesota             November 1996
Magnetic Archives, Inc.   ..............................   Colorado              November 1996
Deliverex of Broward   .................................   Florida               November 1996
Security Archives II, Inc. and Security Archives of
 MSP, Inc.    ..........................................   Minnesota             January 1997
Records management business of Wellington Financial
 Services, Inc. (d/b/a Michigan Data Storage)  .........   Michigan              February 1997
Data Recovery Services, Inc.    ........................   Florida               February 1997

                                                       Principal State(s)
Recent Acquisitions                                       of Operation           Completion Date
-------------------                                    ---------------------   ---------------------
CBD Security Archives, Inc.   .....................   Louisiana and Texas     March 1997
Chicago Data Destruction Corporation (d/b/a Chicago
 Data Storage Systems)  ...........................   Illinois                April 1997
Critical Files Security, Inc.    ..................   Florida                 April 1997
Business Records Center, Inc.    ..................   Wisconsin               May 1997
Willamette Archives, Inc.  ........................   Oregon                  May 1997
Safesite Records Management Corporation   .........   Various (1)             June 1997
Data Archives, Ltd.  ..............................   Texas                   July 1997
File Pro L.C.  ....................................   Texas                   July 1997
Archives Express, Inc.  ...........................   California and Utah     July 1997
Concorde Group, Inc.    ...........................   New York                August 1997
Data Securities International, Inc.    ............   California              September 1997
Records Retention/FileSafe, L.P.    ...............   California              October 1997
Record Management Systems, Inc.  ..................   New York                October 1997
Allegiance Business Archives, Ltd.  ...............   New Jersey              October 1997

                                                       Principal State(s)
Pending Acquisitions                                      of Operation               Status
--------------------                                   -----------------          --------------
HIMSCORP, Inc.    .................................   Various (2)             Definitive Agreement
Arcus Technology Services, Inc.  ..................   Various (3)             Definitive Agreement

--------
(1) Arizona, California, Colorado, Georgia, Illinois, Massachusetts, Michigan, New York, North Carolina, Ohio, Virginia, and Washington.
(2) California, Louisiana, Maryland, Michigan, Missouri, New Jersey, Ohio, Oregon, Pennsylvania and Texas.
(3) Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma,
    Pennsylvania, Texas, Washington and the United Kingdom.

     The closing of each Pending Acquisition is subject to various customary conditions and no assurance can be given that any Pending Acquisition will be completed. See "Risk Factors--Risks Associated with Acquisition Strategy." The Offering is not conditioned upon the completion of any of the Pending Acquisitions, and none of the Pending Acquisitions is conditioned upon completion of the Offering.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based upon the unaudited historical condensed consolidated balance sheet of Iron Mountain as of June 30, 1997 and the balance sheets as of June 30, 1997 of the acquisitions consummated after June 30, 1997 and the Pending Acquisitions, and gives effect to: (i) the acquisitions consummated after June 30, 1997; (ii) the Pending Acquisitions; (iii) the Credit Agreement Amendment; and (iv) the Offering, as if each had occurred as of June 30, 1997. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 give effect to each of the above transactions and to: (v) the Recent Acquisitions consummated prior to June 30, 1997; (vi) the Company's initial public offering of Common Stock, which closed on February 6, 1996 (the "Initial Public Offering"), and the application of the net proceeds therefrom;
(vii) the Credit Agreement; and (viii) the 1996 Notes, as if each had occurred as of January 1, 1996. The transactions described in clauses (i) through (viii) above are collectively referred to herein as the "Transactions." Pro forma adjustments are described in the accompanying notes.

     The Pro Forma As Adjusted results of operations for the six months ended June 30, 1997 give effect to the Transactions and to integration adjustments related to certain identified cost savings that management believes would have been realized had the acquisitions completed in 1997 and the Pending Acquisitions been fully integrated as of January 1, 1996.

     The pro forma statements of operations do not include results of operations prior to the date of acquisition, or pro forma adjustments for, seven of the Company's acquisitions (the "Excluded Acquisitions") because the impact of the Excluded Acquisitions is, in the aggregate, immaterial to such statements. The pro forma statements of operations also do not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions completed by Arcus and HIMSCORP in 1996 and 1997, which represented aggregate revenues of $31.4 million for the year ended December 31, 1996 and $5.5 million for the six months ended June 30, 1997. In addition, the pro forma statements of operations do not reflect one disposition by Arcus in June 1997, which is immaterial to such statements. See Notes to Unaudited Condensed Pro Forma Financial Statements--Overview.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of January 1, 1996, nor do they purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Acquisitions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

     The pro forma condensed consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Financial Statements and the Notes thereto included elsewhere in this current report on Form 8-K.

                           IRON MOUNTAIN INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1997

                                 (In thousands)
                                  (Unaudited)



                                                   Historical       Recent and                                  Pro Forma
                                                      Iron            Pending               Pro Forma             Iron
                                                    Mountain      Acquisitions(1)          Adjustments          Mountain
                                                  ------------   -----------------   -----------------------   ----------
Assets
Current Assets   ..............................     $ 39,525         $ 34,428         $      (6,162)(A)        $ 67,791
Property, Plant and Equipment, net    .........      140,396           30,776                16,355 (A)         187,527
Goodwill, net    ..............................      193,114           83,441               224,804 (A)         501,359
Other Long-term Assets    .....................       22,612            1,898                 7,714 (A)          32,224
                                                    ---------        ---------        ---------------          ---------
  Total Assets   ..............................     $395,647         $150,543         $     242,711            $788,901
                                                    =========        =========        ===============          =========
Liabilities and Stockholders' Equity
Current Liabilities    ........................     $ 32,156         $ 34,046         $     (10,284)(B)        $ 55,918
Long-term Debt, net of Current Portion   ......      241,592           72,156               180,924 (B)         494,672
Deferred Rent    ..............................        8,216              108                    (8)(B)           8,316
Deferred Income Taxes  ........................        2,693            1,140                  (648)(B)           3,185
Other Long-term Liabilities  ..................        6,568              372                 1,000 (B)           7,940
Stockholders' Equity   ........................      104,422           42,721                71,727 (B)         218,870
                                                    ---------        ---------        ---------------          ---------
  Total Liabilities and Stockholders' Equity        $395,647         $150,543         $     242,711            $788,901
                                                    =========        =========        ===============          =========

--------
(1) See Schedule A for detail of the Recent and Pending Acquisitions.
































         The accompanying Notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX-MONTHS ENDED JUNE 30, 1997

                     (In thousands, except per share data)
                                  (Unaudited)


                                     Historical     Recent and
                                        Iron          Pending
                                      Mountain    Acquisitions(1)
                                    ------------ -----------------
Revenues:
   Storage    .....................  $ 53,810         $50,986
   Service and Storage Material
    Sales  ........................    34,929          34,012
                                     --------         --------
     Total Revenues    ............    88,739          84,998
Operating Expenses:
   Cost of Sales (Excluding
    Depreciation)   ...............    45,872          41,964
   Selling, General and
    Administrative  ...............    21,503          25,264
   Depreciation and
    Amortization    ...............    11,965           5,601
                                     --------         --------
     Total Operating
      Expenses   ..................    79,340          72,829
                                     --------         --------
Operating Income    ...............     9,399          12,169
Interest Expense    ...............    11,080           3,370
                                     --------         --------
Income (Loss) Before Provision
 (Credit) for Income Taxes   ......    (1,681)          8,799
Provision (Credit) for Income
 Taxes  ...........................      (196)          1,899
                                     --------         --------
Net Income (Loss)   ...............  $ (1,485)        $ 6,900
                                     ========         ========
Net Loss per Common and
 Common Equivalent Share  .........  $  (0.14)
                                     ========
Weighted Average Common and
 Common Equivalent Shares
 Outstanding  .....................    10,326
                                     ========
EBITDA  ...........................  $ 21,364         $17,770



                                                                                       Pro Forma
                                                       Pro Forma                      As Adjusted
                                       Pro Forma         Iron        Integration         Iron
                                      Adjustments     Mountain(2)   Adjustments(3)   Mountain(2)(3)
                                    ---------------- ------------- ---------------- ---------------
Revenues:
   Storage    ..................... $         --       $104,796    $         --        $104,796
   Service and Storage Material
    Sales  ........................           --         68,941              --          68,941
                                    ------------       --------    ------------        --------
     Total Revenues    ............           --        173,737              --         173,737
Operating Expenses:
   Cost of Sales (Excluding
    Depreciation)   ...............         (419)(C)     87,417            (815)(I)      86,602
   Selling, General and
    Administrative  ...............         (400)(D)     46,367          (3,068)(J)      43,299
   Depreciation and
    Amortization    ...............        4,014 (E)     21,580              --          21,580
                                    ------------       --------    ------------        --------
     Total Operating
      Expenses   ..................        3,195        155,364          (3,883)        151,481
                                    ------------       --------    ------------        --------
Operating Income    ...............       (3,195)        18,373           3,883          22,256
Interest Expense    ...............        8,554 (F)     23,004              --          23,004
                                    ------------       --------    ------------        --------
Income (Loss) Before Provision
 (Credit) for Income Taxes   ......      (11,749)        (4,631)          3,883            (748)
Provision (Credit) for Income
 Taxes  ...........................       (1,080)(G)        623           1,285(K)        1,908
                                    ------------       --------    ------------        --------
Net Income (Loss)   ............... $    (10,669)      $ (5,254)   $      2,598        $ (2,656)
                                    ============       ========    ============        ========
Net Loss per Common and
 Common Equivalent Share  .........                    $  (0.35)                       $  (0.18)
                                                       ========                        ========
Weighted Average Common and
 Common Equivalent Shares
 Outstanding  .....................        4,565 (H)     14,891                          14,891
                                    ============       ========                        ========
EBITDA  ........................... $        819       $ 39,953    $      3,883        $ 43,836

--------
(1) See Schedule B for detail of the Recent and Pending Acquisitions.
(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions completed by Arcus and HIMSCORP during 1997. Giving effect to such acquisitions, revenues would increase $5.5 million to $179.2 million.
(3) Gives effect to certain identified cost savings that the Company believes would have been realized had the Recent and Pending Acquisitions occurred and been fully integrated as of January 1, 1996 relating primarily to: (i) termination of specific employees and related net reductions in compensation expense; (ii) closure of identified redundant facilities and related net reductions in occupancy costs; and (iii) the elimination of related party and management fees in excess of amounts that would have been incurred by the Company.









         The accompanying Notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (In thousands, except per share data)
                                  (Unaudited)


                                                      Historical       Recent and                            Pro Forma
                                                         Iron            Pending            Pro Forma           Iron
                                                       Mountain      Acquisitions(1)       Adjustments       Mountain(2)
                                                     ------------   -----------------   -----------------   ------------
Revenues:
   Storage    ....................................   $ 85,826           $100,614         $        --         $ 186,440
   Service and Storage Material Sales    .........     52,892             55,611                  --           108,503
                                                     ---------          ---------        -----------         ---------
     Total Revenues    ...........................    138,718            156,225                  --           294,943
Operating Expenses:
   Cost of Sales (Excluding Depreciation)   ......     70,747             72,972                (959)(C)       142,760
   Selling, General and Administrative   .........     34,342             51,370                (500)(D)        85,212
   Depreciation and Amortization   ...............     16,936             10,898              11,021 (E)        38,855
                                                     ---------          ---------        -----------         ---------
     Total Operating Expenses   ..................    122,025            135,240               9,562           266,827
                                                     ---------          ---------        -----------         ---------
Operating Income    ..............................     16,693             20,985              (9,562)           28,116
Interest Expense    ..............................     14,901              6,038              25,298 (F)        46,237
                                                     ---------          ---------        -----------         ---------
Income (Loss) Before Provision (Credit) for
 Income Taxes    .................................      1,792             14,947             (34,860)          (18,121)
Provision (Credit) for Income Taxes   ............      1,435              3,652              (7,936)(G)        (2,849)
                                                     ---------          ---------        -----------         ---------
Income (Loss) Before Extraordinary Charge   ......   $    357           $ 11,295         $   (26,924)        $ (15,272)
                                                     =========          =========        ===========         =========
Income (Loss) Before Extraordinary Charge
 per Common and Common Equivalent
 Share  ..........................................   $   0.01(3)                                             $   (1.03)
                                                     =========                                               =========
Weighted Average Common and Common
 Equivalent Shares Outstanding  ..................     10,137                                  4,743 (H)        14,880
                                                     =========                           ===========         =========
EBITDA  ..........................................   $ 33,629           $ 31,883         $     1,459         $  66,971

--------
(1) See Schedule C for detail of the Recent and Pending Acquisitions.
(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions completed by Arcus and HIMSCORP in 1996 and 1997. Giving effect to such acquisitions, revenues would increase $31.4 million to $326.3 million.
(3) After accretion of $0.03 per Common and Common Equivalent Share related to a warrant. See "Management's Discussion and Analysis of Financial
    Condition and Results of Operations."


















         The accompanying Notes are an integral part of these pro forma financial statements.

                                                                     Schedule A


                           IRON MOUNTAIN INCORPORATED
                  SCHEDULE OF RECENT AND PENDING ACQUISITIONS
                              AS OF JUNE 30, 1997

                                 (In thousands)
                                  (Unaudited)


                                               Recent Acquisitions               Pending Acquisitions      Total
                                   -------------------------------------------- ----------------------  Recent and
                                                                                                          Pending
                                       DSI      FileSafe   Allegiance   Other    Arcus (1)   HIMSCORP   Acquisitions
                                   ----------- ---------- ------------ -------- ----------- ---------- -------------
Assets
Current Assets  ..................  $  1,424     $3,215      $1,541     $2,092    $18,002    $  8,154    $ 34,428
Property, Plant and Equipment,
 net   ...........................       148      5,445         480      5,530     15,347       3,826      30,776
Goodwill, net   ..................     1,731         --          --         --     54,048      27,662      83,441
Other Long-term Assets   .........        18         84          60        155        555       1,026       1,898
                                    --------     -------     -------    -------   --------   ---------   ---------
  Total Assets  ..................  $  3,321     $8,744      $2,081     $7,777    $87,952    $ 40,668    $150,543
                                    ========     =======     =======    =======   ========   =========   =========
Liabilities and Stockholders'
 Equity
Current Liabilities   ............  $  8,126     $1,520      $  415     $1,478    $16,987    $  5,520    $ 34,046
Long-term Debt, net of Current
 Portion  ........................        --      3,133          --      4,226     36,888      27,909      72,156
Deferred Rent   ..................         8         --         100         --         --          --         108
Deferred Income Taxes    .........        --         --           3         43        648         446       1,140
Other Long-term Liabilities    ...       159         --          --         --        213          --         372
Stockholders' Equity (Deficit)        (4,972)     4,091       1,563      2,030     33,216       6,793      42,721
                                    --------     -------     -------    -------   --------   ---------   ---------
  Total Liabilities and
   Stockholders' Equity  .........  $  3,321     $8,744      $2,081     $7,777    $87,952    $ 40,668    $150,543
                                    ========     =======     =======    =======   ========   =========   =========

--------
(1) Represents the historical balance sheet of Arcus as of June 30, 1997 and does not give pro forma effect to the acquisition completed by Arcus subsequent to that date. See "Overview--Pending Acquisitions" in Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements. See Schedule D for a reconciliation of AGI to Arcus.






















         The accompanying Notes are an integral part of these pro forma financial statements.

                                                                     Schedule B


                           IRON MOUNTAIN INCORPORATED
                  SCHEDULE OF RECENT AND PENDING ACQUISITIONS
                     FOR THE SIX-MONTHS ENDED JUNE 30, 1997

                                 (In thousands)
                                  (Unaudited)


                                             Recent Acquisitions (1)                   Pending Acquisitions        Total
                               ---------------------------------------------------- --------------------------  Recent and
                                                                                                                  Pending
                                Safesite    DSI     FileSafe   Allegiance   Other    Arcus (2)   HIMSCORP (3)   Acquisitions
                               ---------- -------- ---------- ------------ -------- ----------- -------------- -------------
Revenues:
  Storage   ..................   $ 4,198   $2,127    $3,548     $1,073      $4,146    $ 25,147     $ 10,747       $50,986
  Service and Storage
   Material Sales    .........     6,034      438     2,218        773       2,468      19,756        2,325        34,012
                                --------   -------   -------    ------      -------  ---------     ---------      --------
    Total Revenues   .........    10,232    2,565     5,766      1,846       6,614      44,903       13,072        84,998
Operating Expenses:
  Cost of Sales (Excluding
   Depreciation)  ............     5,111       --     2,234        915       2,978      24,182        6,544        41,964
  Selling, General and
   Administrative    .........     4,460    1,432       793        362       2,098      13,488        2,631        25,264
  Depreciation and
   Amortization   ............       397      279       205         93         428       3,077        1,122         5,601
                                --------   -------   -------    ------      -------  ---------     ---------      --------
    Total Operating
     Expenses  ...............     9,968    1,711     3,232      1,370       5,504      40,747       10,297        72,829
                                --------   -------   -------    ------      -------  ---------     ---------      --------
Operating Income  ............       264      854     2,534        476       1,110       4,156        2,775        12,169
Interest (Income) Expense  ...        26      242       111        (22)        256       1,614        1,143         3,370
                                --------   -------   -------    ------      -------  ---------     ---------      --------
Income Before Provision for
 Income Taxes  ...............       238      612     2,423        498         854       2,542        1,632         8,799
Provision for Income Taxes            77        9        --         16           3       1,118          676         1,899
                                --------   -------   -------    ------      -------  ---------     ---------      --------
Net Income  ..................   $   161   $  603    $2,423     $  482      $  851    $  1,424     $    956       $ 6,900
                                ========   =======   =======    ======      =======  =========     =========      ========
EBITDA   .....................   $   661   $1,133    $2,739     $  569      $1,538    $  7,233     $  3,897       $17,770

--------
(1) Represents historical results of operations for each Recent Acquisition for the period in 1997 prior to acquisition by the Company. See "Overview--Pending Acquisitions" in Notes to Condensed Consolidated Pro Forma Financial Statements.
(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, the acquisition completed by Arcus during 1997. Giving effect to such acquisition, revenues would have increased $4.6 million to $49.5 million. See "Overview--Pending Acquisitions" in Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements. See Schedule E for a reconciliation of AGI to Arcus.
(3) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, the acquisitions completed by HIMSCORP during 1997. Giving effect to such acquisitions, revenues would have increased $0.9 million to $14.0 million. See "Overview--Pending Acquisitions" in Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

















         The accompanying Notes are an integral part of these pro forma financial statements.

                                                                      Schedule C


                           IRON MOUNTAIN INCORPORATED
                  SCHEDULE OF RECENT AND PENDING ACQUISITIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (In thousands)
                                  (Unaudited)


                                              Recent Acquisitions(1)                         Pending Acquisitions       Total
                         ----------------------------------------------------------------- ------------------------  Recent and
                                                                                                                       Pending
                          Mohawk   Safesite      DSI      FileSafe   Allegiance    Other    Arcus(2)   HIMSCORP(3)   Acquisitions
                         -------- ---------- ----------- ---------- ------------ --------- ---------- ------------- -------------
Revenues:
  Storage   ............  $4,429    $ 8,300   $ 3,367      $ 6,662   $ 2,008      $18,110   $ 43,671     $14,067      $100,614
  Service and Storage
   Material Sales    ...   3,436     10,709       851        4,147     1,395       11,178     22,310       1,585        55,611
                          -------  --------   -------     --------   --------     --------  ---------    --------     ---------
    Total Revenues         7,865     19,009     4,218       10,809     3,403       29,288     65,981      15,652       156,225
Operating Expenses:
  Cost of Sales
   (Excluding
   Depreciation)  ......   3,945      9,464        --        4,207     1,610       13,148     32,738       7,860        72,972
  Selling, General and
   Administrative    ...   2,647      7,587     2,997        2,269       749       10,322     21,592       3,207        51,370
  Depreciation and
   Amortization   ......     608        799       608          565       202        2,205      4,436       1,475        10,898
                          -------  --------   -------     --------   --------     --------  ---------    --------     ---------
    Total Operating
     Expenses  .........   7,200     17,850     3,605        7,041     2,561       25,675     58,766      12,542       135,240
                          -------  --------   -------     --------   --------     --------  ---------    --------     ---------
Operating Income  ......     665      1,159       613        3,768       842        3,613      7,215       3,110        20,985
Interest (Income)
 Expense    ............     201         34       548          249          (6)     1,065      2,669       1,278         6,038
                          -------  --------   -------     --------   --------     --------  ---------    --------     ---------
Income Before Provision
 for Income Taxes    ...     464      1,125        65        3,519       848        2,548      4,546       1,832        14,947
Provision for Income
 Taxes   ...............      --        125       460           --         6          211      1,984         866         3,652
                          -------  --------   -------     --------   --------     --------  ---------    --------     ---------
Net Income (Loss)    ...  $  464    $ 1,000   $  (395)     $ 3,519   $   842      $ 2,337   $  2,562     $   966      $ 11,295
                          =======  ========   =======     ========   ========     ========  =========    ========     =========
EBITDA   ...............  $1,273    $ 1,958   $ 1,221      $ 4,333   $ 1,044      $ 5,818   $ 11,651     $ 4,585      $ 31,883

--------
(1) Represents historical results of operations for each Recent Acquisition for the period in 1996 prior to acquisition by the Company. See "Overview" in the accompanying Notes.
(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, the acquisitions by Arcus completed in 1996 and 1997. Giving effect to such acquisitions, revenues would have increased $23.2 million to $89.2 million. See "Overview--Pending Acquisitions" in Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements. Represents the condensed consolidated statement of operations of Arcus for the year ended December 31, 1996. See Schedule E for a reconciliation of AGI to Arcus.
(3) Does not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions completed in 1996 and 1997. Giving effect to such acquisitions, revenues would have increased $8.1 million to $23.8 million.















         The accompanying Notes are an integral part of these pro forma financial statements.

                                                                      Schedule D


                           IRON MOUNTAIN INCORPORATED
                     RECONCILIATION OF THE BALANCE SHEET OF
              ARCUS GROUP, INC. TO ARCUS TECHNOLOGY SERVICES, INC.
                              AS OF JUNE 30, 1997

                                    (Note 1)
                                 (In thousands)
                                  (Unaudited)


                                                           AGI        Adjustments     Arcus
                                                        ----------   -------------   --------
Assets
Current Assets   ....................................   $ 31,861     $ (13,859)      $18,002
Property, Plant and Equipment, net    ...............     15,368           (21)       15,347
Goodwill, net    ....................................     53,917           131        54,048
Investments   .......................................      1,484        (1,484)           --
Other Long-term Assets    ...........................        561            (6)          555
                                                        ---------    ----------      --------
  Total Assets   ....................................   $103,191     $ (15,239)      $87,952
                                                        =========    ==========      ========
Liabilities and Stockholders' Equity
Current Liabilities    ..............................   $ 15,193     $   1,794       $16,987
Long-term Debt, net of Current Portion   ............     36,888            --        36,888
Deferred Income Taxes  ..............................         --           648           648
Other Long-term Liabilities  ........................        231           (18)          213
Minority Interest in Subsidiaries  ..................      8,316        (8,316)           --
Preferred Stock of Subsidiary, Redeemable   .........     26,578       (26,578)           --
Warrants Outstanding to Purchase Common Stock of
   Subsidiary    ....................................         15           (15)           --
Stockholders' Equity   ..............................     15,970        17,246        33,216
                                                        ---------    ----------      --------
  Total Liabilities and Stockholders' Equity   ......   $103,191     $ (15,239)      $87,952
                                                        =========    ==========      ========

--------
(1) The AGI balance sheet includes holding company assets and liabilities unrelated to the business or operations of Arcus. This schedule shows the assets and liabilities that do not relate to the business of Arcus and reconciles AGI's balance sheet to Arcus's balance sheet.
























         The accompanying Notes are an integral part of these pro forma financial statements.

                                                                      Schedule E


                           IRON MOUNTAIN INCORPORATED
                 RECONCILIATION OF STATEMENTS OF OPERATIONS OF
              ARCUS GROUP, INC. TO ARCUS TECHNOLOGY SERVICES, INC.
                     FOR THE SIX-MONTHS ENDED JUNE 30, 1997
                     AND THE YEAR ENDED DECEMBER 31, 1996

                                    (Note 1)
                                 (In thousands)
                                  (Unaudited)


                                          Six-Months Ended June 30, 1997       Year Ended December 31, 1996
                                         ---------------------------------   --------------------------------
                                            AGI     Adjustments    Arcus        AGI     Adjustments   Arcus
                                         --------- ------------- ---------   --------- ------------- --------
Revenues:
 Storage and Transport   ...............  $25,147   $     --      $25,147   $43,671      $     --     $43,671
 Other    ..............................   19,756         --       19,756    22,310            --      22,310
                                          --------  ---------     --------   -------     --------     --------
  Total Revenues   .....................   44,903         --       44,903    65,981            --      65,981
Operating Expenses:
 Cost of Sales (Excluding
  Depreciation)    .....................   24,182         --       24,182    32,738            --      32,738
 Selling, General and Administrative       13,488         --       13,488    21,592            --      21,592
 Holding Company Expenses   ............      672       (672)          --     1,990        (1,990)         --
 Depreciation and Amortization    ......    3,085         (8)       3,077     4,449           (13)      4,436
                                          --------  ---------     --------   -------     --------     --------
  Total Operating Expenses  ............   41,427       (680)      40,747    60,769        (2,003)     58,766
                                          --------  ---------     --------   -------     --------     --------
Operating Income   .....................    3,476        680        4,156     5,212         2,003       7,215
Interest Expense, net    ...............    1,240        374        1,614     1,668         1,001       2,669
Equity in Income of Limited
 Partnership    ........................       --         --           --       (34)           34          --
Minority Interest  .....................      271       (271)          --       321          (321)         --
Preferred Stock Dividends of
 Subsidiary  ...........................    1,022     (1,022)          --     1,895        (1,895)         --
                                          --------  ---------     --------   -------     --------     --------
Income Before Provision for Income
 Taxes    ..............................      943      1,599        2,542     1,362         3,184       4,546
Provision for Income Taxes  ............      274        844        1,118       475         1,509       1,984
                                          --------  ---------     --------   -------     --------     --------
Net Income   ...........................  $   669   $    755      $ 1,424    $  887      $  1,675     $ 2,562
                                          ========  =========     ========   =======     ========     ========
EBITDA    ..............................  $ 5,268   $  1,965      $ 7,233    $7,479      $  4,172     $11,651

--------
(1) The AGI statements of operations include holding company expenses for activities unrelated to the business or operations of Arcus. This schedule shows the expenses that do not relate to the business of Arcus and reconciles AGI's statements of operations to Arcus's statements of operations.














         The accompanying Notes are an integral part of these pro forma financial statements.

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

Overview

Recent Acquisitions

     In January 1996, Iron Mountain acquired Nashville Vault Company, Ltd. and Florida Data Bank, Inc. ("FDB"). In February 1996, Iron Mountain acquired DataVault Corporation. In March 1996, Iron Mountain acquired Data Storage Systems, Inc. In April 1996, Iron Mountain acquired Brambles CRC, Inc. ("CRC"). In May 1996, Iron Mountain acquired the records management business of Output Technologies Central Region, Inc. In July 1996, Iron Mountain acquired the records management business of The Fortress Corporation. In August 1996, Iron Mountain acquired Data Archive Services, Inc. and Data Archive Services of Miami, Inc. (collectively, "DAS") and DKA Industries, Inc. (d/b/a Systems Record Storage). In September 1996, Iron Mountain acquired International Record Storage and Retrieval Service, Inc. and Security Archives Corporation. In October 1996, Iron Mountain acquired Data Storage Company, Inc. and Dial-A-File Storage, Inc. In November 1996, Iron Mountain acquired Mohawk Business Record Storage, Inc. ("Mohawk"), Magnetic Archives, Inc. and Deliverex of Broward. The aggregate purchase price of the acquisitions completed in 1996 was $68.6 million (not including contingent payments of up to $4.0 million based upon the achievement of certain targets during 1997 and 1998).

     In January 1997, Iron Mountain acquired Security Archives II, Inc. and Security Archives of MSP, Inc. In February 1997, Iron Mountain acquired the records management business of Wellington Financial Services, Inc. (d/b/a Michigan Data Storage) and Data Recovery Services, Inc. In March 1997, Iron Mountain acquired CBD Security Archives, Inc. ("CBD"). In April 1997, Iron Mountain acquired Chicago Data Destruction Corporation and Critical Files Security, Inc. In May 1997, Iron Mountain acquired Business Records Center, Inc. and Willamette Archives, Inc. In June 1997, Iron Mountain acquired Safesite and certain related real estate for $70.6 million, including $53.6 million in value of Common Stock and options to acquire Common Stock and the balance in cash. In July 1997, Iron Mountain acquired Data Archives, Ltd ("DAL"), Archives Express, Inc. ("AEI") and File Pro L.C. In August, 1997, Iron Mountain acquired Concorde Archives. In September 1997, Iron Mountain acquired Data Securities International, Inc. ("DSI"). In October 1997, Iron Mountain acquired Records Retention/FileSafe ("FileSafe") for $44.6 million in cash and assumed debt, Allegiance Business Archives, Ltd. ("Allegiance") for $8.8 million in cash and Records Management Services, Inc. The aggregate purchase price of the businesses and certain related real estate acquired in 1997 excluding Safesite, FileSafe and Allegiance was $83.2 million including shares of Common Stock and options to purchase Common Stock valued at $8.9 million.

     The pro forma statements of operations do not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions of Data Storage Company, Inc., Dial-A-File Storage, Inc., Magnetic Archives, Inc., Deliverex of Broward, Data Recovery Services Inc., Critical Files Security, Inc. and Willamette Archives, Inc. (the "Excluded Acquisitions") as the impact of such acquisitions is immaterial to the accompanying pro forma financial statements. The Excluded Acquisitions, in the aggregate, represent less than 2% of pro forma revenues. The pro forma statements of operations also do not include results of operations prior to the date of acquisition, or pro forma adjustments for, acquisitions completed by Arcus and HIMSCORP in 1996 and 1997, which represented aggregate revenues of $31.4 million for the year ended December 31, 1996 and $5.5 million for the six months ended June 30, 1997. In addition, the pro forma statements of operations do not reflect one disposition by Arcus in June 1997, which is immaterial to such statements.


Pending Acquisitions

     On September 17, 1997, the Company entered into an agreement to acquire all of the outstanding capital stock of HIMSCORP for approximately $94 million, comprised of cash, Common Stock and assumed debt. The cash portion is equal to 40% of the difference between $90 million and the net debt, as defined, at the date of closing. The Common Stock portion ("Stock Portion"), is equal to 60% of such difference. For purposes of these pro forma statements, the net debt is estimated to be $28.0 million (based on the balance as of June 30, 1997). The number of shares of Common Stock to be issued is based on the Stock Portion divided by $31.11. For purposes of these pro forma statements, the

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (Continued)

number of shares assumed to be issued is 1.2 million with a market value of $41.3 million, based on the closing price of the Common Stock on September 12, 1997 of $34.50. A $0.25 change in the price of the stock will generate a change of approximately $0.3 million in the purchase price. The amortization of approximately $66 million of the approximately $90 million of goodwill associated with HIMSCORP will be nondeductible for income tax purposes.

     In June 1997, HIMSCORP completed the acquisition of MKC, Inc. ("MKC"), a medical records management company. The results of operations of MKC prior to the date of acquisition are not included in the pro forma statements of operations. For the five months ended May 31, 1997, MKC had revenues of $0.9 million.

     On September 26, 1997, the Company entered into an agreement to acquire all of the outstanding capital stock of AGI and its subsidiaries for approximately $160 million. The principal operating subsidiary of AGI is Arcus. The purchase price consists of Common Stock and options to acquire Common Stock valued at approximately $63 million (assuming that vested options are not exercised prior to closing), the assumption of net indebtedness of approximately $31 million and approximately $66 million in cash. The number of shares of Common Stock and options will be based on the average market price for the 20 trading days ending three trading days before the closing, subject to a floor of $29.00 and a ceiling of $36.00. If such average price is less than $29.00 or greater than $36.00, as the case may be, the number of shares of Common Stock issued as a result of this transaction would be based on $29.00 or $36.00, respectively (or
1.7 million or 1.4 million shares, respectively). A $0.25 change above or below the collar would result in a $0.3 million increase and a $0.4 million decrease, respectively, in the purchase price. In addition to the stated purchase price of $160 million, the Company will record approximately $3 million in capitalized transaction costs and approximately $2 million in additional equity resulting from a higher financial valuation of the options to acquire shares of the Common Stock for accounting purposes. The amortization of approximately $100 million of the approximately $143 million of goodwill associated with AGI will be nondeductible for income tax purposes.

     The AGI financial statements include certain assets, liabilities and holding company expenses for activities unrelated to the business or operations of Arcus, which will not be purchased or assumed by the Company. For informational purposes, the schedules to the pro forma financial statements include a reconciliation between AGI and Arcus. The Company is evaluating its ability to utilize AGI's net operating loss carryforwards ("NOL") for federal income tax purposes. Accordingly, for pro forma purposes, the Company has provided a full valuation allowance for the deferred tax asset generated by such NOL. See Note 9 of Notes to AGI's Consolidated Financial Statements.

     In August 1997, Arcus completed the acquisition of an IT staffing and computer consulting business. The assets, liabilities and results of operations for such IT business are not reflected in the pro forma financial statements. For the year ended December 31, 1996 and the six months ended June 30, 1997, such IT business had unaudited revenues of $8.4 million and $4.6 million, respectively.

     The consummation of the Pending Acquisitions is subject to customary conditions, and no assurance can be given that they will be completed. All of the Recent Acquisitions have been, and the Pending Acquisitions, if consummated, will be, accounted for as purchases.

     The Company has issued shares of Common Stock in connection with certain of the Recent Acquisitions and will record such shares for financial reporting purposes at fair value. Because under the terms of the relevant acquisition agreements a portion of such shares are subject to resale restrictions, the Company is in the process of obtaining appraisals to determine the fair value of such shares. Pending the appraisals, the Company initially recorded the value of such shares based upon their market price at the time of closing. The Company anticipates that the appraised value of the restricted shares will be less than the initially recorded value for accounting purposes and expects to record corresponding decreases in equity, goodwill and goodwill amortization. The Company intends to follow the same process with respect to those shares of Common Stock to be issued in the Pending Acquisitions that will be subject to resale restrictions.


Balance Sheet

     The aggregate consideration paid or to be paid for the Recent and Pending Acquisitions is approximately $535 million including approximately $168 million in Common Stock and options to purchase Common Stock and

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (Continued)

approximately $367 million in cash and assumed debt (not including up to $5.1 million of contingent payments based upon the achievement of certain targets during 1997 and 1998). The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions has been allocated to tangible and intangible assets, based on Iron Mountain's estimate of the fair value of the net assets acquired and the Common Stock issued. The allocations of the purchase price as illustrated below may change upon final appraisal of the fair value of the net assets acquired and the Common Stock issued (in millions):

Recent Acquisitions Completed Prior to June 30, 1997:
Allocation of Purchase Price:
   Current Assets   .........................................................    $   7.9
   Property, Plant and Equipment   ..........................................       32.9
   Other Long-term Assets    ................................................        6.6
   Current Liabilities    ...................................................      (11.0)
   Deferred Income Taxes  ...................................................       (1.3)
   Other Long-term Liabilities  .............................................       (0.4)
   Goodwill   ...............................................................      136.1
   Purchase Price of Excluded Acquisitions  .................................        4.6
                                                                                 -------
     Purchase Price of Recent Acquisitions Completed Prior to June 30, 1997                   $ 175.4

Acquisitions Completed After June 30, 1997 and the Pending Acquisitions:
Allocation of Purchase Price:
   Current Assets   .........................................................    $  28.3
   Property, Plant and Equipment   ..........................................       47.1
   Other Long-term Assets    ................................................        1.5
   Current Liabilities    ...................................................      (23.8)
   Deferred Income Taxes  ...................................................       (0.5)
   Other Long-term Liabilities and Deferred Rent  ...........................       (1.5)
   Goodwill   ...............................................................      308.2
                                                                                 -------
     Purchase Price of Acquisitions Completed After June 30, 1997
      and the Pending Acquisitions    .......................................                   359.3
                                                                                              --------
Total Purchase Price of the Recent and Pending Acquisitions   ...............                 $ 534.7
                                                                                              ========

The Recent Acquisitions consummated prior to June 30, 1997 were financed with Common Stock and options to purchase Common Stock, the Credit Agreement, the Initial Public Offering and the 1996 Notes. The Recent and Pending Acquisitions are assumed to be financed as follows (in millions):


Recent Acquisitions Completed Prior to June 30, 1997:
   Value of Common Stock Issued    ..........................................    $ 51.3
   Value of Options Granted  ................................................       2.3
   Cash Consideration  ......................................................     121.8
                                                                                 -------
     Purchase Price of Recent Acquisitions Completed Prior to June 30, 1997                 $ 175.4

Acquisitions Completed After June 30, 1997 and the Pending Acquisitions:
   Value of Common Stock Issued    ..........................................    $ 98.9
   Value of Options Granted  ................................................      15.5
   Incremental Borrowings under the Credit Agreement    .....................       2.5
   Net Proceeds from the Offering  ..........................................     242.4
                                                                                 -------
     Purchase Price of Acquisitions Completed After June 30, 1997
      and the Pending Acquisitions    .......................................                 359.3
                                                                                            --------
Total Purchase Price of the Recent and Pending Acquisitions.  ...............               $ 534.7
                                                                                            ========

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (Continued)

The accompanying pro forma balance sheet as of June 30, 1997 has been prepared as if the Transactions had been completed as of June 30, 1997 and reflects the following pro forma adjustments:

(A) Pro forma adjustments to Assets consist of the following (in millions):


                                                                              Property                    Other
                                                                  Current     Plant and                  Long-term
                                                                  Assets      Equipment     Goodwill      Assets
                                                                 ---------   -----------   ----------   ----------
   Acquisition Adjustments:
   Reverse assets of acquired companies not purchased   ......   $ (7.7)       $ (0.8)     $  (1.7)      $  (1.2)
   Record estimated fair value of assets of acquired
    Companies    .............................................      1.5          17.2           --           0.8
   Record increase in goodwill equal to the excess of
    purchase price over fair value of net assets
    acquired  ................................................       --            --        226.5            --
                                                                 -------       ------      -------       -------
     Total Acquisition Adjustments    ........................     (6.2)         16.4        224.8          (0.4)
                                                                 -------       ------      -------       -------
   Use of Proceeds Adjustments:
   Record deferred financing fees associated with the
    Offering and the Credit Agreement Amendment   ............       --            --           --           8.1
                                                                 -------       ------      -------       -------
     Total Use of Proceeds Adjustments   .....................       --            --           --           8.1
                                                                 -------       ------      -------       -------
     Total Pro Forma Adjustments   ...........................   $ (6.2)       $ 16.4      $ 224.8       $   7.7
                                                                 =======       ======      =======       =======

   (B) Pro Forma adjustments to Liabilities and Stockholders' Equity consist of the following (in millions):


                                                                             Long-       Deferred        Other        Stock-
                                                             Current         term         Income       Long-term      holders'
                                                           Liabilities       Debt         Taxes       Liabilities     Equity
                                                          -------------   -----------   ----------   -------------   ---------
   Acquisition Adjustments:
   Reverse liabilities and equity not assumed in
    connection with acquisitions consummated
    after June 30, 1997 and the Pending
    Acquisitions   ....................................     $  (14.5)      $  (71.9)     $  (0.6)        $ --        $(42.7)
   Record purchase reserves and estimated fair
    value of liabilities of acquired Companies   ......          4.2             --           --          1.0            --
   Record additional debt to finance acquisitions
    consummated after June 30, 1997 and
    Pending Acquisitions    ...........................           --          244.7           --           --            --
   Record equity used to finance acquisitions
    consummated after June 30, 1997 and
    Pending Acquisitions    ...........................           --             --           --           --         114.4
                                                            --------       --------      -------         -----       -------
     Total Acquisition Adjustments   ..................        (10.3)         172.8         (0.6)         1.0          71.7
                                                            --------       --------      -------         -----       -------
   Use of Proceeds Adjustments:
   Proceeds from the Offering  ........................           --          249.5           --           --            --
   Repayment of the Credit Agreement    ...............           --          (66.4)          --           --            --
   Use of proceeds to repay debt used to finance
    acquisitions consummated after June 30,
    1997 and Pending Acquisitions    ..................           --         (175.0)          --           --            --
                                                            --------       --------      -------         -----       -------
     Total Use of Proceeds Adjustments  ...............           --            8.1           --           --            --
                                                            --------       --------      -------         -----       -------
     Total Pro Forma Adjustments  .....................     $  (10.3)      $  180.9      $  (0.6)        $1.0        $ 71.7
                                                            ========       ========      =======         =====       =======

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (Continued)

Statements of Operations

     Storage revenues consist of periodic charges related to the storage of materials. Service and storage material sales revenues consist of charges for related service activities and the sale of storage materials. In certain circumstances, based upon customer requirements, storage revenues include periodic charges associated with normal, recurring service activities.

     All of the Recent and Pending Acquisitions, except FDB, CRC, DAS, CBD, DAL, AEI and Allegiance, have a December 31 fiscal year end. DAL's fiscal year end is February 28, CRC's and CBD's fiscal year end is June 30, DAS's fiscal year end is May 31, FDB's fiscal year end is August 31 and AEI's fiscal year end is September 30. During 1996, Allegiance changed its fiscal year end from March 31 to December 31. Accordingly, CRC's, DAS's, FDB's and CBD's results of operations were calendarized to the twelve months ended December 31, 1996.

Pro Forma Adjustments

     The accompanying pro forma statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997, have been prepared as if the Transactions had occurred on January 1, 1996 and reflect the following transaction adjustments:

     (C) To reduce cost of sales to eliminate rent expense for facilities purchased by the Company as part of certain acquisitions that would not have been incurred had such acquisitions occurred as of January 1, 1996. All such facilities had been previously owned by affiliates of the acquired companies.

     (D) To conform the accounting policies of certain acquired companies to those of the Company with respect to the capitalization of costs for software developed for internal use.

     (E) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining estimated useful lives and the amortization of goodwill. Property and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years and covenants not-to-compete are amortized over two to five years on a straight-line basis. Such depreciation and amortization may change upon final appraisal of the fair value of the net assets acquired and Common Stock issued.

   (F) Pro forma adjustments to Interest Expense consist of the following (in millions):


                                                                                  Six-Months        Year
                                                                                    Ended           Ended
                                                                                   June 30,      December 31,
                                                                                     1997           1996
                                                                                 ------------   -------------
   Acquisition Adjustments:

   Reverse interest expense on debt retired or not assumed  ..................     $  (3.5)       $  (6.1)
   Use of Proceeds Adjustments:
   Reverse interest expense on debt of the Company retired with proceeds of the Initial Public Offering, the 1996 Notes, the Credit
    Agreement and the Offering   .............................................       (10.5)         (13.8)
   Record interest expense relating to the 1996 Notes including
    amortization of deferred financing costs    ..............................         8.7           17.3
   Record interest expense relating to the Offering, at an effective interest
    rate of 8.78% and the amortization of deferred financing costs   .........        11.2           22.5
   Record interest expense related to borrowings under the Credit
    Agreement at an assumed interest rate of 7.16% and the
    amortization of deferred financing costs    ..............................         2.7            5.4
                                                                                   -------        -------
     Total Acquisition and Use of Proceeds Adjustments   .....................     $   8.6        $  25.3
                                                                                   =======        =======

     The impact of a one-quarter of one percentage point change in the interest rate on pro forma borrowings under the Credit Agreement for the year ended December 31, 1996 and the six months ended June 30, 1997 is $0.2 million and $0.1 million, respectively.

                          IRON MOUNTAIN INCORPORATED
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (Continued)

     (G) To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill amortization and other nondeductible expenses.

     (H) To adjust the pro forma weighted average common and common equivalent shares outstanding as if the Transactions had occurred on January 1, 1996. The number of shares of Common Stock issued, or assumed to be issued, and the adjustment for each period presented, is as follows (in thousands):


                                                                                 Adjustment to
                                                                            Weighted Average Shares
                                                                        -------------------------------
                                                             Total        Six-Months       Year Ended
                                                            Number           Ended         December 31,
Transactions                                               of Shares     June 30, 1997        1996
------------                                              -----------   ---------------   -------------
Initial Public Offering  ..............................      2,350              --             200
Safesite  .............................................      1,770           1,584           1,770
DSI    ................................................        227             227             227
HIMSCORP  .............................................      1,196           1,196           1,196
Arcus  ................................................      1,523           1,523           1,523
Other  ................................................         35              35              35
Reversal of Common Equivalent Shares Due to
 Pro Forma Loss    ....................................         --              --            (208)
                                                             ------          ------          -----
  Total Shares Issued, or Assumed to be Issued   ......      7,101           4,565           4,743
                                                             ======          ======          =====

Integration Adjustments

     The integration adjustments relate to certain cost savings that management believes would have been realized had the Recent Acquisitions consummated in 1997 and the Pending Acquisitions been fully integrated on January 1, 1996. The accompanying pro forma as adjusted statement of operations for the six months ended June 30, 1997 has been prepared as if the Transactions had occurred as of January 1, 1996 and reflect the following adjustments:

     (I) To reduce cost of sales to eliminate specific expenses that would not have been incurred had such acquisitions occurred as of January 1, 1996. Such cost savings relate to: (i) the termination of certain employees due to the integration and consolidation of certain acquisitions; (ii) a reduction in certain occupancy costs for facilities the Company will vacate upon completion of certain acquisitions; and (iii) a reduction in rent expense to reflect new or amended leases for certain facilities of acquisitions. Additional cost savings that the Company expects to realize through integration of the Recent and Pending Acquisitions into the Company's operations have not been reflected herein.

     (J) To adjust specific selling, general and administrative expenses had such acquisitions occurred as of January 1, 1996. Such adjustments relate to:
(i) cost savings from the termination of certain employees due to the integration and consolidation of certain acquisitions; (ii) cost savings from the elimination of related party expenses, management fees and compensation expenses in excess of amounts that would have been incurred by the Company; and
(iii) additional compensation and benefit expenses that would have been incurred by the Company.

     (K) To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill amortization and other nondeductible expenses.

           SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
                    (In thousands, except per share amounts)

     The following selected consolidated statements of operations and balance sheet data of the Company as of and for each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited consolidated financial statements. The selected consolidated statements of operations and balance sheet data of the Company for the six months ended June 30, 1996 and 1997 have been derived from the Company's unaudited condensed consolidated financial statements. The Company's unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and the results of operations for those periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results for the entire year ending December 31, 1997. The selected consolidated financial and operating information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with Iron Mountain's Consolidated Financial Statements and the Notes thereto included elsewhere in this current report on Form 8-K.


                                                                      Year Ended December 31,
                                                   -------------------------------------------------------------
                                                       1992         1993        1994         1995        1996
                                                   ------------ ------------ ----------- ------------ ----------
Consolidated Statements of Operations Data:
Revenues:
  Storage  .......................................  $ 44,077     $ 48,892     $54,098     $ 64,165   $ 85,826
  Service and Storage Material Sales  ............    26,596       32,781      33,520       40,271     52,892
                                                    --------     --------     -------     --------    --------
    Total Revenues  ..............................    70,673       81,673      87,618      104,436    138,718
Operating Expenses:
  Cost of Sales (Excluding Depreciation)    ......    35,169       43,054      45,880       52,277     70,747
  Selling, General and Administrative    .........    17,630       19,971      20,853       26,035     34,342
  Depreciation and Amortization    ...............     5,780        6,789       8,690       12,341     16,936
                                                    --------     --------     -------     --------    --------
    Total Operating Expenses    ..................    58,579       69,814      75,423       90,653    122,025
                                                    --------     --------     -------     --------    --------
Operating Income .................................    12,094       11,859      12,195       13,783     16,693
Interest Expense .................................     8,412        8,203       8,954       11,838     14,901
                                                    --------     --------     -------     --------    --------
Income (Loss) Before Provision (Credit) for
 Income Taxes    .................................     3,682        3,656       3,241        1,945      1,792
Provision (Credit) for Income Taxes   ............     2,095        2,088       1,957        1,697      1,435
                                                    --------     --------     -------     --------    --------
Income (Loss) Before Extraordinary Charge   ......     1,587        1,568       1,284          248        357
Extraordinary Charge, Net of Tax Benefit (1)   .          --           --          --           --      2,126
                                                    --------     --------     -------     --------    --------
Net Income (Loss)   ..............................     1,587        1,568       1,284          248     (1,769)
Accretion of Redeemable Put Warrant   ............       626          940       1,412        2,107        280
                                                    --------     --------     -------     --------    --------
Net Income (Loss) Applicable to Common
 Stockholders    .................................  $    961     $    628     $  (128)    $ (1,859)   $(2,049)
                                                    ========     ========     =======     ========    ========
Income (Loss) Before Extraordinary Item per
 Common and Common Equivalent Share   ............  $   0.12     $   0.08     $ (0.02)    $  (0.24)   $  0.01
Net Income (Loss) per Common and Common
 Equivalent Share   ..............................  $   0.12     $   0.08     $ (0.02)    $  (0.24)   $ (0.20)
Weighted Average Common and Common
 Equivalent Shares Outstanding  ..................     8,052        8,067       7,984        7,784     10,137
Other Data:
EBITDA (2)    ....................................  $ 17,874     $ 18,648     $20,885     $ 26,124    $33,629
EBITDA as a Percentage of Total Revenues    ......     25.3%        22.8%       23.8%        25.0%      24.2%
Capital Expenditures:
  Growth (3)(4)  .................................  $ 11,226     $ 13,605     $15,829     $ 14,395    $23,334
  Maintenance    .................................       818        1,846       1,151          858      1,112
                                                    --------     --------     -------     --------    --------
Total Capital Expenditures (4)  ..................  $ 12,044     $ 15,451     $16,980     $ 15,253    $24,446
                                                    ========     ========     =======     ========    ========
Additions to Customer Acquisition Costs  .........  $  1,268     $    922     $ 1,366     $  1,379    $ 1,642
Ratio of Earnings to Fixed Charges (5)   .........      1.3x         1.3x        1.2x         1.1x      1.1 x
(continued on next page)

                                       35


                                                          Six Months
                                                        Ended June 30,
                                                   ------------------------
                                                       1996        1997
                                                   ------------ -----------
Consolidated Statements of Operations Data:
Revenues:
  Storage  .......................................  $ 39,363     $ 53,810
  Service and Storage Material Sales  ............    24,587       34,929
                                                    --------     --------
    Total Revenues  ..............................    63,950       88,739
Operating Expenses:
  Cost of Sales (Excluding Depreciation)    ......    32,383       45,872
  Selling, General and Administrative    .........    16,067       21,503
  Depreciation and Amortization    ...............     7,530       11,965
                                                    --------     --------
    Total Operating Expenses    ..................    55,980       79,340
                                                    --------     --------
Operating Income .................................     7,970        9,399
Interest Expense .................................     6,385       11,080
                                                    --------     --------
Income (Loss) Before Provision (Credit) for
 Income Taxes    .................................     1,585       (1,681)
Provision (Credit) for Income Taxes   ............       888         (196)
                                                    --------     --------
Income (Loss) Before Extraordinary Charge   ......       697       (1,485)
Extraordinary Charge, Net of Tax Benefit (1)   .          --           --
                                                    --------     --------
Net Income (Loss)   ..............................       697       (1,485)
Accretion of Redeemable Put Warrant   ............       280           --
                                                    --------     --------
Net Income (Loss) Applicable to Common
 Stockholders    .................................  $    417     $ (1,485)
                                                    ========     ========
Income (Loss) Before Extraordinary Item per
 Common and Common Equivalent Share   ............  $   0.04     $  (0.14)
Net Income (Loss) per Common and Common
 Equivalent Share   ..............................  $   0.04     $  (0.14)
Weighted Average Common and Common
 Equivalent Shares Outstanding  ..................     9,899       10,326
Other Data:
EBITDA (2)    ....................................  $ 15,500     $ 21,364
EBITDA as a Percentage of Total Revenues    ......    24.2 %        24.1%
Capital Expenditures:
  Growth (3)(4)  .................................  $ 10,702     $ 12,458
  Maintenance    .................................       460          500
                                                    --------     --------
Total Capital Expenditures (4)  ..................  $ 11,162     $ 12,958
                                                    ========     ========
Additions to Customer Acquisition Costs  .........  $    717     $    282
Ratio of Earnings to Fixed Charges (5)   .........      1.2x          0.9x

(continued on next page)

                                                           As of December 31,
                                     --------------------------------------------------------------     As of
                                                                                                       June 30,
                                        1992         1993         1994         1995         1996         1997
                                     ----------   ----------   ----------   ----------   ----------   ----------
Consolidated Balance Sheet Data:
Cash and Cash Equivalents   ......    $    498     $    591     $  1,303     $  1,585     $  3,453     $    585
Total Assets    ..................     115,429      125,288      136,859      186,881      281,799      395,647
Total Debt   .....................      73,304       78,460       86,258      121,874      184,733      241,967
Stockholders' Equity  ............      23,419       24,047       22,869       21,011       52,384      104,422

--------
(footnotes from the preceding page)

(1) The extraordinary charge for 1996 consists of a prepayment penalty, the write-off of deferred financing costs, original issue discount and loss on termination of interest rate protection agreements.
(2) Based on its experience in the records management industry, the Company believes that EBITDA is an important tool for measuring the performance of records management companies (including potential acquisition targets) in several areas, such as liquidity, operating performance and leverage. In addition, lenders use EBITDA as a criterion in evaluating records management companies, and substantially all of the Company's financing agreements contain covenants in which EBITDA is used as a measure of financial performance. However, EBITDA should not be considered an alternative to operating or net income (as determined in accordance with GAAP) as an indicator the Company's performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "--Liquidity and Capital Resources" for discussions of other measures of performance determined in accordance with GAAP and the Company's sources and applications of cash flow.
(3) Growth capital expenditures include investments in racking systems, new buildings and leasehold improvements, equipment for new facilities, management information systems and facilities restructuring. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Capital Investments."
(4) Includes $2,901 in 1994 related to the cost of constructing a records management facility which was sold in a sale-leaseback transaction in the fourth quarter of 1994.
(5) The ratio of earnings to fixed charges was 0.9x for the six months ended June 30, 1997. For such period, the Company would have needed to generate additional income from continuing operations, before provision for income taxes, of $1,681 to cover its fixed charges of $15,274.The pro forma ratio of earnings to fixed charges, giving effect to the Transactions as if each had occurred as of January 1, 1996, would have been 0.7x for the year ended December 31, 1996 and 0.8x for the six months ended June 30, 1997. For such periods, the Company would have needed to generate additional pro forma income from continuing operations, before provisions for income taxes, of $18,121 and $4,631 to cover its fixed charges of $58,304 and $29,295, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Selected Consolidated Financial and Operating Information and the Company's Consolidated Financial Statements and the Notes thereto and the other financial and operating information included elsewhere in this current report on Form 8-K. This current report on Form 8-K contains, in addition to historical information, forward-looking statements that include risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed below, as well as those discussed under "Risk Factors" and elsewhere in this current report on Form 8-K. The Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Overview

     The primary financial objective of the Company is to increase its EBITDA, which is a source of funds to service indebtedness and for investment in continued internal growth and growth through acquisitions. The Company has benefited from growth in EBITDA, which has increased from $17.9 million for 1992 to $33.6 million for 1996 (a compound annual growth rate of 17.1%). EBITDA for the first six months of 1997 was $21.4 million, an increase of 37.8% over the first six months of 1996. However, other measures of the Company's financial performance, such as net income and net income applicable to common stockholders, have been negatively affected by this objective.

     In 1994, 1995, 1996 and the first six months of 1997, the Company experienced net losses applicable to common stockholders. Such net losses are attributable in part to significant increases in charges associated with the Company's pursuit of its growth strategy, namely: (i) increases in depreciation and amortization expenses associated with expansion of the Company's storage capacity; (ii) increases in goodwill amortization associated with acquisitions accounted for under the purchase method; and (iii) increases in interest expense associated with the borrowings used to fund its acquisitions. In addition, net income applicable to common stockholders has been negatively affected by a charge for accretion of the Warrant (as defined herein) and, in 1996, by an extraordinary charge related to the early retirement of debt. The Warrant was redeemed in February 1996, upon completion of the Initial Public Offering. See Note 5 of Notes to the Company's Consolidated Financial Statements.

     The Company's revenues consist of storage revenues and service and storage material sales revenues. Storage revenues are derived from charges for storing records (either on a per unit or a per cubic foot of records basis) and have accounted for approximately 60% of total revenues in each of the last five years and the six months ended June 30, 1997. In certain circumstances, based upon customer requirements, storage revenues include charges associated with normal, recurring service activities. Service and storage material sales revenues are derived primarily from the Company's courier operations (consisting primarily of the pickup and delivery of records upon customer request), additions of new Cartons, temporary removal of records from storage, refiling of removed records, destructions of records, permanent withdrawals from storage and sales of specially designed storage containers and related supplies. Customers are generally billed on a monthly basis on contractually agreed-upon terms.

     While the Company's total revenues have increased from $70.7 million for 1992 to $104.4 million for 1995, average revenue on a per Carton basis declined over such period. The year-over-year declines in average revenue per Carton for 1993, 1994 and 1995 were approximately 8%, 7% and 2%, respectively. For 1996, total revenues increased to $138.7 million, and there was no decline in average revenue per Carton. Such declines had been attributable to: (i) increases in sales to large volume accounts, which typically generate lower revenue per Carton (in particular the contract with the Federal Deposit Insurance Corporation ("FDIC"), as successor to the Resolution Trust Corporation ("RTC"), which incorporated substantial volume discounts, although such discounts were offset by revenues from special service projects during 1994); (ii) a facilities management arrangement with a large volume account under which, prior to July 1996, the Company managed the customer's records management facility and, therefore, the charges to the customer prior to July 1996 did not include a rent component; and (iii) industry-wide pricing pressures. Despite the decline, the Company has historically been able to maintain its EBITDA margins through increased overall operating efficiencies and economies of scale as well as specific efficiencies realized in the servicing of large volume accounts. For 1993, 1994, 1995, 1996 and the first six months of 1997, EBITDA margins were 22.8%, 23.8%, 25.0%, 24.2% and 24.1%, respectively. However, on a pro forma basis giving effect to the Recent and Pending Acquisitions, for the six months ended June 30, 1997 the EBITDA margin was 23.0%.

     Cost of sales (excluding depreciation) consists primarily of wages and benefits, facility occupancy costs, vehicle and other equipment costs and supplies. Of these, the most significant are wages and benefits and facility occupancy costs. Over the past several years, the Company has been able to reduce per Carton storage costs by: (i) designing racking systems and operating space to maximize facility storage efficiency; (ii) negotiating favorable facility leases and having facilities built to its custom specifications; and
(iii) leasing larger facilities, which, when filled, are less expensive per Carton to operate.

     Selling, general and administrative expenses consist primarily of management, administrative, sales and marketing wages and benefits, as well as travel, communications, professional fees, bad debts, training, office equipment and supplies expenses.

     The Company's depreciation and amortization charges result primarily from the capital-intensive nature of the records management industry and the acquisitions the Company has completed. The principal components of depreciation relate to racking systems and related equipment, new buildings and leasehold improvements, equipment for new facilities and computer system software and hardware. Amortization primarily relates to goodwill and noncompetition agreements arising from acquisitions and customer acquisition costs. The Company has accounted for all of its acquisitions under the purchase method. Since the purchase price for records management companies is usually substantially in excess of the fair value of their net assets, these purchases have given rise to significant goodwill and, accordingly, significant levels of amortization. Although amortization is a non-cash charge, it does decrease reported net income.

     In February 1996, the Company received net proceeds of $33.3 million from its Initial Public Offering. The Company used $6.6 million of such net proceeds to repurchase a warrant to acquire 444,385 shares of Common Stock (the "Warrant"). For financial reporting purposes, the Company recorded a charge (based on the estimated redemption value calculated using the effective interest rate method), resulting in substantial charges to net income applicable to common stockholders over the period the Warrant was outstanding. See Note 5 of Notes to the Company's Consolidated Financial Statements. The remaining net proceeds were used by the Company to fund acquisitions, to repay indebtedness used to fund acquisitions and for working capital.

     In October 1996, the Company completed the sale of $165.0 million of the 1996 Notes, the net proceeds of which were used to repay outstanding bank debt under the Company's prior credit facilities, its 13.42% notes due December 14, 2000 (the "Chrysler Notes") and certain other indebtedness, to fund the purchase price of an acquisition and for general corporate purposes.

     In March 1997, the Company experienced three fires that resulted in extensive damage to two of its records management facilities in South Brunswick, New Jersey. The affected facilities represented less than three percent of revenues and less than two percent of EBITDA for 1996. The results of the first six months of 1997 do not include any gain or loss resulting from the fires. The Company has filed several insurance claims, including a significant claim under its business interruption insurance policy. Currently, the Company expects to realize a gain from proceeds under its business interruption insurance. The claims process is lengthy and its outcome cannot be predicted with certainty. Based on its present assessment of the situation, management does not believe that the fires will have a material adverse effect on the Company's financial condition or results of operations, although there can be no assurance in this regard. At June 30, 1997, the Company had a receivable of approximately $1.9 million related to various claims filed under its property and casualty insurance policies.

     The Company's total revenues increased $13.7 million, or 41.5%, to $46.6 million for the second quarter of 1997 from $32.9 million for the second quarter of 1996. Of the 41.5% revenue growth, 34.7 percentage points were attributable to 25 acquisitions completed by the Company in 1996 and the first six months of 1997 and 6.8 percentage points were attributable to internal growth. The internal growth percentage was reduced by the loss of revenues resulting from the fires in South Brunswick, New Jersey in March 1997. Excluding the Company's South Brunswick operations for both years, internal growth for the quarter was 9.3%.

Results of Operations

     The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of operations, expressed as a percentage of revenues.


                                                                                                     Six Months Ended
                                                                 Year Ended December 31,                 June 30,
                                                           ------------------------------------   -----------------------
                                                              1994         1995         1996         1996         1997
                                                           ----------   ----------   ----------   ----------   ----------
Revenues:
   Storage    ..........................................      61.7%       61.4%        61.9%        61.6%        60.6%
   Service and Storage Material Sales    ...............      38.3         38.6         38.1         38.4         39.4
                                                           ---------    ---------    ---------     ------      ---------
     Total Revenues    .................................     100.0        100.0        100.0        100.0        100.0
                                                           ---------    ---------    ---------     ------      ---------
Operating Expenses:
   Cost of Sales (Excluding Depreciation)   ............      52.4         50.1         51.0         50.6         51.7
   Selling, General and Administrative   ...............      23.8         24.9         24.8         25.1         24.2
   Depreciation and Amortization   .....................       9.9         11.8         12.2         11.8         13.5
                                                           ---------    ---------    ---------     ------      ---------
     Total Operating Expenses   ........................      86.1         86.8         88.0         87.5         89.4
                                                           ---------    ---------    ---------     ------      ---------
Operating Income    ....................................      13.9         13.2         12.0         12.5         10.6
Interest Expense    ....................................      10.2         11.3         10.7         10.0         12.5
                                                           ---------    ---------    ---------     ------      ---------
Income (Loss) before Provision for Income Taxes   ......       3.7          1.9          1.3          2.5         (1.9)
Provision (Credit) for Income Taxes   ..................       2.2          1.7          1.0          1.4         (0.2)
                                                           ---------    ---------    ---------     ------      ---------
Income Before Extraordinary Charge    ..................       1.5          0.2          0.3          1.1         (1.7)
Extraordinary Charge, Net of Tax Benefit    ............        --           --          1.6           --           --
                                                           ---------    ---------    ---------     ------      ---------
Net Income (Loss)   ....................................       1.5          0.2         (1.3)         1.1         (1.7)
Accretion of Redeemable Put Warrant   ..................       1.6          2.0          0.2          0.4           --
                                                           ---------    ---------    ---------     ------      ---------
Net Income (Loss) Applicable to Common
 Stockholders    .......................................      (0.1)%       (1.8)%       (1.5)%        0.7%        (1.7)%
                                                           =========    =========    =========     ======      =========
EBITDA  ................................................      23.8%       25.0%        24.2%        24.2%        24.1%
                                                           =========    =========    =========     ======      =========

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Storage revenues increased $14.4 million, or 36.7%, to $53.8 million for the first six months of 1997 from $39.4 million for the first six months of 1996. Twenty five acquisitions completed by the Company in 1996 and the first six months of 1997 accounted for $11.4 million, or 78.8%, of such increase. The balance of the storage revenues growth resulted primarily from net increases in Cartons stored by existing customers and from sales to new customers.

     Service and storage material sales revenues increased $10.3 million, or 42.1%, to $34.9 million for the first six months of 1997 from $24.6 million for the first six months of 1996. Acquisitions accounted for $8.7 million, or 84.4%, of such increase. The balance of such increase resulted from increases in service and storage material sales to existing customers and the addition of new customer accounts. The greater percentage increase in service and storage material sales revenues, as compared to storage revenues, for the first six months of 1997, over the same period in 1996, is primarily attributable to certain businesses acquired in 1997 that have a higher component of service and storage material sales revenues, compared to storage revenues, than the rest of the Company.

     For the reasons discussed above, total revenues increased $24.8 million, or 38.8%, to $88.7 million for the first six months of 1997 from $64.0 million for the first six months of 1996. Of such increase, $20.1 million, or 81.1%, was attributable to acquisitions completed by the Company in 1996 and the first six months of 1997.

     Cost of sales (excluding depreciation) increased $13.5 million, or 41.7%, to $45.9 million (51.7% of revenues) for the first six months of 1997 from $32.4 million (50.6% of revenues) for the first six months of 1996. The increase was primarily attributable to the increase in Cartons stored and expenses related to certain facility relocations. The increase as a percentage of revenues was primarily attributable to recent acquisitions, which initially had lower gross margins than the rest of the Company.

     Selling, general and administrative expenses increased $5.4 million, or 33.8%, to $21.5 million (24.2% of revenues) for the first six months of 1997 from $16.1 million (25.1% of revenues) for the first six months of 1996. The dollar increase was primarily attributable to increased personnel, office and overhead costs needed to support the Company's growth.

     Depreciation and amortization increased $4.4 million, or 58.9%, to $12.0 million (13.5% of revenues) for the first six months of 1997 from $7.5 million (11.8% of revenues) for the first six months of 1996. The increase was primarily attributable to the additional depreciation and amortization related to the aforementioned acquisitions and capital expenditures including racking systems, information systems and improvements to existing facilities.

     As a result of the foregoing factors, operating income increased $1.4 million, or 17.9%, to $9.4 million (10.6% of revenues) for the first six months of 1997 from $8.0 million (12.5% of revenues) for the first six months of 1996.


     Interest expense increased $4.7 million, or 73.5%, to $11.1 million for the first six months of 1997 from $6.4 million for the first six months of 1996. The increase was primarily attributable to increased indebtedness related to the financing of acquisitions and capital expenditures. Such increase was partially offset by lower effective interest rates for the first six months of 1997 as compared to the same period for 1996.

     As a result of the foregoing factors, income (loss) before provision (credit) for income taxes decreased $3.3 million to a loss of $1.7 million (1.9% of revenues) for the first six months of 1997 from income of $1.6 million (2.5% of revenues) for the first six months of 1996. Provision (credit) for income taxes was a credit of $0.2 million for the first six months of 1997 compared with a provision of $0.9 million for the first six months of 1996. The Company's effective tax rate is less favorable than statutory rates primarily due to the amortization of the non-deductible portion of goodwill associated with certain acquisitions (the tax laws generally permit deduction of such expenses for asset purchases, but not for acquisitions of stock). In the first six months of 1997, the Company recorded approximately $63.4 million in non-deductible goodwill, primarily related to the acquisition of Safesite.

     Net income (loss) decreased $2.2 million to a net loss of $1.5 million (1.7% of revenues) for the first six months of 1997 from net income of $0.7 million (1.1% of revenues) for the second quarter of 1996. Net income (loss) applicable to common stockholders decreased $1.9 million to a net loss of $1.5 million (1.7% of revenues) for the first six months of 1997 from net income of $0.4 million (0.7% of revenues) after accretion of $0.3 million related to the Warrant for the first six months of 1996. The Warrant was redeemed in full in February 1996, with a portion of the proceeds from the Initial Public Offering. As a result of such redemption, there will be no future charges for such accretion.

     As a result of the foregoing factors, EBITDA increased $5.9 million, or 37.8%, to $21.4 million (24.1% of revenues) for the first six months of 1997 from $15.5 million (24.2% of revenues) for the first six months of 1996.


Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Storage revenues increased from $64.2 million for the year ended December 31, 1995 to $85.8 million for the year ended December 31, 1996, an increase of $21.6 million or 33.8%. Twenty acquisitions completed by the Company in 1995 and 1996 accounted for $15.0 million or 69.1% of such increase. The balance of the storage revenues growth resulted primarily from net increases in Cartons stored by existing customers and from sales to new customers.

     Service and storage material sales revenues increased from $40.3 million for the year ended December 31, 1995 to $52.9 million for the year ended December 31, 1996, an increase of $12.6 million or 31.3%. Acquisitions accounted for $9.2 million or 72.7% of the increase. The balance of the increase resulted from increases in service and storage material sales to existing customers and the addition of new customer accounts.

     For the reasons discussed above, total revenues increased from $104.4 million for the year ended December 31, 1995 to $138.7 million for the year ended December 31, 1996, an increase of $34.3 million or 32.8%. Of this increase, $24.1 million, or 70.4%, was attributable to acquisitions completed by the Company in 1995 and 1996. The monthly average Cartons stored increased approximately 33% for 1996 as compared to 1995, from approximately 20.4 million Cartons to approximately 27.1 million Cartons.

     Cost of sales (excluding depreciation) increased from $52.3 million for the year ended December 31, 1995 to $70.7 million for the year ended December 31, 1996, an increase of $18.4 million or 35.3%, and increased as a percentage of revenues from 50.1% for the year ended December 31, 1995 to 51.0% for the year ended December 31, 1996. The $18.4 million increase was primarily attributable to the increase in Cartons stored, increased expenses related to the severe winter weather on the Atlantic coast during the first quarter of 1996 and expenses related to certain facility relocations. The increase as a percentage of revenue was primarily attributable to recent acquisitions, which initially had lower gross margins than the Company.

     Selling, general and administrative expenses increased from $26.0 million for the year ended December 31, 1995 to $34.3 million for the year ended December 31, 1996, an increase of $8.3 million or 31.9%, and decreased as a percentage of revenues from 24.9% for the year ended December 31, 1995 to 24.8% for the year ended December 31, 1996. The $8.3 million increase was primarily attributable to the costs associated with accelerated acquisition activity, including certain redundant transitional expenses as new acquisitions were integrated into the Company, with the addition of personnel needed to support the Company's growth and with becoming a public company. Additionally, the selling, general and administrative expenses of acquired companies tend to be higher than the Company's, and cost reductions and other possible synergies are not realized immediately.

     Depreciation and amortization expense increased from $12.3 million for the year ended December 31, 1995 to $16.9 million for the year ended December 31, 1996, an increase of $4.6 million or 37.2%, and increased as a percentage of revenues from 11.8% for the year ended December 31, 1995 to 12.2% for the year ended December 31, 1996. The $4.6 million increase was primarily attributable to the additional depreciation and amortization expense related to the aforementioned acquisitions, capital expenditures, including racking systems, information systems and improvements to existing facilities, and additions to customer acquisition costs.

     As a result of the foregoing factors, operating income increased from $13.8 million for the year ended December 31, 1995 to $16.7 million for the year ended December 31, 1996, an increase of $2.9 million or 21.1%. As a percentage of revenues, operating income decreased from 13.2% for the year ended December 31, 1995 to 12.0% for the year ended December 31, 1996.

     Interest expense increased from $11.8 million for the year ended December 31, 1995 to $14.9 million for the year ended December 31, 1996, an increase of $3.1 million or 25.9%. The $3.1 million increase was primarily attributable to increased indebtedness to finance acquisitions and capital expenditures. This increase was partially offset by a decrease in the Company's effective borrowing rates.

     As a result of the foregoing factors, income before provision for income taxes decreased from $1.9 million (1.9% of revenues) for the year ended December 31, 1995 to $1.8 million (1.3% of revenues) for the year ended December 31, 1996, a decrease of $0.1 million or 7.9%. Provision for income taxes decreased from $1.7 million (1.7% of revenues) for the year ended December 31, 1995 to $1.4 million (1.0% of revenues) for the year ended December 31, 1996. The Company's effective tax rate is higher than statutory rates primarily due to the amortization of the nondeductible portion of goodwill associated with acquisitions made prior to the change in tax laws which now generally permit deduction of such expenses for asset purchases. Since the Company has acquired all of the outstanding capital stock of Safesite, goodwill associated with the acquisition will be nondeductible for income tax purposes.

     In October 1996, the Company recorded an extraordinary charge of $3.5 million, not including the related tax benefit of $1.4 million, related to the early retirement of certain indebtedness. The charge consists of a prepayment penalty, the write-off of deferred financing costs, an original issue discount and loss on termination of interest rate protection agreements.

     Net income (loss) was income of $0.2 million (0.2% of revenues) for the year ended December 31, 1995 compared to a loss of $1.8 million (1.3% of revenues) for the year ended December 31, 1996. Net loss applicable to common stockholders was $1.9 million (1.8% of revenues), after accretion of $2.1 million related to the Warrant, for the year ended December 31, 1995 compared to $2.0 million (1.5% of revenues), after accretion of $0.3 million related to the Warrant, for the year ended December 31, 1996. The Warrant was redeemed in full in February 1996, with a portion of the proceeds from the Initial Public Offering. As a result of such redemption, there will be no future charges for such accretion.

     As a result of the foregoing factors, EBITDA increased from $26.1 million for the year ended December 31, 1995 to $33.6 million for the year ended December 31, 1996, an increase of $7.5 million, or 28.7%. As a percentage of revenues, EBITDA decreased from 25.0% for the year ended December 31, 1995 to 24.2% for the year ended December 31, 1996.

     The Company acquired sixteen records management businesses in 1996 compared to four records management businesses in 1995. Primarily as a result of the Company's acquisition activity, EBITDA margins were lower for the year ended December 31, 1996 compared to the prior year. The decrease was primarily attributable to the fact that the acquired businesses are initially less operationally efficient than the Company and the anticipated margin increases are generally not realized immediately.


Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     Storage revenues increased from $54.1 million for 1994 to $64.2 million for 1995, an increase of $10.1 million or 18.6%. Seven acquisitions completed between June 1994 and December 1995 accounted for $5.7 million or 56.7% of such increase. The balance of the storage revenues growth resulted primarily from net increases in Cartons stored by existing customers and from sales to new customers.

     Service and storage material sales revenues increased from $33.5 million for 1994 to $40.3 million for 1995, an increase of $6.8 million or 20.1%. This increase was accomplished despite a decrease of approximately $0.8 million in such revenues received from the RTC, which decrease was primarily due to a reduction in revenues from special service projects. Acquisitions accounted for $4.3 million or approximately 63.5% of such increase. The balance of such increase resulted from increases in service and storage material sales to existing customers and the addition of new customer accounts.

     For the reasons discussed above, total revenues increased from $87.6 million for 1994 to $104.4 million for 1995, an increase of $16.8 million or 19.2%. Of such increase, $10.0 million or 59.4% was attributable to acquisitions made by the Company between June 1994 and December 1995. The monthly average Cartons stored increased approximately 22% in 1995 as compared to 1994, from approximately 16.7 million Cartons to approximately 20.4 million Cartons. The percentage increase was greater than that of total revenues primarily for the reasons described in the third paragraph under "Overview" above.

     Cost of sales (excluding depreciation) increased from $45.9 million for 1994 to $52.3 million for 1995, an increase of $6.4 million or 13.9%, and decreased as a percentage of revenues from 52.4% for 1994 to 50.1% for 1995. The $6.4 million increase resulted primarily from an increase in Cartons stored. The decrease as a percentage of revenues was due primarily to increased storage efficiencies resulting from relocations to, or additions of, newer, higher density facilities as well as increased utilization of storage capacity.


     Selling, general and administrative expenses increased from $20.9 million for 1994 to $26.0 million for 1995, an increase of $5.1 million or 24.9%, and increased as a percentage of revenues from 23.8% for 1994 to 24.9% for 1995. The $5.1 million increase was due primarily to increases in field management and administrative staffing, including increases due to acquisitions. Of the 1.1% increase as a percentage of revenues, $0.6 million (0.6% of revenues) resulted from a provision for a judgment in a lawsuit relating to a 1992 incident and a $0.5 million (0.5% of revenues) charge for the relocation of the corporate accounting function from Los Angeles to Boston.

     Depreciation and amortization expenses increased from $8.7 million for 1994 to $12.3 million for 1995, an increase of $3.6 million or 42.0%, and increased as a percentage of revenues from 9.9% for 1994 to 11.8% for 1995. Depreciation and amortization expenses, both in absolute dollars and as a percentage of revenues, continued to increase, primarily as a result of the Company's acquisitions and growth-related capital investments for racking systems, improvements to records management facilities, information systems and customer acquisition costs. Amortization during 1995 included a one-time charge of $0.9 million (0.9% of revenues) in connection with the write-down of the goodwill of a subsidiary due to the Company's decision to sell such subsidiary at an estimated price which is $0.9 million less than such subsidiary's book value and related goodwill. The Company subsequently decided not to sell such subsidiary.

     As a result of the foregoing factors, operating income increased from $12.2 million for 1994 to $13.8 million for 1995, an increase of $1.6 million or 13.0%, and decreased as a percentage of revenues from 13.9% to 13.2%.

     Interest expense increased from $9.0 million for 1994 to $11.8 million for 1995. This increase was due primarily to increased levels of indebtedness primarily to finance acquisitions, as well as higher interest rates and higher deferred financing charges.

     As a result of the foregoing factors, income before provision for income taxes decreased from $3.2 million (3.7% of revenues) for 1994 to $1.9 million (1.9% of revenues) for 1995, a decrease of $1.3 million or 40.0%. Provision for income taxes decreased from $2.0 million (2.2% of revenues) to $1.7 million (1.7% of revenues). The Company's effective tax rates for 1994 and 1995 were higher than statutory rates primarily due to $1.5 million and $2.5 million, respectively, of amortization of nondeductible goodwill.

     Net income decreased $1.1 million from $1.3 million (1.5% of revenues) for 1994 to $0.2 million (0.2% of revenues) for 1995 as a result of the factors outlined above.

     As a result of the foregoing factors, EBITDA increased from $20.9 million for 1994 to $26.1 million for 1995, an increase of $5.2 million or 25.1%, and increased as a percentage of revenues from 23.8% to 25.0%. These increases reflect continuing economies of scale and increased operating efficiencies, which were partially offset by the $0.6 million (0.6% of revenues) reserve relating to the judgment in the lawsuit referred to above and by the $0.5 million (0.5% of revenues) charge for the relocation of the corporate accounting function from Los Angeles to Boston.


Recent Quarterly Financial Data

     The following table sets forth certain consolidated statements of operations data of the Company for the quarterly periods shown. The unaudited quarterly information has been prepared on the same basis as the annual financial information and, in management's opinion, includes all adjustments (consisting of normal recurring accruals) necessary to present fairly the information for the quarters presented. The operating results for any quarter are not necessarily indicative of results for the year or for any future period.


                                             Three Months Ended
                           ------------------------------------------------------
                                                    1995
                           ------------------------------------------------------
                            Mar. 31     June 30        Sept. 30       Dec. 31
                           --------- -------------- -------------- --------------
                                               (In thousands)
Revenues:
Storage    ...............  $14,882   $  15,866     $   16,246      $  17,171
Service and Storage
 Material Sales  .........    9,456      10,020         10,324         10,471
                            --------  ----------    -----------     ----------
Total Revenues   .........   24,338      25,886         26,570         27,642
Operating Expenses:
Cost of Sales (Excluding
 Depreciation)   .........   12,224      12,888         12,888         14,277
Selling, General and
 Administrative  .........    5,849       6,848(1)       6,358          6,980(3)
Depreciation and
 Amortization    .........    2,752       2,676          3,775(2)       3,138
                            --------  ----------    -----------     ----------
Total Operating Expenses     20,825      22,412         23,021         24,395
                            --------  ----------    -----------     ----------
Operating Income    ......  $ 3,513   $   3,474     $    3,549      $   3,247
                            ========  ==========    ===========     ==========
EBITDA  ..................  $ 6,265   $   6,150(1)  $    7,324      $   6,385(3)
                            ========  ==========    ===========     ==========


                                                Three Months Ended
                           ----------------------------------------------------------------
                                               1996                             1997
                           --------------------------------------------- ------------------
                            Mar. 31     June 30      Sept. 30   Dec. 31   Mar. 31   June 30
                           --------- -------------- ---------- --------- --------- --------
                                                   (In thousands)
Revenues:
Storage    ...............  $19,154   $  20,209       $22,056   $24,407   $25,823   $27,987
Service and Storage
 Material Sales  .........   11,874      12,713        13,963    14,342    16,331    18,598
                            --------  ----------     --------   --------  --------  --------
Total Revenues   .........   31,028      32,922        36,019    38,749    42,154    46,585
Operating Expenses:
Cost of Sales (Excluding
 Depreciation)   .........   15,668      16,715        18,708    19,656    21,764    24,108
Selling, General and
 Administrative  .........    7,807       8,260(4)      8,695     9,580    10,207    11,296
Depreciation and
 Amortization    .........    3,608       3,922         4,366     5,040     5,722     6,243
                            --------  ----------     --------   --------  --------  --------
Total Operating Expenses     27,083      28,897        31,769    34,276    37,693    41,647
                            --------  ----------     --------   --------  --------  --------
Operating Income    ......  $ 3,945   $   4,025       $ 4,250   $ 4,473   $ 4,461   $ 4,938
                            ========  ==========     ========   ========  ========  ========
EBITDA  ..................  $ 7,553   $   7,947(4)    $ 8,616   $ 9,513   $10,183   $11,181
                            ========  ==========     ========   ========  ========  ========

--------
(1) Includes a $600 reserve for litigation.
(2) Includes a $900 write-down of the goodwill of a subsidiary as described in "Results of Operations."
(3) Includes a charge of $500 relating to the relocation of the Company's corporate accounting function.
(4) Includes a charge of $321 relating to the relocation of the Company's corporate accounting function.


Liquidity and Capital Resources


Recent Financings and Sources of Funds

     In February 1996, the Company raised $33.3 million, net of underwriters' discounts and commissions and associated costs, in the Initial Public Offering. The net proceeds from the Initial Public Offering were used to retire the Warrant, to fund acquisitions, to repay debt that had been incurred to make acquisitions and for general corporate purposes.

     On October 1, 1996, the Company completed the sale of $165.0 million aggregate principal amount of the 1996 Notes. The net proceeds to the Company were $160.1 million after underwriting discounts and commissions. The net proceeds of the sale of the 1996 Notes, after payment of related expenses, were used to repay outstanding bank debt under the Company's prior credit facilities, the Chrysler Notes and certain other indebtedness, to fund acquisitions and for general corporate purposes. In connection with the prepayment of the Credit Agreement, the Chrysler Notes and certain other indebtedness, the Company recorded an extraordinary charge of $3.5 million, not including the related tax benefit of $1.4 million, during the fourth quarter of 1996. The charge consists of a prepayment penalty, the write-off of deferred financing costs, original issue discount and loss on termination of interest rate protection agreements. This charge did not impact the Company's EBITDA.

     In connection with the sale of the 1996 Notes, the Company entered into the Credit Agreement, which provided for $100.0 million of revolving credit availability. In March 1997, the Company entered into an amendment and restatement of the Credit Agreement, which increased credit availability under the facility to $150.0 million, and in September 1997 the Company entered into the Credit Agreement Amendment, which increased such credit availability to $250.0 million. The Credit Agreement as currently in effect matures on September 30, 2002. As of October 20, 1997, the Company had $167.4 million in outstanding indebtedness, and $82.6 million available, under the Credit Agreement. See "Description of Certain Existing Indebtedness."

     Net cash provided by financing activities was $6.7 million and $34.1 million for 1994 and 1995, respectively, substantially all of which was provided under the Credit Agreement, and $80.6 million for the year ended December 31, 1996, consisting primarily of the net proceeds of $160.1 million from the sale of the 1996 Notes and of $33.3 million from the Initial Public Offering, offset by $102.2 million of repayment of indebtedness and by $6.6 million due to the retirement of the Warrant. During the six months ended June 30, 1997 net cash provided by financing activities was $56.3 million, consisting primarily of the proceeds from borrowings under the Credit Agreement of $62.4 million, partially offset by repayments of debt of $5.8 million. Through October 20, 1997, the Company had additional net borrowings of approximately $101.0 million under the Credit Agreement to fund, among other things, the cash portion of the purchase price of eight records management businesses.

     Net cash provided by operations was $6.9 million for the first six months of 1997 compared to $8.1 million for the same period in 1996. The decrease resulted from the increase in EBITDA being more than offset by the increase in interest payments, the $1.9 million increase in the insurance receivable due to costs associated with the South Brunswick, New Jersey fires, and other changes in asset and liability accounts.

     The annual maturities of the Company's indebtedness for the six months ending December 31, 1997, and the years ending December 31, 1998, 1999, 2000 and 2001 are $0.2 million, $0.4 million, $0.4 million, $7.8 million and $0.3 million, respectively.

     Under the Credit Agreement, the Company is required to use interest rate protection and hedging instruments to reduce its exposure to increases in interest rates. As of June 30, 1997, the Company had $242.0 million of total debt, of which $175.6 million had fixed interest rates and $66.4 million had variable interest rates. Consistent with the Credit Agreement, as of October 20, 1997 the Company had in place interest rate cap agreements covering a notional amount of $20.0 million. See Note 3 of Notes to the Company's Consolidated Financial Statements.

     As of December 31, 1996, the Company had estimated net operating loss carryforwards of approximately $9.0 million for federal income tax purposes. As a result of such loss carryforwards, cash paid for income taxes has historically been substantially lower than the provision for income taxes.


Capital Investments

     As the Company has sought to increase its EBITDA, it has made significant capital investments, consisting primarily of: (i) acquisitions; (ii) growth-related capital expenditures; and (iii) customer acquisition costs. These investments have been primarily funded through the Initial Public Offering, the 1996 Notes, the Credit Agreement and cash flows from operations.

     For 1994, 1995, 1996 and the first six months of 1997, the Company's growth-related capital expenditures were $15.8 million, $14.4 million, $23.3 million and $12.5 million, respectively. Included in capital expenditures for 1994 is $2.9 million for the construction of a records management facility which was sold in a sale and leaseback transaction. Growth-related capital expenditures consist primarily of: (i) investment in racking systems; (ii) new building and leasehold improvements; (iii) equipment for new facilities; (iv) management information systems; and (v) facilities restructuring. For 1994, 1995, 1996 and the first six months of 1997, the Company's maintenance capital expenditures were $1.2 million, $0.9 million, $1.1 million and $0.5 million, respectively. The Company currently anticipates spending approximately $15 million for growth-related capital expenditures for the second half of 1997, excluding capital expenditures related to acquisition integration expenditures for recently consummated acquisitions and the HIMSCORP Merger, which is expected to close in the fourth quarter of 1997. The Company's preliminary estimate for growth-related capital expenditures for 1998, including acquisition integration costs for the Pending Acquisitions (but not any capital expenditures related to future acquisitions, which cannot presently be estimated) is approximately $35 million; however, the Company is continuously re-evaluating its capital needs. The anticipated increases in capital expenditures for the second half of 1997 compared to the first half of 1997 and for 1998 compared to 1997 are due to the number and size of Recent and Pending Acquisitions. See "Business--Growth Strategy--Growth Through Acquisitions." The Company expects to fund these expenditures and costs from cash flows from operations and borrowings under the Credit Agreement.

     In addition, the Company incurs costs (net of revenues received for the initial transfer of records) related to the acquisition of large volume accounts (typically over 10,000 Cartons). For 1994, 1995, 1996 and the first six months of 1997, the Company's additions to customer acquisition costs were $1.4 million, $1.4 million, $1.6 million and $0.3 million, respectively.

     The Company expects to incur costs during the next two to three years as it addresses the impact of the year 2000 on its information systems. According to published reports, certain information systems, primarily computer software programs, cannot properly recognize and process date sensitive information for the year 2000 and beyond. The Company is evaluating its systems to determine whether they are year 2000 compliant and is in the process of addressing this issue. Accordingly, management has not yet estimated the cost of this effort.


Recent and Pending Acquisitions

     The Company's liquidity and capital resources have been significantly impacted by acquisitions and, given the Company's acquisition strategy, may be significantly impacted for the foreseeable future. In order to capitalize on industry consolidation, the Company, in mid-1994, adopted a more active acquisition strategy. Since mid-1994, the Company has acquired or entered into agreements to acquire 42 records management businesses, 40 of these acquisitions have been completed, for a total purchase price of approximately $571 million (not including contingent payments of up to $5.1 million based upon the achievement of certain targets during 1997 and 1998). The Company has primarily financed its acquisitions with borrowings under its credit agreements in conjunction with cash flows provided by operations, the Initial Public Offering and the 1996 Notes. The Company's future interest expense will increase as a result of the Offering and additional indebtedness the Company may incur to finance possible future acquisitions. To the extent that future acquisitions are financed by additional borrowings under the Credit Agreement or other credit facilities, the resulting increase in debt and interest expense could have a negative effect on measures of liquidity, such as debt to equity, EBITDA to debt and EBITDA to interest expense ratios.

     The Company has recently issued shares of Common Stock and options to purchase Common Stock as partial consideration for certain acquisitions, particularly for larger acquisitions. In June 1997, the Company issued approximately 1.8 million shares of Common Stock, valued at $51.3 million, and options to acquire approximately 0.1 million shares of Common Stock, valued at $2.3 million, as partial consideration for its acquisition of Safesite. Subsequent to June 30, 1997, the Company issued approximately 0.3 million shares of Common Stock, valued at $8.2 million, as partial consideration for two of the Recent Acquisitions. Upon completion of HIMSCORP Merger, the Company will issue approximately 1.2 million shares of Common Stock, valued at approximately $41 million. Upon completion of the Arcus Merger, the Company will issue approximately 1.5 million shares of Common Stock and options to acquire approximately 0.6 million shares of Common Stock (assuming that vested options are not exercised prior to the closing and using a price of $32.50 per share of Common Stock to determine the number of shares to be issued in the Arcus Merger), valued at approximately $64 million.

     The Company may utilize a portion of the approximately 4.3 million shares of authorized but unissued Common Stock remaining after the consummation of the Pending Acquisitions as consideration for possible future acquisitions, although no assurances can be given as to the number of such shares or as to willingness of the stockholders of potential acquired companies to receive Common Stock.

     The Company has issued shares of Common Stock in connection with certain of the Recent Acquisitions and will record such shares for financial reporting purposes at fair value. Because under the terms of the relevant acquisition agreements a portion of such shares are subject to resale restrictions, the Company is in the process of obtaining appraisals to determine the fair value of such shares. Pending the appraisals, the Company initially recorded the value of such shares based upon their market price at the time of closing. The Company anticipates that the appraised value of the restricted shares will be less than the initially recorded value for accounting purposes and expects to record corresponding decreases in equity, goodwill and goodwill amortization. The Company intends to follow the same process with respect to those shares of Common Stock to be issued in the Pending Acquisitions that will be subject to resale restrictions.

     In connection with acquisitions completed in 1996 and the first six months of 1997, the Company has undertaken certain restructurings of the acquired businesses. Formalized restructuring plans for acquisitions will be completed within one year of the date of acquisition. The restructuring activities include certain reductions in staffing levels, elimination of duplicate facilities and other costs associated with exiting certain activities of the acquired businesses. In connection with these restructuring activities, the Company established reserves of $3.7 million. These amounts were recorded as costs of the acquisitions and were provided in accordance with Emerging Issues Task Force Issue No. 95-3, "Recognition of Liabilities In Connection with a Purchase Business Combination." During 1996 and the first six months of 1997, the Company expended $1.1 million for restructuring costs. These expenditures consisted primarily of severance costs, move costs and costs relating to exited facilities. As of June 30, 1997, the Company had a total of $2.6 million accrued for restructuring costs on all of its then completed acquisitions.

     In addition, the Company currently anticipates establishing reserves of approximately $4.0 million for restructuring costs associated with the acquisitions consummated after June 30, 1997 and the Pending Acquisitions; however, the Company will continuously re-evaluate its restructuring plans regarding these acquisitions during the year following their consummation.


Future Capital Needs

     The Company's ability to generate cash adequate to fund its needs depends generally on the results of its operations and the availability of financing. Management believes that cash flow from operations in conjunction with borrowings from existing and possible future credit facilities will be sufficient for the foreseeable future to meet debt service requirements and to make possible future acquisitions and capital expenditures. However, there can be no assurance in this regard or that the terms available for any future financing, if required, would be favorable to the Company.

     At the 1997 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 13,000,000 to 20,000,000 shares. Such additional shares would provide the Company with additional flexibility to issue shares in connection with business acquisitions or for cash through sales of stock to public and private investors.


Seasonality

     Historically, the Company's business has not been subject to seasonality in any material respect.


Inflation

     Certain of the Company's expenses, such as wages and benefits, occupancy costs and equipment repair and replacement, are subject to normal inflationary pressures. Although the Company to date has been able to offset inflationary cost increases through increased operating efficiencies, there can be no assurance that the Company will be able to offset any future inflationary cost increases through similar efficiencies or increased storage or service charges.

                                   BUSINESS


Introduction

     Iron Mountain is America's largest records management company, as measured by its revenues. The Company is a national, full-service provider of records management and related services, enabling customers to outsource records management functions. Iron Mountain has a diversified customer base, which includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. The Company provides storage for all major media, including paper (the dominant form of records storage), computer disks and tapes, microfilm and microfiche, master audio and video tapes, film and optical disks, X-rays and blueprints. Iron Mountain's principal services provided to its storage customers include courier pick-up and delivery, filing, retrieval and destruction of records, database management, customized reporting and disaster recovery support. The Company also sells storage materials and provides consulting, facilities management and other outsourcing services.

     The completion of the Pending Acquisitions will significantly increase the Company's presence in off-site data protection services (the management of electronic records) and medical records management, which management believes will make the Company the industry leader in both of these specialized records management activities. The Pending Acquisitions will also expand the ancillary services offered by the Company to include IT staffing and enhance its range of facilities management services. As of October 3, 1997, giving effect to the Pending Acquisitions, Iron Mountain managed over 50,000 customer accounts and operated 220 records management facilities in 52 markets.


The Records Management Industry


Overview

     The records management industry stores information in a variety of media formats, which can broadly be divided into paper and electronic records, and provides a wide range of services related to the records stored. Paper records are defined to include paper documents, as well as all other non-electronic media such as microfilm and microfiche, master audio and video tapes, film, X-rays and blue prints. Based on publicly available information, organizations in the United States generate an estimated four trillion documents each year, many of which must be retained and available for reference for many years. Electronic records primarily include computer disks and tapes and optical disks.


Paper Records

     Paper records may be broadly divided into two categories: active and inactive. Active records relate to ongoing and recently completed activities or contain information that is frequently referenced. Active records are usually stored and managed on-site by the organization which originated them to ensure ready availability. Inactive paper records are the principal focus of the records management industry. Inactive records consist of those records which are not needed for immediate access but which must be retained for legal reasons or regulatory compliance or for occasional reference in support of ongoing business operations. Based on industry studies, the Company believes that inactive records make up approximately 80% of all paper records.


Electronic Records

     Electronic records management focuses on the storage of and related services for computer media that is either archival in nature or a back-up copy of recently processed data. Archival data is generally not needed for access but is retained for legal, regulatory and compliance reasons. Back-up data exists because of the need of many businesses to maintain back-up copies of data in order to be able to operate in the event of a system failure, casualty loss or other disaster. It is standard operating procedure for data processing groups to rotate back-up tapes to off-site locations on a regular basis and to require multiple copies of such information at multiple sites.

Growth of Market

     The Company believes that the volume of stored paper and electronic records will continue to increase for a number of reasons, including: (i) the rapid growth of inexpensive document producing technologies such as facsimile and desktop printing; (ii) the continued proliferation of data processing technologies such as personal computers and networks; (iii) increased regulatory requirements; (iv) concerns over possible future litigation and the resulting increases in volume and holding periods of documentation; (v) the high cost of reviewing records and deciding whether to retain or destroy them;
(vi) the failure of many entities to adopt or follow policies on records destruction; and (vii) audit requirements to keep backup copies of certain records in off-site locations. Despite the growth of new "paperless" technologies, such as the Internet and e-mail, management believes that stored information remains predominantly paper-based and that such technologies have promoted the creation of hard copies of such electronic information. In addition, management believes that the proliferation of digital information technologies and distributed data networks has led to increased demand for data protection services, such as the storage and off-site rotation of back-up copies of magnetic media, and outsourcing support services that address the needs of data center operations and disaster recovery programs.


Highly Fragmented Industry

     Most records management companies serve a single local market, and are often either owner-operated or ancillary to another business, such as a moving company. According to PRISM, as of January 1994 (the latest date for which such information is available), approximately 2,600 firms offered records storage and management services in the United States. The Company believes that there are only three national providers in the industry (including the Company and excluding Arcus, a Pending Acquisition) and that the rest are regional or, in most instances, single-city operators. In contrast, due to the specialized nature of the services provided, the provision of data protection services, medical records management and vital records protection services have higher market concentrations. The Company has made, and intends to make, acquisitions to increase its presence in these markets.


Industry Consolidation

     Over the past several years, there has been consolidation in the records management industry. The Company believes that this trend will continue because of the industry's capital requirements for growth, customer demands for more sophisticated technology solutions, a trend for certain large customer organizations to contract with one vendor in multiple cities and opportunities for large records management providers to achieve economies of scale. In particular, the records management business requires significant up-front capital investment for real estate, racking systems and management information technology. Economies of scale available in these areas can reward larger initial capital investments by reducing per unit storage costs. However, such economies of scale are only realized once a facility fills available capacity. Thus, larger companies with both access to capital and the ability to quickly fill a new facility enjoy a competitive cost advantage, thereby putting pressures on smaller competitors.


Financial Characteristics of Iron Mountain's Business

     Iron Mountain's records management business has the following financial characteristics:

   [bullet] Recurring Revenues. Iron Mountain derives a majority of its revenues from fixed periodic (usually monthly) fees charged to customers based on the volume of records stored. Revenues from these fixed periodic fees have grown for 34 consecutive quarters and have represented approximately 60% of the Company's total revenues in each of the last five years. Once a customer places paper records in storage with the Company and until those records are destroyed or permanently removed (for which the Company typically receives a service fee), the Company receives recurring payments of fixed periodic fees without incurring additional labor or marketing expenses or significant capital costs. Similarly, contracts for the storage of electronic media consist primarily of fixed monthly payments. The stable and growing storage base also provides the foundation for increases in revenues and EBITDA from related service activities and sales of storage materials.

   [bullet] Historically Non-Cyclical Business. Iron Mountain has not experienced a reduction of its business as a result of past general economic downturns, although there can be no assurance that this would be the case in the future. Management believes that the outsourcing of records management may accelerate during economic downturns as companies focus on reducing costs through outsourcing non-core operating functions. In addition, management believes that companies that have outsourced records management are less likely during economic downturns to incur the move-out costs and other expenses associated with switching vendors or moving records management in-house.

   [bullet] Inherent Growth from Existing Paper Records Customers. The
     Company's paper records customers have on average generated additional Cartons at a faster rate than stored Cartons have been destroyed or permanently removed. From January 1, 1992 through December 31, 1996, net Cartons from existing customers grew at an average annual rate of 6.5%. The Company believes the consistent growth of its paper storage revenues is the result of a number of factors, including: (i) the trend toward increased records retention; (ii) customer satisfaction with the Company's services; and (iii) the costs and inconvenience of moving storage operations in-house or to another provider of records management services.


   [bullet] Diversified and Stable Customer Base. As of October 3, 1997 the
     Company had over 43,000 customer accounts (50,000 customer accounts, after giving effect to the Pending Acquisitions) in a variety of industries. The Company currently provides services to more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. After giving effect to the Recent and Pending Acquisitions, no customer accounted for more than 2% of revenues for the six month period ended June 30, 1997. From January 1, 1992 through December 31, 1996, average annual permanent removals of Cartons represented only approximately 4% of total Cartons stored.

   [bullet] Capital Expenditures Related Primarily to Growth. The Company's business requires limited annual maintenance capital expenditures. Maintenance capital expenditures were $1.2 million, $0.9 million, $1.1 million and $0.5 million in 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. From 1992 to 1996, over 90% of the Company's aggregate capital expenditures were growth-related investments, primarily in racking systems, new buildings and leasehold improvements, equipment for new facilities, management information systems and facilities restructuring. These growth-related capital expenditures are primarily discretionary and create additional capacity for increases in revenues and EBITDA.


Growth Strategy

     The Company's objective is to be one of the largest records management service providers in each of its geographic markets and nationally in the data protection services market, the medical records management market and the vital records protection services market. The Company seeks to expand through: (i) selective acquisitions in existing and new markets; (ii) increased business with existing customers, including the provision of new services; and (iii) additions of new customers. The Company's acquisition strategy includes both expanding geographically, focusing primarily on the 60 largest U.S. markets, and increasing its presence and scale within existing markets through "fold-in" acquisitions. The Company has significantly increased its presence in the data protection services and medical records management markets in the last four years. Of the acquisitions completed since 1994, 11 have been records management companies that focused on the data protection services market and three have been records management companies that focused on the medical records management market. With the completion of the acquisitions of Arcus and HIMSCORP, the Company believes that it will be the largest provider of medical records management services and off-site data protection services. The Company seeks to leverage existing business relationships with its customer base by providing related ancillary services and products. Such services include a broad range of records management consulting and outsourcing services, including, with the acquisition of Arcus and HIMSCORP, temporary staffing/outsourcing services in the IT, clerical and medical sectors. Products sold by the Company are primarily storage containers and computer media, such as magnetic tapes. See "Recent and Pending Acquisitions."

     The following table sets forth for the periods presented the Company's approximate growth in Cartons stored in its paper records management business by existing customers, new customers and as a result of acquisitions.


                          Cartons Added to Storage(1)
                                 (In millions)

                                                                 Year Ended December 31,
                                                      ---------------------------------------------
                                                        1993        1994        1995        1996
                                                      ---------   ---------   ---------   ---------
 Cartons at Beginning of Period  ..................     12.6        15.5        17.7        23.3
                                                       =====       =====       =====       =====
 Additions from Existing Customers
   Gross Cartons Added(2)  ........................      1.9         2.6         2.5         3.3
  Cartons Deleted:
   Destructions   .................................     (0.6)       (0.9)       (1.0)       (1.1)
   Permanent Removals   ...........................     (0.6)       (0.6)       (0.6)       (0.9)
                                                       -----       -----       -----       -----
 Net Carton Growth from Existing Customers   ......      0.7         1.1         0.9         1.3
 Additions from New Customers(2)    ...............      2.2         1.0         1.4         1.4
 Additions from Acquisitions  .....................      0.0         0.1         3.3         4.6
                                                       -----       -----       -----       -----
 Total Carton Additions ...........................      2.9         2.2         5.6         7.3
                                                       =====       =====       =====       =====
 Percentage Increase ..............................       23%         14%         32%         31%

--------
(1) Excludes storage volumes attributable to the Company's vital records services and data protection services.
(2) Gross Cartons added by the RTC or its successor, the FDIC, were approximately 0.9 million, 0.3 million, 0.3 million and 0.1 million for 1993, 1994, 1995 and 1996, respectively. RTC additions in 1993 are included in Additions from New Customers because the initial transfer of Cartons from the RTC commenced in the fourth quarter of 1992 and continued into 1993. Additions in 1994, 1995 and 1996 are included in Additions from Existing Customers.


Growth from Existing Customers

     Existing Iron Mountain customers storing paper records have contributed to storage and services revenue growth because they have on average generated additional Cartons at a faster rate than old Cartons are destroyed or permanently removed. In order to maximize growth opportunities from existing customers, the Company seeks to maintain high levels of customer retention by providing premium customer service through its decentralized customer support staff.

     The local customer support staff, working in conjunction with the Company's corporate staff, is also responsible for marketing additional services to existing customers, including records tracking, indexing, customized reporting, vital records management, records management consulting services, and, with the acquisitions of Arcus and HIMSCORP, additional temporary staffing/outsourcing services in the IT, clerical and medical sectors. See "Recent and Pending Acquisitions."


Additions of New Customers

     The Company's direct sales force is dedicated solely to establishing new account relationships and draws on the Company's national marketing organization and senior management. New customer sales efforts have resulted in the addition of more than 900 new customer accounts in each of the years 1993 through 1995 and over 1,200 new customer accounts in 1996.

     During the twelve months ended June 30, 1997, the Company tripled its sales force from 21 to 63 sales people primarily from the acquisition of Safesite and the decision by the Company to significantly increase its direct selling resources. Safesite's sales force brings to the Company an expertise in cross-marketing multiple services to new and existing customers. In order to better manage its growing sales force, Iron Mountain has established a sales management organization consisting of eight regional sales managers located in its primary markets throughout the country.

Growth through Acquisitions

     Iron Mountain has a successful record of acquiring and integrating smaller records management companies. In order to capitalize on industry consolidation, the Company in mid-1994 adopted an active acquisition strategy and implemented changes in its management, systems and financial infrastructure, to execute such strategy. Since June 1994, the Company has acquired or entered into agreements to acquire 42 companies, 40 of which have been completed and two of which are pending. The Company operates in 44 markets and intends to continue to make fold-in acquisitions in existing markets and to make strategic acquisitions in new geographic markets, with an emphasis on the 60 largest markets in the United States. The Company's corporate development staff is engaged in an ongoing review of acquisition candidates. Management believes that Iron Mountain is well positioned to participate in the further consolidation of the records management industry. See "Risk Factors--Risks Associated with Acquisition Strategy" and "Recent and Pending Acquisitions."

     The Company has made, and intends to continue to make, acquisitions to increase its presence in the data protection services and medical records management markets. Of the acquisitions completed since 1994, 11 have been records management companies that focused on data protection services and three have been records management companies that focused on medical records management. With the completion of the acquisitions of Arcus and HIMSCORP, Iron Mountain believes that it will be the industry leader in both off-site data protection services and medical records management.

     The Company seeks to expand its national presence, size and customer base through new-market acquisitions. Management believes that the high start-up costs of commencing operations make acquisitions an attractive means of entering new markets. The Company seeks to acquire records management companies in markets where management believes there is the potential for growth. Within such markets, the Company uses a variety of criteria to evaluate acquisition candidates, including the capacity and condition of existing storage facilities, past and current operating performance and revenues and the experience and depth of existing management.

     The Company believes that it can use its expertise and central administrative organization to leverage the acquisition candidate's local market presence, promoting the development of underperforming facilities and enhancing the value of the local assets. The Company believes that its new-market acquisition strategy could have a number of benefits, including: (i) continued growth in revenues and EBITDA and diversification across a greater number of markets; (ii) introduction of the Company's storage, labor, transportation and other operating efficiencies into new markets; (iii) the increased utilization of efficiencies available through the Company's central administrative and management information functions; (iv) increased market awareness of Iron Mountain's national scope and presence; and (v) increased overall scale, which should broaden the range of and facilitate the Company's capital-raising activities. See "Risk Factors--Risks Associated with Acquisition Strategy."

     The Company also intends to continue to make fold-in acquisitions to augment its operations in existing markets. The Company's goal in its existing markets is to exploit economies of scale while maintaining high quality service. Following a new-market acquisition, the Company seeks to increase its business with the acquired customer base and to supplement that growth with new customers and, potentially, with appropriate fold-in acquisitions so that the Company may benefit from economies of scale.

     In addition, Iron Mountain may consider capitalizing upon its expertise in the records management industry by making investments in records management businesses outside the United States. From time to time, the Company has had discussions concerning such investments. Such investments, if consummated, would be subject to risks and uncertainties relating to the indigenous political, social, regulatory, tax and economic structures of countries in those areas, as well as fluctuations in currency valuation, exchange controls, expropriation and governmental policies limiting returns to foreign investors. At this time, there can be no assurance as to whether any such investment will be made or, if made, will be successful in achieving its objectives. Upon completion of the Arcus acquisition, the Company will operate one data protection facility in the United Kingdom.


Premium Service Strategy

     Organizations selecting a provider of records management services consider a number of factors in addition to price. Management believes that the Company is a "premium" brand in the marketplace based upon its reputation for reliability, customer-oriented organization, full service approach, investment in technology and national operating presence. The Company seeks to exploit its strengths in each of these areas to maintain customer relationships and to attract new customers. Management believes that the Arcus and HIMSCORP's Record Masters brand names are similarly viewed as premium brands in their specific markets.


Reputation for Reliability

     The Company believes it has a reputation for reliability based on its more than 45 years of operations, the continuity and depth of its management, its successful historical growth, the quality and diversity of its customer base which includes more than half the Fortune 500, its technological capabilities and its size and financial resources.


Customer-Oriented Organization and Locally Responsive Management

     Iron Mountain has developed a decentralized, local management structure that brings significant management experience and stability to local markets and allows the Company to respond directly, effectively and flexibly to customers. Broad operating authority is delegated to regional Vice Presidents and to local managers. In pursuing its acquisition strategy, Iron Mountain seeks to capitalize upon the experience and strengths of existing management. In addition, all full-time union and non-union employees participate in incentive-based compensation programs that provide payments based on profits or attainment of specified objectives for the unit in which they work. Iron Mountain believes that the experience, stability and commitment of its regional and local management is integral to its ability to provide superior customer service and maximize growth potential.


Full Service Approach

     Iron Mountain offers a full range of records management services. The Company provides storage for all major media, including paper (which is the dominant form of records storage), computer disks and tapes, microfilm and microfiche, master audio and video tapes, film and optical disks, X-rays and blueprints. Iron Mountain's principal services provided to its storage customers include courier pick-up and delivery, filing, retrieval and destruction of records, database management, customized reporting and disaster recovery support. The Company also sells storage materials and provides consulting, facilities management and other outsourcing services. The Company believes that its ability to provide all of these services provides numerous competitive advantages, including: (i) cross marketing opportunities from marketing additional services to existing customers; (ii) leverage of its general, administrative, software development and real estate expenses; and
(iii) the selling advantage provided by offering one-stop shopping to certain customers who prefer to use one vendor for all of their records management services.


Investment in Technology

     The Company has invested over $20 million in management information systems and computer technology since 1992 in order to provide faster and more flexible solutions for its customers and to enhance the quality and lower the costs of its own operations. The Company believes that its technological capabilities, especially its Safekeeper and Safekeeper MediaLink systems, are a significant tool in attracting new customers. The Company plans to continue to invest in its proprietary technologies in the future. See "--Technology and Development; Management Information Systems."


National Operating Presence

     The Company believes it is one of only three records management companies with a national operating presence (excluding Arcus, a Pending Acquisition). Traditionally, the purchase decision for large multi-site customers has been made at the local level. Recently, however, the Company has found that certain large organizations have sought to obtain operating and economic efficiencies by outsourcing a significant portion of their records management functions with a single records management company. The Company seeks to use its national operating presence to compete for such large multi-site customer accounts. In addition, certain customers prefer to use large, sophisticated records management companies for the storage of vital records and disaster recovery programs.

Low-Cost Operating Strategy

     Iron Mountain pursues a low-cost operating strategy based primarily on achieving economies of scale in the areas of storage, labor and transportation, general and administrative functions and management information systems. The Company believes that it is one of the few records management companies with the size and resources to realize significant economies of scale in these areas.


Storage Costs

     Because occupancy costs are a major component of the Company's cost of sales, reducing per unit storage costs is a primary strategic goal of the Company and its real estate management staff. The Company seeks to minimize per unit storage costs by: (i) designing racking systems and operating space to maximize facility storage efficiency; (ii) negotiating favorable facility leases and having facilities built to its custom specifications; and (iii) leasing larger facilities, which, when filled, are less expensive per storage unit to operate. Since 1991, the Company has acquired or leased 11 records management facilities constructed per the Company's specifications. The average Carton density (the ratio of standard Carton storage capacity to total square feet of floor space) of these facilities is approximately twice that of the Company's overall average Carton density. As a result of these practices, average Carton density in the Company's facilities increased 38% from December 31, 1992 to June 30, 1997. Because medical records are inherently more active, the Company stores these records in specialized shelving systems that provide easy access to individual files, but generally have lower storage densities than carton shelving. These lower densities are generally offset by higher total revenues per unit. Management believes its expertise in designing storage facilities and racking systems will lead to improved densities and cost reductions in the storage of its medical records.


Labor and Transportation Efficiency

     The Company has made significant investments in computer technologies for its service operations, resulting in greater operating and logistics efficiencies. In addition, by increasing the scale of its operations and customer base in a local market area, the Company seeks to maximize its courier delivery fleet usage and to increase delivery and routing efficiencies.

     The Company's incentive structure has also contributed to labor efficiency. Each of the Company's full-time employees participates in incentive compensation programs based upon achievement of specific operating targets designed to integrate the objectives and performance of records management facility employees and managers. For the year ended December 31, 1996, the Company's employees earned incentive compensation in an amount equal to approximately 12.0% of the base wages paid by the Company.

     In part as a result of the foregoing factors, while the number of Cartons stored at the Company's facilities between December 31, 1991 and December 31, 1996 increased by approximately 19.8 million (or approximately 183%), the Company's staff increased during the same period by approximately 430 employees (or approximately 54%).


G&A and MIS Efficiencies

     The Company's corporate staff provides support to local management in the areas of acquisitions, marketing, facility acquisition and leasing, racking system purchasing, finance, accounting and human resource management. In addition, the Company's corporate staff is responsible for the design and support of all records management technology. The Company believes that central support in these areas provides local managers with competitive advantages over smaller, local competitors and results in significant economies of scale.


Technology and Development; Management Information Systems

     The Company pioneered the application of advanced information technology to the records management industry. Iron Mountain's proprietary Safekeeper system provides advanced inventory control and information access, enabling the Company to provide faster, higher quality and more flexible solutions to its customers and to lower the costs of its operations. Iron Mountain's Safekeeper system exploits bar-code technology to provide inventory integrity and a comprehensive, standardized approach to tracking, accessing and retrieving records. Safekeeper offers state-of-the-art records management capabilities and ease of access to customers while featuring security functions to protect customer information from unauthorized access. The system coordinates inventory control, order entry, billing, material sales, service activity, accounts receivable and management reporting, and features system-driven quality assurance and error-prevention. Since 1992, the Company has invested over $20 million to develop and refine its management information systems and computer technology, including Safekeeper. Safekeeper is built on an open systems architecture which is fully portable and can be implemented in small processing environments with several users and in large processing environments with hundreds of users. This allows the Company a substantial measure of flexibility and vendor independence, and reduces the risk of technological obsolescence.

     The Company's data protection operations utilize the Company's Safekeeper MediaLink software, a state-of-the-art media management system, which provides integrated bar-code tracking and an electronic data interface between a customer's data center and an Iron Mountain facility, as well as audit trail and remote inventory query capabilities. Safekeeper MediaLink assists customers in meeting their disaster recovery standards. Safekeeper MediaLink's interactive VoiceLink[TM] allows access to off-site inventory directly from a touch-tone telephone.

     Safekeeper has improved the Company's customer support and operating efficiency in the following ways:


Acquisition System Integration

     Safekeeper has been designed to integrate newly acquired records management companies and offer improved levels of customer service and records management capabilities to customers acquired through acquisitions. The critical components of integrating acquisition systems are the abilities to match the acquired company's carton identifiers, location identifiers, records descriptive data, and billing data. Safekeeper is designed with flexible, comprehensive capabilities in each of these areas. Consequently, an acquired company's inventory can be converted to Safekeeper without having to relabel cartons or reset and relabel inventory locations. The customers of the acquired company retain their records data and receive similar billing rate structures. In addition, acquisition customers experience minimal disruption during integration and, after conversion, gain access to advanced records management and information access capabilities. Safekeeper utilizes a suite of conversion routines to automate the conversion process and effectively translate customer and inventory information.


Storage Efficiency

     Safekeeper enables the Company to maximize the efficient use of storage space at its facilities. When cartons are added or returned to storage, Safekeeper identifies available space and the location of the customer's other records at the facility. Because there is a continual flow of cartons into and out of the Company's facilities, Safekeeper also permits facility operators to utilize space that becomes available as soon as cartons are removed. Safekeeper can pinpoint the location of any carton, enabling facility operators to quickly determine the optimal location for new or returning cartons.


Inventory Integrity

     Bar-coding and scanning are used to track a carton or a record throughout its life cycle at Iron Mountain. Safekeeper identifies inventory discrepancies during the order processing cycle and forces their resolution before they affect the customer. This forced discrepancy resolution means that errors must be resolved before an order can be closed; until the order is closed, billing cannot be processed. Management believes that this system-driven quality assurance is a significant advantage over the "best efforts" approach used by many of its competitors.


Customer Information Access

     Customers can access their records management data through a variety of formats, including direct access via Safekeeper Online[TM], access on their own PCs via Safekeeper Desktop[TM], integration of their internal system with Safekeeper via automated file transfers and paper reports. Safekeeper Online enables a customer to place orders directly via online access, resulting in efficiencies for Iron Mountain order processing. It features robust querying and searching tools to enable customers to identify records with only partial information. Safekeeper Desktop is a PC application, run from customers' desktop or network PCs; it provides customers with an entire set of records management data along with user-friendly tools for querying, reporting, and editing. Safekeeper's suite of file transfers enable customers to automatically transfer records data and service requests from their internal system to Safekeeper. The paper reports include inventory detail and summary, service activity analysis, quality assurance, and management review.

Records Management Flexibility

     Safekeeper offers full life-cycle records management, from file creation to destruction, enabling each customer to establish schedules for records retention and destruction as dictated by the customer's specific needs. Safekeeper can flexibly accommodate large or small amounts of records management data in accordance with customer requirements. A series of customer-specific features and options allows Iron Mountain to tailor the records management functionality and reporting to the customer's needs.


Security

     Safekeeper incorporates strict security protocols and procedures for all customers to prevent unauthorized access to a client's records information. Advanced security features that can automatically restrict access by departmental identification and/or type of service request are available to customers that are internally set up to provide this information.


Description of Iron Mountain Records Management Services

     Iron Mountain provides storage for all major media, including paper (the dominant form of records storage), computer disks and tapes, microfilm and microfiche, master audio and video tapes, film and optical disks, X-rays and blueprints. Iron Mountain's principal services provided to its storage customers include courier pick-up and delivery, filing, retrieval and destruction of records, database management, customized reporting and disaster recovery support. Iron Mountain also sells storage materials and provides consulting, outsourcing and other services.


Paper Storage Operations

     Storage revenues accounted for approximately 60% of revenues in each of the Company's last five fiscal years. Storage charges are generally billed monthly on a per storage unit basis (usually either per unit or per cubic foot of records) and include the provision of space, racking, computerized inventory and activity tracking, physical security, environmental and climate control and fire protection.

     The storage of a carton begins by issuing Safekeeper bar-coded labels to the customer. The customer packs records in cartons and affixes the bar-coded label to each carton. Customer personnel and the Iron Mountain driver conduct a physical count of the cartons and the driver signs for the cartons, which are then transported to the records management facility. Upon delivery to the facility, the cartons are subjected to a second physical count. The cartons are delivered to available space identified by Safekeeper and the bar-coded information is scanned into the computer together with a bar-coded location identifier. At the same time, a computer operator enters the customer's data describing the stored material into the computer and the system confirms that the cartons sent match the data entered in the computer. Under the Company's computer control system, the order can only be closed out when all requisite steps and checks have been completed and counts and locations have been reconciled.


Data Protection Services

     Data protection services consist of the storage and rotation of back-up and archival computer media as part of corporate disaster and business recovery plans. Computer tapes, cartridges and disk packs are transported off-site by the Company's courier operations on a scheduled basis to secure, climate-controlled facilities, where they are available to customers 24 hours a day, 365 days a year, to facilitate data recovery in the event of a disaster. This process is managed by Iron Mountain's Safekeeper MediaLink software. Iron Mountain also manages tape library relocation and supports disaster recovery testing and execution.


Medical Records Services

     Medical records management services principally include the handling, storage, filing, processing and retrieval of medical records used by hospitals, private practitioners, and other medical institutions. Medical records tend to be more active in nature and are typically stored on specialized shelving systems that provide access to individual files. Medical records management services also include recurring project work and ancillary services. Recurring project work involves the on-site removal of aged patient files and related computerized file indexing. Ancillary medical records management services include release of information, temporary staffing, contract coding, facilities management and imaging.

Vital Records Services

     Vital records contain critical or irreplaceable data such as master audio and video recordings, film, software source code and other highly proprietary information. Vital records may require special facilities or services, either because of the data they contain or the media on which they are recorded. The Company's charges for providing enhanced security and special climate-controlled environments for vital records are higher than for typical storage functions. The Company provides the same ancillary services for vital records as it provides for its other storage operations.


Service and Courier Operations

     Services operations include adding records to storage, temporary removal of records from storage, refiling of removed records, permanent withdrawals from storage and destruction of records. Service charges are generally assessed for each procedure on a per unit basis. The Safekeeper system controls the service processes from order entry through transportation and invoicing.

     Courier operations consist primarily of the pickup and delivery of records upon customer request. Courier delivery schedules can be tailored to fit customers' needs, but generally customer orders received by 4:00 p.m. on a business day are delivered the following business day. The Company also provides same-day and immediate delivery during business hours and emergency delivery at night and on weekends and holidays. Charges for courier services are based on urgency of delivery, volume and location and are billed monthly as incurred. The Company currently utilizes a fleet of approximately 420 owned or leased delivery vehicles.


Outsourcing and Staffing Services

     Iron Mountain offers a variety of additional services, which customers may request or contract for on an individual basis. These services include inventorying records, packing records into cartons or other containers, and creating computerized indexes of files and individual documents. The Company also provides services for the management of active records programs. The Company can provide these services, which generally include document and file processing and storage, both off-site at its own facilities and by supplying its own personnel to perform management functions on-site at the customer's premises.

     In addition to providing temporary staffing services for records management customers, upon completion of the Arcus and HIMSCORP acquisitions, the Company will provide temporary staffing resources in the IT, clerical and medical fields. IT staffing services include temporary or project staffing and permanent placements for data center operations and MIS functions, including supplying data center clerks, tape librarians, systems operators and software programmers.


Additional Services and Products

     The Company provides professional consulting services to large customers, enabling them to develop and implement comprehensive records management programs. Iron Mountain's consulting business draws on the Company's experience in records management to analyze the practices of such companies and assist them in creating more effective programs of records management. The Company's consultants work with such customers to develop policies for document review, analysis and evaluation and for scheduling of document retention and destruction.

     The Company also sells a full line of specially designed corrugated cardboard, metal and plastic storage containers and magnetic media products.


Customers

     The Company's customer base is diversified in terms of revenue and industry concentration. Iron Mountain tracks customer accounts, which are based on invoices. Accordingly, depending upon how many invoices have been arranged at the request of a customer, one organization may represent multiple customer accounts. As of October 3, 1997 the Company had over 43,000 customer accounts (50,000 customer accounts, after giving pro forma effect to the Pending Acquisitions) in a variety of industries. The Company currently provides services to more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. After giving effect to the Recent and Pending Acquisitions, no customer accounted for more than 2% of revenues for the six month period ending June 30, 1997.

Marketing and Sales

     The Company's selling organization consists of telemarketing, direct sales and account management, all supported by a corporate marketing group. Telemarketing consists of seven sales people who use advanced database telemarketing techniques to identify and source account leads. Leads are pursued by the direct salesforce which is comprised of 63 local sales representatives and 10 regional and national account managers. Once an account is established, it is assigned to an account manager. Over 50 account managers focus on serving the needs of new and existing customers and selling additional services to this customer base. The corporate marketing organization provides training and marketing communications as sales support functions.


Competition

     The Company competes with two other national records management companies (excluding Arcus, a Pending Acquisition) as well as a large number of local and regional concerns. The Company believes that competition for customers is based on price, reputation for reliability, quality of service and scope and scale of technology, and believes that it generally competes effectively based on these factors. Management believes that, except for Pierce Leahy Corporation, all of these competitors have United States based revenues significantly lower than those of the Company. Upon completion of the Pending Acquisitions, the Company believes that the Company will be the industry leader in the specialized records management activities of off-site data protection services, medical records management services and vital records management services. To accommodate growth, a records management vendor must invest in incremental storage capacity, which requires added warehouses, racking systems, and related equipment including computer systems capable of tracking increasingly large inventories. The amount of such investment is significant relative to the immediate return that can be realized, and the faster a vendor grows, the more capital is required. As a result, the industry trend toward consolidation will, in management's opinion, continue. In addition, the Company faces competition from the internal document handling capability of its current and potential customers. There can be no assurance that these organizations will outsource more of their document management needs or that they will not bring in-house some or all of the functions they currently outsource. The Company also faces competition for acquisition candidates.

     The substantial majority of the Company's revenues have been derived from the storage of paper documents and from related services. Such storage requires significant physical space. Alternative technologies for generating, capturing, managing, transmitting and storing information have been developed, many of which require significantly less space than paper. Such technologies include computer media, microforms, audio/video tape, film, CD-ROM and optical disk. None of these technologies has replaced paper as the principal means for storing information. However, there can be no assurance that one or more non-paper-based technologies (whether now existing or developed in the future) may not in the future significantly reduce or supplant the use of paper as a preferred medium, which could in turn adversely affect the Company's business.


Properties

     As of September 30, 1997, Iron Mountain conducted operations through 133 leased and 23 owned facilities containing a total of 8.9 million square feet of space. The leased facilities typically have initial lease terms of 10 years with options to renew for an additional 10 years. The weighted average remaining term of the leases on these facilities is approximately eight years. In addition, many of the leases contain either a purchase option or a right of first refusal upon the sale of the property. The leases include one property leased from affiliates of the Company. See "Management--Executive Compensation--Compensation Committee Interlocks and Insider Participation" and
Note 8 of Notes to the Company's Audited Consolidated Financial Statements.

     The following table sets forth the records management facilities owned or leased by the Company (directly or through its subsidiaries) in the geographic locations indicated below as of September 30, 1997 and pro forma, giving effect to the acquisitions consummated after September 30, 1997 and the Pending Acquisitions.

                                     Pro
Location                  Actual     Forma
----------------------   --------   ------
Arizona   ............       5          7
California   .........      28         44
Colorado  ............       5          7
Connecticut  .........       2          3
Delaware  ............       1          1
Florida   ............      16         19
Georgia   ............       9         10
Illinois  ............       9         10
Kansas ...............       1          1
Louisiana ............       2          4
Maryland  ............       3          4
Massachusetts   ......      11         11
Michigan  ............       6          8
Minnesota ............       6          6
Missouri  ............       2          3
Nevada ...............       0          1
New Hampshire   ......       1          1
New Jersey   .........       3         11
New York  ............      11         16
North Carolina  ......       1          2
Ohio   ...............       7          9
Oklahoma  ............       0          1
Oregon ...............       2          5
Pennsylvania .........       2          5
Rhode Island .........       1          1
Tennessee ............       2          2
Texas  ...............      11         14
Utah   ...............       1          1
Virginia  ............       5          5
Washington   .........       1          2
Wisconsin ............       2          2
London (U.K.)   ......       0          1
                           ----      ----
    Total ............     156        217
                           ====      ====

     The Company or its principal subsidiary is a guarantor of a substantial portion of the leases to which other subsidiaries are party. See Note 8 of Notes to the Company's Audited Consolidated Financial Statements for information regarding the minimum annual rental commitments of the Company.


Employees

     A key feature of the Company's operating strategy is its decentralized management structure and reliance on local management operating in local business environments. The Company's operations are divided into five areas comprising 15 local management regions to maximize marketing and operating effectiveness and to minimize supervisory costs. The management regions, each of which is managed by a Vice President, are further divided into market based districts, each managed by a General Manager. The management regions are overseen by offices in Boston and Los Angeles, but regional Vice Presidents and General Managers have broad operating authority. The Company's headquarters staff performs a variety of central administrative and support functions in order to maximize the time and resources that local personnel can devote to customer service and client development.

     The Company had approximately 2,000 full-time employees as of June 30, 1997, of whom approximately 94% were employed at the field level and 6% at the Company's headquarters.

     Approximately 8% of the Company's employees are represented by various Teamsters Union locals under four different agreements. One of these agreements, currently covering 14 employees, is scheduled to expire in March 1999. In addition, in one of Iron Mountain's markets the Company is currently in negotiations with a union local with respect to 45 employees.

     All non-union employees are eligible to participate in the Company's benefit programs, which include medical, dental, life, short and long-term disability and accidental death and dismemberment plans. Unionized employees receive these types of benefits through their unions. In addition to base compensation and other usual benefits, all full-time union and non-union employees participate in some form of incentive-based compensation program that provides payments based on profits, collections, or attainment of specified objectives for the unit in which they work. Management believes that the Company has good relationships with its employees and unions.


Insurance

     The Company carries a comprehensive property insurance policy with insurers that it believes to be reputable and in amounts that it believes to be appropriate, covering replacement cost of real and personal property, including improvements. Subject to sub-limits, the policy also covers extraordinary expenses associated with business interruption and damage or loss from flood or earthquake, subject to certain deductibles. Separate policies for California earthquake insurance carry other deductibles that may be significant. Iron Mountain also maintains general liability and excess liability insurance covering bodily injury, property damage and personal injury. See "Risk Factors--Casualty."

     The Company's standard form of contract sets forth an agreed maximum value for each carton or other storage unit held by the Company as a limitation on liability for loss or damage, as permitted under the Uniform Commercial Code. In contracts containing such limits, such values are nominal, and the Company believes that in typical circumstances its liability would be so limited in the event of loss or damage relating to the value of information stored on media held by the Company. However, certain of the Company's agreements with certain large volume accounts and certain of the contracts assumed by the Company as a result of its acquisitions contain no such limits or contain higher limits or supplemental insurance arrangements.


Environmental Matters

     Under various environmental laws, an owner of real estate or a lessee conducting operations thereon may become liable for the costs of investigation, removal or remediation of soil and groundwater contaminated by certain hazardous substances or wastes or petroleum products. Certain such laws impose cleanup responsibility and liability without regard to whether the owner or operator of the real estate or operations thereon knew of or was responsible for the contamination, and whether or not operations at the property have been discontinued or title to the property has been transferred. In addition, the presence of such substances, or the failure to properly remediate such property may adversely affect the current property owner's or operator's ability to sell or rent such property or to borrow using such property as collateral. The owner or operator of contaminated real estate also may be subject to common law claims by third parties based on damages and costs resulting from off-site migration of the contamination.

     Certain environmental laws govern the removal, encapsulation or disturbance of ACMs. Such laws may impose liability for the release of ACMs and may enable third parties to seek recovery from owners or operators of real estate for personal injury associated with exposure to such substances. The Company is aware of the presence of ACMs at some of its facilities, but believes that such materials are in acceptable condition at this time. The Company believes that future costs related to any remediation of ACMs at these facilities will not be material, either on an annual basis or in the aggregate, although there can be no assurance with respect thereto.

     In addition, certain of the properties formerly or currently owned or operated by the Company were previously used for industrial or other purposes that involved the use or storage of hazardous substances or petroleum products or the generation and disposal of hazardous wastes and, in some instances, included the operation of USTs. In connection with its former and current ownership or operation of certain properties, the Company may be potentially liable for environmental costs such as those discussed above.

     The Company has from time to time conducted certain environmental investigations and remedial activities at certain of its former and current facilities, but an in-depth environmental review of all properties has not been conducted by or on behalf of the Company. The Company believes that it is in substantial compliance with all applicable material environmental laws. The Company has not received any written notice from any governmental authority or third party asserting, and is not otherwise aware of, any material noncompliance, liability or claim relating to hazardous substances or wastes, petroleum products or material environmental laws applicable to Company operations in connection with any of its present or former properties. However, no assurance can be given that there are no environmental conditions for which the Company might be liable in the future or that future regulatory action, as well as compliance with future environmental laws, will not require the Company to incur costs for or at its properties that could have a material adverse effect on the Company's financial condition and results of operations.


Legal Proceedings

     The Company is involved in litigation from time to time in the ordinary course of business. In the opinion of management, no material legal proceedings are pending to which the Company, or any of its properties, is subject.

                                  MANAGEMENT


Directors, Executive Officers and Certain Other Officers

     The Directors, Director nominees, executive officers and certain other officers of the Company are as follows:


Names of Directors and Executive Officers      Age                        Position
-------------------------------------------   -----   ------------------------------------------------
C. Richard Reese(1)   .....................    51     Chairman of the Board of Directors and Chief
                                                      Executive Officer
David S. Wendell   ........................    43     President and Chief Operating Officer, Director
John F. Kenny, Jr. ........................    40     Executive Vice President and Chief Financial
                                                      Officer
Eugene B. Doggett(1)  .....................    61     Executive Vice President, Director
Harold E. Ebbighausen .....................    42     Executive Vice President
Robert G. Miller   ........................    40     Executive Vice President
Christopher Neefus ........................    41     Executive Vice President
Kenneth F. Radtke, Jr.   ..................    52     Executive Vice President
Robert P. Swift ...........................    56     Executive Vice President
Constantin R. Boden (2)(3)  ...............    61     Director
Arthur D. Little(2)(3)   ..................    53     Director
Vincent J. Ryan (1)(3)   ..................    61     Director
B. Thomas Golisano ........................    55     Director

Names of Director Nominees
--------------------------
Kent P. Dauten(4)  ........................    42     Director Nominee
Clarke H. Bailey(5)   .....................    43     Director Nominee

Names of Certain Other Officers                Age                        Position
-------------------------------                ---                        --------
Jean A. Bua  ..............................    39     Vice President and Corporate Controller
Michael Karp ..............................    32     Vice President, Sales and Marketing
Joseph J. Larizza  ........................    55     Vice President and Chief Information Officer
Van Latham   ..............................    39     Vice President, Human Resources
John P. Lawrence   ........................    46     Vice President and Treasurer
Kenneth A. Rubin   ........................    35     Vice President, Business Development
T. Anthony Ryan ...........................    57     Vice President, Real Estate

--------
(1) Member of the Executive Committee; Mr. Ryan is the Chairman of the Executive Committee.
(2) Member of the Audit Committee; Mr. Boden is the Chairman of the Audit Committee.
(3) Member of the Compensation Committee; Mr. Little is the Chairman of the Compensation Committee.
(4) Upon the consummation of the HIMSCORP Merger, Mr. Dauten will be appointed to serve as a director.
(5) Upon the consummation of the Arcus Merger, Mr. Bailey will be appointed to serve as a director.


     The Board of Directors currently consists of seven directors. Upon the consummation of each of the Arcus and HIMSCORP acquisitions one additional director will be added. There are three classes of directors who serve for three-year terms and are elected on a staggered basis, one class of directors standing for election each year. Directors of each class will thereafter hold office until the third annual meeting of the stockholders of the Company following their election or until their successors are elected and qualified.

     The executive officers and other officers were elected by the Board of Directors on May 29, 1997 with the exception of Messrs. Ebbighausen and Neefus, who were appointed in July 1997. All executive officers and other officers hold office at the discretion of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Directors, Director Nominees and Executive Officers

     C. Richard Reese is the Chairman of the Board of Directors of Iron Mountain, a position he has held since November 1995, and the Chief Executive Officer of Iron Mountain, a position he has held since December 1981. Prior to November 1995, Mr. Reese was the President of Iron Mountain, a position he had held since 1981. Mr. Reese is also a Director of Schooner Capital Corporation ("Schooner"), which owns approximately 16% of the outstanding stock of the Company. Prior to joining Iron Mountain, he lectured at Harvard Business School in "Entrepreneurship" and provided consulting services to small and medium-sized emerging enterprises. Mr. Reese has also served as president and a Director of PRISM. He holds a Master of Business Administration degree from Harvard Business School.

     David S. Wendell is the President and Chief Operating Officer and a Director of Iron Mountain, positions that he has held since November 1995. After practicing law with Brown & Wood, Mr. Wendell joined Iron Mountain in 1984, where he has served in a variety of positions. Prior to November 1995, he was Executive Vice President, Atlantic Area and prior to 1991, he was Vice President, New England Region. He holds a Master of Business Administration degree from Harvard Business School and a Juris Doctor degree from the University of Virginia.

     John F. Kenny, Jr. is an Executive Vice President and the Chief Financial Officer of Iron Mountain. Mr. Kenny joined Iron Mountain in 1991, and held operating responsibilities as regional Vice President of New England and later Northeast operations before assuming the position of Vice President of Corporate Development in 1995. Prior to 1991, he was Vice President of CS First Boston Merchant Bank, New York, with responsibility for risk capital investments. Mr. Kenny is also a director and the Treasurer of PRISM. He holds a Master of Business Administration degree from Harvard Business School.

     Eugene B. Doggett is an Executive Vice President and a Director of Iron Mountain, positions that he has held since 1990. From 1987 until May 1997, Mr. Doggett was the Chief Financial Officer of Iron Mountain. Mr. Doggett is also a Director of Schooner. Prior to joining the Company, he had extensive experience in commercial and investment banking, as well as financial and general management experience at senior levels. He holds a Master of Business Administration degree from Harvard Business School.

     Harold E. Ebbighausen was appointed Executive Vice President of Iron Mountain effective July 1, 1997. He has been serving as Vice President of Data Protection Services since joining the Company in September 1996. Prior to joining Iron Mountain, Mr. Ebbighausen was Vice President of Document Management Services with INSCI Corporation, a software provider for computer output and data storage solutions to optical and CD technology. Previously, he held a number of field management positions with Anacomp, Inc., a service bureau provider in the micrographics industry.

     Robert G. Miller is an Executive Vice President of Iron Mountain, a position that he has held since December 1996. Mr. Miller joined Iron Mountain in 1988 and held various positions including District Manager from 1988 through 1991 and regional Vice President from 1991 through 1996. Prior to 1988, Mr. Miller was employed as a District Manager at Bell & Howell Records Management Company.

     Christopher Neefus is an Executive Vice President of Iron Mountain, a position that he has held since August 1997. Mr. Neefus was a Vice President of Sales and Customer Service for ASI, Inc., a software provider for the storage of computer generated information from 1995 until joining the Company. From 1990 to 1995, Mr. Neefus was the Region Vice President of Anacomp, Inc., a service bureau provider in the micrographics industry. Mr. Neefus holds a Bachelors of Arts degree in Communications Arts from Hofstra University.

     Kenneth F. Radtke, Jr. is an Executive Vice President of Iron Mountain, a position that he has held since June 1996. Prior to June 1996, Mr. Radtke was Northeast Regional Vice President and prior to 1995 was Sales Manager, New York Region. Mr. Radtke has worked in the records and information industry since 1988 as President and Chief Executive Officer, Dataport Company, Inc. and Senior Vice President, Arcus. He holds a graduate degree from the University of Wisconsin, Graduate School of Banking.

     Robert P. Swift is an Executive Vice President of Iron Mountain, a position he has held since November 1995. Prior to November 1995, Mr. Swift was the Executive Vice President, Western Area of Iron Mountain and prior to 1988, Mr. Swift was employed in various positions at Bell & Howell Records Management Company.

     Constantin R. Boden is a Director of Iron Mountain, a position he has held since December 1990. Mr. Boden is on the advisory board of Boston Capital Ventures, a risk capital concern. For 33 years, until January 1995, Mr. Boden was employed by Bank of Boston, most recently as Executive Vice President, International Banking. He holds a Master of Business Administration degree from Harvard Business School.

     Arthur D. Little is a Director of Iron Mountain, a position he has held since November 1995. Mr. Little is a principal of The Little Investment Company, which he founded in 1992. Prior to that, he was Managing Director of and also a partner in Narragansett Capital, Inc., a private investment firm. He holds a Bachelor of Arts degree in history from Stanford University.

     Vincent J. Ryan is a Director of Iron Mountain. Mr. Ryan is the founder of Schooner and has served as Chairman and Chief Executive Officer of Schooner since 1971. Prior to November 1995, Mr. Ryan served as Chairman of the Board of Directors of Iron Mountain. He holds a Bachelors of Arts degree in English from Boston University.

     B. Thomas Golisano is a Director of Iron Mountain, a position he has held since June 1997. He founded Paychex Inc., a publicly held, national payroll service company, in 1971 and has served for more than five years as its Chairman, President and Chief Executive Officer. Mr. Golisano serves on the Board of Trustees of Rochester Institute of Technology and on the boards of several privately held companies. He has also served on the boards of numerous non-profit organizations and is the founder of the B. Thomas Golisano Foundation.

     Kent P. Dauten is a proposed Director of Iron Mountain. He has served as President of Keystone Capital, Inc., a venture capital firm, since March 1994 and as President of HIMSCORP since February 1995. From January 1993 to March 1994, he was Senior Vice President of Madison Dearborn Partners, Inc. and from September 1979 to December 1992, he was Senior Vice President of First Chicago Venture Capital. Mr. Dauten currently serves as a director of Health Management Associates, Inc. of Naples, Florida, a NYSE-listed hospital management firm and is a Trustee Nominee for Elder Trust of Kennett Square, Pennsylvania, a newly formed health care real estate investment trust. Mr. Dauten holds a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Economics from Dartmouth College.

     Clarke H. Bailey is a proposed Director of Iron Mountain. He is Co-Chairman and Director of Hudson River Capital LLC, a private investment company. Mr. Bailey is also currently the Chairman and Chief Executive Officer of each of AGI, United Acquisition Company and Arcus, positions which he has held since 1995, and is a Director of Connectivity Technologies Inc. and Swiss Army Brands, Inc. Mr. Bailey also serves as Director of Glenayre Technologies, Inc., a manufacturing company in the telecommunications industry, and serves as the Chairman of its Executive Committee. Prior to joining Glenayre in 1990, Mr. Bailey was a Managing Director at Oppenheimer & Co., Inc. where he served in a variety of capacities, most recently as head of the Principal Investments Department. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania.


Certain Other Officers

     Jean A. Bua is Vice President and Corporate Controller of Iron Mountain. Ms. Bua joined Iron Mountain in such capacity in March 1996. From 1993, to 1996, Ms. Bua was the Corporate Controller for Duracraft Corp., a consumer products manufacturer. Prior to that, Ms. Bua was the accounting manager for a high-tech manufacturer and was a management consultant for Ernst & Young. She holds a Master of Business Administration degree from the University of Rhode Island. Ms. Bua is a certified public accountant.

     Michael Karp is Vice President, Sales and Marketing of Iron Mountain. Mr. Karp joined Iron Mountain in June 1997 as a result of the Safesite merger. From 1988 until June 1997, he was employed by Safesite in various positions, including as branch manager, regional manager and director of national sales. Mr. Karp holds a Bachelors degree in business from Arizona State University.

     Joseph J. Larizza is Vice President and Chief Information Officer of Iron Mountain, with responsibility for management information systems, including oversight of the development of Iron Mountain's Safekeeper system. Prior to joining Iron Mountain in 1996, Mr. Larizza was the chief information officer at Service America, a large food service corporation and, prior to that, chief information officer at the Advertising Checking Bureau, with responsibility for information systems and development of client-server products. He holds a Bachelors degree in management from Post College.

     Van Latham is Vice President of Human Resources of Iron Mountain. Mr. Latham joined Iron Mountain in 1997. For the preceding 10 years he was employed by PepsiCola and Pizza Hut, most recently as human resources director of PepsiCola East. He holds a Ph.D. in industrial psychology from Wayne State University.

     John P. Lawrence is Vice President and Treasurer of Iron Mountain, with responsibility for acquisition integration, internal audit, risk management and purchasing and contracting. Mr. Lawrence has been associated with Iron Mountain since 1988. Prior to 1988, he worked for Hewlett Packard for nine years in various management positions in finance, control, marketing and manufacturing. He holds a Master of Business Administration degree from Harvard Business School.

     Kenneth A. Rubin is Vice President of Business Development of Iron Mountain. Mr. Rubin joined Iron Mountain in 1989. Prior to 1989, he was Director of both Sales and Marketing for Leahy/Instar, a records management company. He was also a founding director of Software Escrow Security. He holds a Bachelors degree in political science from Drew University.

     T. Anthony Ryan is Vice President of Real Estate of Iron Mountain. Mr. Ryan manages the real estate of Iron Mountain and is responsible for identifying and evaluating new facility opportunities and negotiating long-term leases. He has been involved in real estate development for 22 years. His work experience includes positions as Director of Development for Gilbane Property, Vice President of CRJ Investments and, more recently, Vice President and Partner at the Linpro Company. He holds a Bachelors degree in history from The George Washington University.

     Biographical information of the Directors, Director nominees, executive officers and other officers is as of September 26, 1997.


Executive Compensation

     The following table provides certain information concerning compensation earned by the Chief Executive Officer and the four highest paid executive officers serving in such capacity at December 31, 1996 (collectively, the "Named Executive Officers") for the years ended December 31, 1994, December 31, 1995 and December 31, 1996.


                          Summary Compensation Table


                                                                            Long-Term Compensation
                                                                     -------------------------------------
                                        Annual Compensation
                                 --------------------------------    Number of Shares
Name and                                                                 Underlying           All Other
Principal Position                 Year      Salary       Bonus           Options         Compensation (1)
-------------------------------   ------   ----------   ----------   -----------------   -----------------
C. Richard Reese   ............   1996     $268,958     $165,000                --            $2,250
 Chairman of the Board and        1995      261,765      200,000                --             1,790
 Chief Executive Officer          1994      255,400      125,000                --             1,623

David S. Wendell   ............   1996      203,550      125,000            40,000             2,250
 President, Chief Operating       1995      136,627       62,731            35,469             1,573
 Officer and Director             1994      129,800       50,000                --             1,352

Eugene B. Doggett  ............   1996      194,639      100,000                --             2,250
 Executive Vice President and     1995      192,274      165,000                --             1,790
 Director                         1994      187,500       93,750                --             1,623

Robert P. Swift    ............   1996      133,600       50,800            15,000             1,905
 Executive Vice President         1995      131,119       24,397             8,096 (2)         1,243
                                  1994      126,600       16,740                --               865
Kenneth F. Radtke, Jr.   ......   1996      119,800       33,759            20,000             1,350
 Executive Vice President

--------
(1) Reflects Iron Mountain's matching contribution to the Iron Mountain Profit Sharing Retirement Plan for each individual. The amounts shown for 1996 are estimated maximum contributions; the actual contributions have not yet been calculated.
(2) These options were granted in 1995 contingent upon Iron Mountain's completion of its Initial Public Offering, which was consummated in 1996.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Mr. Little, who is the Chairman of the Committee, and Messrs. Boden and Ryan. Messrs. Reese and Doggett are executive officers of Iron Mountain and are directors of Schooner. Mr. Ryan is the Chairman of the Board and principal stockholder of Schooner.

     In each of 1994 and 1995, Iron Mountain paid fees of $111,048 to Schooner for consulting services rendered by Mr. Ryan. These services and fees terminated as of December 31, 1995.

     Iron Mountain Records Management, Inc., a wholly owned subsidiary of the Company ("IMRM"), is the tenant under a lease dated January 1, 1991 for a 31,500 square-foot building in Houston, Texas. The owner of the building is IM Houston (CR) Limited Partnership, a Texas limited partnership, of which Mountain Realty, Inc., a Massachusetts corporation whose sole stockholder is Vincent J. Ryan, is the sole general partner, and the limited partners of which are C. Richard Reese and Eugene B. Doggett. The term of the lease expires December 31, 2000, with two five-year extension options exercisable by IMRM. IMRM currently pays annual rent in the amount of approximately $99,000, subject to adjustment in 1999 (and in the option periods if the term is extended) based upon percentage changes in the consumer price index, with a floor of 3% and a ceiling of 5%, compounded annually. As tenant, IMRM is responsible for taxes, insurance and maintenance. The space is used by IMRM as a records management facility. During 1994, 1995 and 1996, IMRM paid rent in the annual amount of $88,000, $93,000 and $93,625 respectively, under the lease. The lease is, in the opinion of management, on commercially reasonable terms, no less favorable to IMRM than could have been obtained from an unaffiliated party at the time of the transaction.

     The Company paid compensation of $144,000, $154,000 and $155,720 for 1994, 1995 and 1996, respectively, to Mr. T. Anthony Ryan. Mr. Ryan is Vice President, Real Estate, of the Company and is the brother of Mr. Vincent J. Ryan, a Director and the former Chairman of the Board of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

     The Company was indebted to Schooner in the principal amount of $382,500 under a junior subordinated note, which was incurred by the Company in 1990 in connection with an acquisition. Schooner subsequently acquired the note from the holder as an investment. The Company prepaid such indebtedness in its entirety with a portion of the net proceeds from the sale of the 1996 Notes.

     Schooner leases space from the Company at the Company's corporate headquarters. Such lease is a tenancy-at-will and may be terminated by either the Company or Schooner at any time. As consideration for such lease, Schooner pays rent to the Company based on its pro rata share of all expenses related to the use and occupancy of the premises. The rent paid by Schooner to the Company under such lease was approximately $58,000, $49,000 and $68,000 in 1994, 1995 and 1996, respectively.

     Employees of Schooner were eligible to participate in the Iron Mountain Profit Sharing Retirement Plan, a Section 401(k) plan, as well as the Company's group medical, dental, life, disability and accidental death and dismemberment arrangements (the "Company Benefit Plans"). Schooner reimbursed the Company for costs incurred as a result of the participation of Schooner employees in the Company Benefit Plans. Participation by Schooner employees in the Company Benefit Plans terminated shortly after the consummation of the Initial Public Offering.


Certain Transactions

     In 1993, in connection with the employment of David S. Wendell, Iron Mountain made demand loans to Mr. Wendell in an aggregate principal amount of $70,000 in connection with Mr. Wendell's purchase of a home. The loans bore interest at a rate equal to Iron Mountain's cost to borrow such funds and were secured by a second mortgage on the home. The loans were repaid in full in March 1997.


Director Compensation

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each Director who is not an employee of the Company receives an annual retainer fee of $10,000 as compensation for his or her services as a member of the Board of Directors and is also paid $2,500 per quarter (to a maximum of $10,000 per year) for attendance at meetings (the "Director's Compensation"). Directors may be granted options, either in lieu of or in addition to the Director's Compensation, under the Company's 1995 Stock Incentive Plan (the "Iron Mountain Stock Option Plan").

Stock Option Information

     Effective November 30, 1995, Iron Mountain instituted the Iron Mountain Stock Option Plan, which is administered by the Stock Incentive Plan Subcommittee of the Compensation Committee, as a restatement of Iron Mountain's then-existing stock option plan. The Iron Mountain Stock Option Plan was amended by the Board of Directors on March 3, 1997 and by the Company's stockholders on May 29, 1997. The purpose of the Iron Mountain Stock Option Plan is to encourage key employees, Directors, and consultants of Iron Mountain and its subsidiaries who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, Iron Mountain or a subsidiary to continue their association with Iron Mountain and its subsidiaries by providing favorable opportunities for them to participate in the ownership of Iron Mountain and in its future growth through the granting of restricted shares, options to acquire Common Stock ("Options"), stock appreciation rights and other rights to compensation in amounts determined by the value of the Common Stock. Restricted shares, stock appreciation rights and other rights are referred to collectively as "Other Rights."

     The total number of shares of Common Stock that may be subject to Options and Other Rights under the Iron Mountain Stock Option Plan may not exceed 1,400,000 and grants to any single employee may not exceed in the aggregate 250,000 shares. In no event will any Option intended to qualify as an incentive stock option (an "ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), be exercisable after the expiration of ten years after the date of grant or have an exercise price that is less than the fair market value of Common Stock on the date the ISO is granted.

     Awards of Options and Other Rights under the Iron Mountain Stock Option Plan are made by the Stock Incentive Plan Subcommittee of the Compensation Committee, consisting of Messrs. Little and Boden, which selects the persons to whom Options and Other Rights are to be granted and determines the number or value and the terms and conditions of Options or Other Rights granted, including the exercise price, the term and the vesting of such Option or Other Right. Each Option is evidenced by an option agreement setting forth the terms of such Option. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of Iron Mountain or any of its subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant and the exercise price of such ISO shall be at least 110% of the fair market value of Common Stock on the date such ISO is granted.

     The exercise price in respect of any Option may be paid in cash, in shares of Common Stock owned by the optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the Option or by means of a "cashless exercise" procedure in which a broker transmits to Iron Mountain the exercise price in cash, either as a margin loan or against the optionee's notice of exercise and confirmation by Iron Mountain that it will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price or agrees to pay the Option price to Iron Mountain in cash upon its receipt of stock certificates. In its discretion, the Stock Incentive Plan Subcommittee of the Compensation Committee may grant a new option to purchase the number of shares of Common Stock delivered to Iron Mountain in full or partial payment of the option price, upon the exercise of any Option, or in full or partial payment of the tax withholding obligations resulting from the exercise of any Option.

     The following table sets forth certain information concerning the grant of Options to purchase Common Stock to the Named Executive Officers in the year ended December 31, 1996.

                       Option Grants in Last Fiscal Year



                                                                                             Potential Realizable
                                                          Percent of                           Value at Assumed
                                                            Total                              Annual Rates of
                                             Number of     Options                                  Stock
                                             Securities   Granted to                           Appreciation for
                                             Underlying   Employees   Exercise                 Option Terms (1)
                                              Options     in Fiscal   Price Per   Expiration --------------------
Name                                          Granted     Year 1996    (Share)      Date       5% ($)    10% ($)
------------------------------------------- ------------ ----------- ----------- ----------- ---------- ---------
David S. Wendell, President and Chief
 Operating Officer    .....................    40,000       10.3%      $ 15.375   4/8/2006    $386,600   $980,200
Robert P. Swift, Executive Vice President      15,000        3.9         15.375   4/8/2006     144,975    367,575
Kenneth F. Radtke, Jr., Executive Vice
 President   ..............................    20,000        5.1         15.375   4/8/2006     193,300    490,100

--------
(1) Potential Realizable Value is based on the assumed growth rates for an assumed ten-year option term. 5% annual growth results in an Common Stock price per share of $25.04 and 10% results in an Common Stock price per share of $39.88 respectively, for such term. The actual value, if any, an executive officer may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.


     The following table sets forth certain information with respect to the unexercised Options to purchase Common Stock granted to the Named Executive Officers. None of such individuals exercised any Options during the year ended December 31, 1996.


                         Fiscal Year End Option Values

                                                                                            Value of Unexercised
                                                          Number of Unexercised           In-the-Money-Options at
                                                      Options at December 31, 1996         December 31, 1996 (1)
                                                     -------------------------------   ------------------------------
Name                                                  Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------------------------------   -------------   ---------------   -------------   --------------
David S. Wendell, President and Chief
 Operating Officer  ..............................      79,960           84,383         $1,900,329       $1,307,850
Robert P. Swift, Executive Vice President   ......      15,420           26,952            366,472          429,122
Kenneth F. Radtke, Jr., Executive Vice
 President    ....................................         795           25,110             14,048          380,966

--------
(1) Based on a year end value of $30.25 per share, less the exercise price.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information known to Iron Mountain with respect to beneficial ownership of the Common Stock by (i) each stockholder known by Iron Mountain to be the beneficial owner of more than five percent of the Common Stock, (ii) each Director, including each nominee for director, (iii) each Named Executive Officer and (iv) all executive officers and Directors of Iron Mountain as a group. Such information is presented as of September 26, 1997.

                                                                                          Percent
Name(1)                                                                      Shares       Owned
-------                                                                    -----------   --------
Directors and Executive Officers
C. Richard Reese(2)  ...................................................   1,127,503        9.6%
David S. Wendell(3)  ...................................................     107,822        *
Eugene B. Doggett(4)    ................................................     129,550        1.1%
Kenneth F. Radtke, Jr.(5)  .............................................       5,976        *
Robert P. Swift(6)   ...................................................      23,895        *
Constantin R. Boden(7)  ................................................      20,880        *
Arthur D. Little(8)  ...................................................      26,265        *
Vincent J. Ryan(9)   ...................................................   3,445,750       29.3%
B. Thomas Golisano(10)  ................................................     931,704        7.9%
All Directors and executive officers as a group (15 persons)(11)  ......   5,174,426       43.4%

Director Nominees
Kent P. Dauten(12)   ...................................................          --         --
Clarke H. Bailey(13)    ................................................          --         --

Five Percent Stockholders
Schooner Capital Corporation(14)    ....................................   1,909,384       16.3%
William Blair & Company, L.L.C.(15)    .................................   1,055,384        9.0%

--------
* Less than 1%
(1) Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common
    Stock shown as beneficially owned by them.
(2) Mr. Reese is a Director and Chairman of the Board and Chief Executive Officer of Iron Mountain. Includes 13,450 shares of Common Stock held by trusts for the benefit of Mr. Reese's children, as to which Mr. Reese disclaims beneficial ownership. Also includes 668,166 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as President of Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale or exchange of substantially all of the shares of Common Stock held by Schooner or (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese. See "Management --Executive Compensation." Mr. Reese's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(3) Mr. Wendell is a Director and President and Chief Operating Officer of Iron Mountain. Includes 103,967 shares that Mr. Wendell has the right to acquire pursuant to currently exercisable options. See "Management--Executive Compensation." Mr. Wendell's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(4) Mr. Doggett is a Director and Executive Vice President of Iron Mountain. Includes 29,550 shares of Common Stock as to which Mr. Doggett shares beneficial ownership with Schooner as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Doggett relating to Mr. Doggett's former services as Chief Financial Officer of Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale or exchange of substantially all of the shares of Common Stock held by Schooner or (ii) the cessation of Mr. Doggett's employment with Iron Mountain, Schooner is required to transfer such shares of Common Stock to Mr. Doggett or remit to Mr. Doggett cash in an amount equal to the then current fair market value of such shares of Common Stock.
    Schooner has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Doggett. See "Management--Executive Compensation." Mr. Doggett's address is c/o Iron Mountain Incorporated,
    745 Atlantic Avenue, Boston, Massachusetts 02111.
(5) Mr. Radtke is an Executive Vice President of Iron Mountain. Consists of shares that Mr. Radtke has the right to acquire pursuant to currently exercisable options. See "Management--Executive Compensation." Mr.
    Radtke's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.
(6) Mr. Swift is an Executive Vice President of Iron Mountain. Consists of shares that Mr. Swift has the right to acquire pursuant to currently exercisable options. See "Management--Executive Compensation." Mr. Swift's address is c/o Iron Mountain Incorporated, 1340 East 6th Street, Los Angeles, California 90021.

 (7) Mr. Boden is a Director of Iron Mountain. Mr. Boden's address is c/o Boston Capital Ventures, 45 School Street, Boston, Massachusetts 02110.
 (8) Mr. Little is a Director of Iron Mountain. Includes 25,000 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership. Mr. Little's address is c/o The Little Investment Company, 33 Broad Street, Boston, Massachusetts 02109.
 (9) Mr. Ryan is a Director of Iron Mountain. Mr. Ryan holds 1,536,366 shares of Common Stock. The remaining shares of Common Stock listed as being beneficially owned by Mr. Ryan are held by Schooner, as to which Mr. Ryan has sole voting power and investment power as the Chairman of the Board and principal stockholder of Schooner. Mr. Ryan's address is c/o Schooner Capital Corporation, 745 Atlantic Avenue, Boston, Massachusetts 02111. See footnote (14) regarding shares held by Schooner.
(10) Mr. Golisano is a Director of Iron Mountain. Includes 3,618 shares that Mr. Golisano has the rights to acquire pursuant to currently exercisable options. Mr. Golisano's address is c/o Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625.
(11) Includes 182,543 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options.
(12) The Company has been advised that Mr. Dauten would own approximately 934,000 shares of Common Stock upon consummation of the HIMSCORP Merger, assuming (i) the Common Stock is valued at $31.11 per share and (ii) HIMSCORP indebtedness of approximately $28 million. In addition, upon the consummation of the Arcus Merger, Mr. Dauten would beneficially own approximately 450 shares of Common Stock, as to which Mr. Dauten would have shared voting power and investment power. Mr. Dauten's address is c/o Keystone Capital, Inc., 520 Lake Cook Road, Suite #450, Deerfield, Illinois 60015.
(13) The Company has been advised that Mr. Bailey would own or have the right to acquire pursuant to currently exercisable options approximately 127,000 shares of Common Stock upon consummation of the Arcus Merger, assuming (i) a determination price of $32.50 per share, (ii) no Arcus entity options have been exercised prior to the closing of the Arcus Merger and (iii) Arcus indebtedness of approximately $33 million. In addition, Mr. Bailey would beneficially own approximately 405,000 shares of Common Stock, as to which Mr. Bailey would have shared voting power and investment power.
(14) Mr. Ryan is the Chairman of the Board and the principal stockholder of Schooner and, accordingly has sole voting and investment power with respect to the shares of Common Stock held by Schooner. Includes 668,166 shares of Common Stock as to which Schooner shares beneficial ownership with Mr. Reese as described in footnote (2). Also includes 29,550 shares of Common Stock as to which Schooner shares beneficial ownership with Mr. Doggett as described in footnote (4). Schooner has agreed to vote the shares of Common Stock subject to such arrangements at the direction of Mr. Reese or Mr. Doggett, as the case may be. The address of Schooner Capital Corporation is 745 Atlantic Avenue, Boston, Massachusetts 02111.
(15) Includes 369,200 shares of Common Stock over which William Blair & Company, L.L.C. has sole investment power, but over which customers of William Blair & Company, L.L.C. have sole voting power. The address of William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, Illinois 60606.

                          INDEX TO FINANCIAL STATEMENTS
                                                                            Page
                                                                            ----
Financial Statements of Completed Acquisitions:
Security Archives of Minnesota.............................................F-2
Wellington Financial Services, Inc.........................................F-9
Concorde Group, Inc. and Neil Tucker Trust.................................F-17
Data Securities International, Inc.........................................F-25
Records Retention/FileSafe.................................................F-35
Allegiance Business Archives, Ltd..........................................F-44
Financial Statements of Pending Acquisitions:
HIMSCORP, Inc..............................................................F-52
Arcus Technology Services, Inc.............................................F-63
Arcus Group, Inc...........................................................F-80

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
     Iron Mountain Incorporated:

We have audited the accompanying combined balance sheet of Security Archives of Minnesota as of December 31, 1996, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Archives of Minnesota as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






                                          Arthur Andersen LLP

Minneapolis, Minnesota
August 15, 1997

                        SECURITY ARCHIVES OF MINNESOTA


                            COMBINED BALANCE SHEET


                               DECEMBER 31, 1996



                                                      ASSETS
Current Assets:
   Cash and cash equivalents    .....................   $  101,046
   Accounts receivable    ...........................      324,508
   Other current assets   ...........................        7,097
                                                        -----------
     Total Current Assets    ........................      432,651
                                                        -----------
Property and Equipment    ...........................      955,162
   Less--accumulated depreciation  ..................      302,189
                                                        -----------
     Net property and equipment    ..................      652,973
Other Assets, net   .................................       77,968
                                                        -----------
                                                        $1,163,592
                                                        ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable    ..............................   $   64,484
   Current portion of long-term note payable   ......       96,600
   Note payable to related parties    ...............      196,000
   Accrued expenses    ..............................       11,922
                                                        -----------
     Total Current Liabilities  .....................      369,006
Long-Term Note Payable    ...........................      152,747
                                                        -----------
     Total Liabilities    ...........................      521,753
Commitments and Contingencies (Note 6)
Stockholders' Equity:
   Common stock  ....................................       12,000
   Paid-in capital  .................................      188,000
   Retained earnings   ..............................      441,839
                                                        -----------
     Total Stockholders' Equity    ..................      641,839
                                                        -----------
                                                        $1,163,592
                                                        ===========



The accompanying notes are an integral part of these combined financial statements.

                        SECURITY ARCHIVES OF MINNESOTA


            COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                     FOR THE YEAR ENDED DECEMBER 31, 1996



Revenues:
   Storage    ....................................    $1,088,492
   Service and storage materials sales   .........       883,384
                                                      ----------
     Total Revenues    ...........................     1,971,876
                                                      ----------
Operating Expenses:
   Cost of sales (excluding depreciation)   ......       876,247
   Selling, general and administrative   .........       566,652
   Depreciation and amortization   ...............       181,111
                                                      ----------
     Total Operating Expenses   ..................     1,624,010
                                                      ----------
Income from Operations    ........................       347,866
                                                      ----------
Interest expense    ..............................       (60,826)
                                                      ----------
Net Income    ....................................       287,040
Retained Earnings, Beginning of Year  ............       154,799
                                                      ----------
Retained Earnings, End of Year  ..................    $  441,839
                                                      ==========



The accompanying notes are an integral part of these combined financial statements.

                        SECURITY ARCHIVES OF MINNESOTA


                       COMBINED STATEMENT OF CASH FLOWS


                     FOR THE YEAR ENDED DECEMBER 31, 1996



Cash Flows Provided by Operating Activities:
   Net income   .....................................................................    $  287,040
   Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization    ................................................       181,111
    Changes in operating assets and liabilities:
     Accounts receivable    .........................................................      (162,832)
     Other current assets   .........................................................        12,767
     Accounts payable and accrued expenses    .......................................         5,849
                                                                                         ----------
     Net Cash Provided by Operating Activities   ....................................       323,935
                                                                                         ----------
Cash Flows from Investing Activities:
   Purchases of property and equipment, net   .......................................       (71,992)
                                                                                         ----------
Cash Flows from Financing Activities:
   Principal payments on notes payable  .............................................      (283,525)
                                                                                         ----------
Net Decrease in Cash and Cash Equivalents  ..........................................       (31,582)
Cash and Cash Equivalents, beginning of year  .......................................       132,628
                                                                                         ----------
Cash and Cash Equivalents, end of year  .............................................    $  101,046
                                                                                         ==========
Supplemental Disclosure of Cash Flow Information:
   Interest paid   ..................................................................    $   60,826
                                                                                         ==========



The accompanying notes are an integral part of these combined financial statements.

                        SECURITY ARCHIVES OF MINNESOTA

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. Organization of Business

     The accompanying combined financial statements of Security Archives of Minnesota include the accounts of Security Archives of MSP, Inc., a Minnesota corporation (MSP) and Security Archives II, a Minnesota corporation (SAII), (collectively, the Company). The Company is a full service records management company providing storage and related services for all types of media. The Company serves numerous legal, banking, healthcare, accounting, insurance, entertainment and retail organizations in the Minneapolis, Minnesota metropolitan area.

     Stockholders' equity for MSP and SAII at December 31, 1996 was as follows:





                                                    Common      Paid-In      Retained
                                                     Stock      Capital      Earnings      Total
                                                   ---------   ----------   ----------   ---------
 MSP, $1 par value, 25,000 shares authorized;
   10,000 shares issued and outstanding   ......   $10,000     $140,000     $248,424     $398,424
 SAII, $1 par value, 25,000 shares authorized;
   2,000 shares issued and outstanding    ......     2,000       48,000      193,415      243,415
                                                   --------    ---------    ---------    ---------
   Total .......................................   $12,000     $188,000     $441,839     $641,839
                                                   ========    =========    =========    =========

2. Summary of Significant Accounting Policies


Principles of Combination

     The financial statements reflect the financial position and results of operations of the Company on a combined basis. All significant intercompany account balances and transactions with affiliates have been eliminated.


Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.


Property and Equipment

     Property and equipment are depreciated over their estimated useful lives, principally using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. Property and equipment consist of the following:



                                                   Useful Lives     December 31, 1996
                                                  --------------   ------------------
 Warehouse and disintegration equipment  ......       6-10 years        $769,080
 Transportation equipment .....................          5 years         100,246
 Leasehold improvements   .....................         10 years          72,082
 Office equipment   ...........................         10 years          13,754
                                                                        ---------
   Property and equipment    ..................                          955,162
 Accumulated depreciation    ..................                          302,189
                                                                        ---------
   Property and equipment, net  ...............                         $652,973
                                                                        =========

     Minor maintenance costs are expensed as incurred. Major improvements to the leased warehouse are capitalized as leasehold improvements and depreciated as described above.


Other Assets

     Other assets consist primarily of customer acquisition costs, which are the costs, net of revenues received for the initial transfer of the records, related to the acquisition of new accounts. Customer acquisition costs are

                        SECURITY ARCHIVES OF MINNESOTA
capitalized and amortized over an appropriate period not exceeding three years, unless the customer terminates its relationship with the Company, at which time the unamortized cost is charged to expense. However, in the event of such termination, the Company collects and records as income permanent removal fees that generally equal or exceed the amount of unamortized customer acquisition costs. As of December 31, 1996, the Company had $264,166 of customer acquisition costs less accumulated amortization of $195,161.


Revenue Recognition

     Storage and service revenues are recognized in the month the respective service is provided. Storage material sales are recognized when shipped to the customer. The Company has six customers which collectively accounted for 66.8% of revenues for the year ended December 31, 1996.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates relate primarily to the realizability of accounts receivable and the adequacy of certain accrued expenses. Ultimate results could differ from those estimates.


3. Note Payable

     Note payable consisted of the following as of December 31, 1996:



         Long-term note payable with an initial balance of $461,530, paid in monthly installments with an interest rate of 9.3%, principal due on
          November 4, 1999    ................................................   $249,347
         Less--current maturities   ..........................................     96,600
                                                                                 ---------
         Note payable, net of current maturities   ...........................   $152,747
                                                                                 =========

     Maturities of Notes Payable, including $196,000 of notes with related parties are as follows:



                          Amount
                         ---------
         1997   ......   $292,600
         1998   ......    105,978
         1999   ......     46,769
                         ---------
         Total  ......   $445,347
                         =========

     The long-term note payable requires that the Company meet certain covenants, as defined. The loan further requires the Company to pledge substantially all of the property and equipment obtained under the loan as collateral. As of December 31, 1996, the Company was in compliance with all covenants.


4. Income Taxes

     MSP and SAII have elected to be treated as S corporations for income tax purposes, under Subchapter S of the Internal Revenue Code. Accordingly, the income and losses of MSP and SAII are passed through to the shareholders, who pay all income taxes on the companies' earnings. As a result, no provision for income taxes has been reflected in the accompanying combined financial statements.

                        SECURITY ARCHIVES OF MINNESOTA

5. Related-Party Transactions

     The Company receives management services from affiliated entities in exchange for a management fee. Management fee expense was $46,020 for the year ended December 31, 1996.

     In addition, the Company has unsecured notes payable to two stockholders. The notes bear interest of 8% which is payable monthly, and have principal payments which are due in various installments through 1997. Interest expense on related party notes payable was $11,504 for the year ended December 31, 1996.

     During 1996, the Company transferred property to an affiliate. In return, the affiliate made payments to the Company in the amount equal to that which the Company owed for the property under an associated loan agreement with an unrelated financial institution. The Company believes this, as well as each of the aforementioned related-party activities, were at terms no more or less favorable than similar transactions which could have occurred with unaffiliated third parties.


6. Commitments and Contingencies


Operating Leases

     Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more are $81,228 for 1997 and $0 thereafter.

     The Company's rent expense for operating leases was $502,377 for the year ended December 31, 1996.


7. Subsequent Event

     On January 3, 1997, the Company sold substantially all of its operating assets to Iron Mountain Incorporated. All debt of the Company was repaid from the proceeds of the sale.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
     Iron Mountain Incorporated:

We have audited the accompanying balance sheet of Wellington Financial Services, Inc. (a Michigan corporation) as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellington Financial Services, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






                                          Arthur Andersen LLP

Detroit, Michigan
April 25, 1997

                      WELLINGTON FINANCIAL SERVICES, INC.


                                 BALANCE SHEET


                               DECEMBER 31, 1996



                                                                 ASSETS
Current Assets:
   Cash and cash equivalents    .......................................   $  141,865
   Accounts receivable--trade   .......................................      290,179
   Note receivable--stockholder .......................................      100,000
   Inventory  .........................................................       60,914
   Prepaid expenses    ................................................       29,964
                                                                          -----------
     Total Current Assets .............................................      622,922
                                                                          -----------
Property and Equipment, at Cost    ....................................    1,710,759
   Less--Accumulated depreciation  ....................................    1,131,438
                                                                          -----------
   Net property and equipment   .......................................      579,321
                                                                          -----------
Other Assets:
   Goodwill, net ......................................................      258,678
   Other   ............................................................       11,500
                                                                          -----------
     Total Other Assets   .............................................      270,178
                                                                          -----------
     Total Assets   ...................................................   $1,472,421
                                                                          ===========
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt  .................................   $  380,282
   Note payable--stockholders   .......................................       94,720
   Line of credit   ...................................................       70,000
   Accounts payable ...................................................      138,395
   Accrued liabilities ................................................      132,491
   Deferred revenue ...................................................      137,869
                                                                          -----------
     Total Current Liabilities  .......................................      953,757
                                                                          -----------
Long-term Debt, Net of Current Portion   ..............................      159,064
                                                                          -----------
Commitments and Contingencies (Note 7)
Stockholders' Equity:
   Common stock, $100 par value per share; 4,000,000 shares authorized,
    1,000 shares issued and outstanding  ..............................      100,000
   Retained earnings   ................................................      259,600
                                                                          -----------
     Total Stockholders' Equity .......................................      359,600
                                                                          -----------
     Total Liabilities and Stockholders' Equity   .....................   $1,472,421
                                                                          ===========

  The accompanying notes are an integral part of these financial statements.

                      WELLINGTON FINANCIAL SERVICES, INC.


                            STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1996



Revenue:
   Storage   ....................................    $1,225,803
   Service and storage material sales   .........     2,018,906
                                                     ----------
      Total Revenue   ...........................     3,244,709
                                                     ----------
Operating Expenses:
   Cost of sales (excluding depreciation)  ......     1,558,038
   Selling, general and administrative  .........     1,065,073
   Depreciation and amortization  ...............       152,537
                                                     ----------
      Total Operating Expenses ..................     2,775,648
                                                     ----------
Operating Income:  ..............................       469,061
                                                     ----------
Other (Income) Expense:
   Interest expense   ...........................        72,145
   Interest income ..............................       (15,039)
                                                     ----------
      Total Other Expense   .....................        57,106
                                                     ----------
      Net Income   ..............................    $  411,955
                                                     ==========
                               STATEMENT OF STOCKHOLDERS' EQUITY


                                        Common       Retained
                                        Stock        Earnings          Total
                                      ----------   -------------   -------------
Balance--December 31, 1995   ......   $100,000      $  431,942      $  531,942
   Net income    ..................         --         411,955         411,955
   Dividends (Note 5)  ............         --        (584,297)       (584,297)
                                      ---------     ----------      ----------
Balance--December 31, 1996   ......   $100,000      $  259,600      $  359,600
                                      =========     ==========      ==========

  The accompanying notes are an integral part of these financial statements.

                      WELLINGTON FINANCIAL SERVICES, INC.


                            STATEMENT OF CASH FLOWS


                     FOR THE YEAR ENDED DECEMBER 31, 1996



Cash Flows from Operating Activities:
   Net income  .....................................................................   $ 411,955
   Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization   ................................................     152,537
    Changes in operating assets and liabilities-   .................................
     Accounts receivable   .........................................................      72,610
     Inventory .....................................................................     (12,044)
     Prepaid expenses   ............................................................      (8,609)
     Accounts payable and accrued expenses   .......................................     194,787
     Deferred revenue   ............................................................       7,064
                                                                                       ----------
      Net Cash Provided by Operating Activities ....................................     818,300
                                                                                       ----------
Cash Flows from Investing Activities:
   Purchases of property and equipment .............................................    (183,111)
   Proceeds from notes receivable   ................................................      25,000
                                                                                       ----------
      Net Cash Used in Investing Activities  .......................................    (158,111)
                                                                                       ----------
Cash Flows from Financing Activities:
   Proceeds from contractual obligations  ..........................................     190,142
   Payments of contractual obligations .............................................    (372,957)
   Distributions to shareholders (Note 5) ..........................................    (464,297)
                                                                                       ----------
      Net Cash Used in Financing Activities  .......................................    (647,112)
                                                                                       ----------
Net Increase in Cash and Cash Equivalents    .......................................      13,077
Cash and Cash Equivalents, Beginning of Year    ....................................     128,788
                                                                                       ----------
Cash and Cash Equivalents, End of Year    ..........................................     141,865
                                                                                       ----------
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest ..........................................   $  74,199
                                                                                       ==========
   Non-cash distribution to shareholders (Note 5)  .................................   $ 120,000
                                                                                       ==========

  The accompanying notes are an integral part of these financial statements.

                      WELLINGTON FINANCIAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. Summary of Significant Accounting Policies


 Line of Business

     Wellington Financial Services, Inc. d/b/a Michigan Data Storage (the Company) provides storage of electronic media, the sale of electronic media accessories and the rental of safe deposit boxes to customers in Southeastern Michigan.


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


 Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.


 Allowance for Doubtful Accounts

     The allowance for doubtful accounts is based upon the anticipated collectibility of each specific account. Management has determined that no allowance is necessary at December 31, 1996.


 Inventories

     Inventories, consisting primarily of purchased electronic media accessories, are valued at the lower of cost or market, with cost determined substantially on a first-in, first-out basis. Maintenance, operating and office supplies are not inventoried, but are charged to expense when purchased.


 Property and Equipment

     Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to operating expense. Adjustment of the assets and the related accumulated depreciation accounts are made for property and equipment retirement and disposals, with the resulting gain or loss included in the statement of operations.

     Depreciation of property and equipment is computed using the straight-line and accelerated methods over the estimated useful lives. Property and equipment consist of the following:


                                                          December 31,
                                        Useful Lives         1996
                                       ---------------   -------------
   Machinery and equipment    ......   5 to 27 years      $  623,533
   Furniture and fixtures  .........          5              279,717
   Transportation equipment   ......          5              243,862
   Leasehold improvements  .........          5              563,647
                                                          -----------
                                                          $1,710,759
                                                          ===========

 Goodwill

     Goodwill arising from the acquisition of net assets when the cost exceeded the net asset value is amortized on a straight-line basis over a fifteen-year period. Amortization expense during the year amounted to $19,898 and accumulated amortization as of December 31, 1996 amounted to $39,797.

                      WELLINGTON FINANCIAL SERVICES, INC.

 Revenue Recognition


     Customers are generally billed for storage and safety deposit box rental one month in advance. Revenue is recognized over the storage or rental period.


 Income Taxes


     The Company has elected to be treated as a Subchapter S corporation under the Internal Revenue Code. Under these provisions, the Company generally does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal income taxes on their respective shares of the Company's taxable income. Accordingly, no provision for Federal corporate income taxes has been reflected in the financial statements.


2. Line of Credit


     At December 31, 1996, the Company has a line of credit with a bank with a limit of $100,000. All assets of the Company secure the line of credit with interest at 1% over prime (prime rate was 8.25% at December 31, 1996). The outstanding balance at December 31, 1996 was $70,000.


3. Notes Payable--Stockholders


     At December 31, 1996, the stockholders notes payables were $94,720. The notes were due on demand, non-interest bearing and unsecured. The notes were paid in full in February 1997.


4. Long-Term Debt


     At December 31, 1996, long-term debt consisted of the following:


   Note payable to a bank in monthly installments of $30,000, interest at the prime rate plus
    1.0% (prime rate was 8.25% at December 31, 1996), secured by substantially all of the
    Company's assets not otherwise encumbered and the personal guarantees of its
    stockholders; loan was paid in full February, 1997   .................................      $461,031
   Capital leases payable in monthly installments of $3,922, interest at various rates with
    various due dates through June, 1999, secured by equipment    ........................        55,175
   Transportation equipment contracts payable to a financing company in monthly payments of
    $1,156, interest at 10.0%, through October 1998, secured by the equipment ............        23,140
                                                                                                ---------
                                                                                                 539,346
   Less--Current maturities   ............................................................       380,282
                                                                                                ---------
                                                                                                $159,064
                                                                                                =========

     Future maturities of long-term debt are as follows:


Year
   1997  ......   $380,282
   1998  ......    154,322
   1999  ......      4,742
                  ---------
                  $539,346
                  =========

                      WELLINGTON FINANCIAL SERVICES, INC.

5. Dividends

     During the year ended December 31, 1996, the Board of Directors declared and paid dividends of $584,297. The dividends consisted of $464,297 in cash and $120,000 reduction in Stockholders' Note Receivable.


6. Obligations under Capital Leases

     The Company is the lessee of equipment under capital leases expiring through June, 1999. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives.

     The following is a summary of property held under capital leases:


   Equipment
   Cost .................................   $123,910
   Less--accumulated depreciation  ......     63,870
                                            ---------
                                            $ 60,040
                                            =========

     Minimum future lease payments under the capital leases as of December 31, 1996 for each of the next three years and in the aggregate are detailed as contractual obligation payments in Note 4.

     Depreciation on the assets under capital leases charged to expense for the year ended December 31, 1996 was $31,436.

     Interest expense paid on capital leases for the year ended December 31, 1996 was $7,278.


7. Commitments and Contingencies


  Operating Leases

     The Company leases its operating facility under two operating leases expiring in April 2001 with one five-year renewal option. Total rent expense for the year ended December 31, 1996 was $417,361.

     Minimum future rental payments under non-cancelable operating leases having an initial term in excess of one year are as follows:


   Year
   1997  ......   $  303,541
   1998  ......      313,311
   1999  ......      323,202
   2000  ......      333,213
   2001  ......      343,350
                  -----------
                  $1,616,617
                  ===========

8. Related Party Transactions

     On December 31, 1996, the Company has a $100,000 note receivable from stockholders, bearing interest at approximately 6%. This note was paid in full in February, 1997.

     Interest received from stockholders for the year ended December 31, 1996 was $12,576.

     Management fees paid to stockholders during the year ended December 31, 1996 were $30,000.

                      WELLINGTON FINANCIAL SERVICES, INC.

     The Company leases one of its storage facilities from stockholders, under a month-to-month operating lease agreement. Total of this lease expense was approximately $80,000 in 1996.


9. Retirement Plan

     The Company started a 401(k) profit-sharing plan during 1996, which covers substantially all employees and provides a matching contribution. Participating employees may also contribute up to 20% of their annual compensation. The matching contribution for the year ended December 31, 1996 was $5,586. The Company has funded or accrued all calculated contributions as of the balance sheet date.


10. Buy-Sell Agreement

     The stockholders have previously entered into a buy-sell agreement with the Company to guarantee the continuity of management of the corporation by providing for the purchase of stock in the event that any stockholder should die.


11. Subsequent Event

     On February 19, 1997, the Company sold the majority of its assets and its business to Iron Mountain Incorporated. A portion of the sales transaction requires the State of Michigan Financial Institutions Bureau's approval. It is the intention of the stockholders to liquidate the Company during 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Iron Mountain Incorporated:

We have audited the accompanying combined balance sheet of Concorde Group, Inc. and Neil Tucker Trust as of December 31, 1996 and the related statements of operations and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Concorde Group, Inc. and Neil Tucker Trust as of December 31, 1996, as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






                                          Fisher, Schacht & Oliver, LLP

Rochester, New York
August 8, 1997

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST


                                 BALANCE SHEETS


                                                                  December 31,      June 30,
                                                                      1996            1997
                                                                 --------------   ------------
                                                                                   (Unaudited)
                                      ASSETS
Current Assets:
 Cash and cash equivalents   .................................     $  550,609     $  812,469
 Accounts receivable   .......................................        331,750        328,006
 Prepaid expenses and other current assets  ..................         56,570         76,745
                                                                   -----------    -----------
   Total Current Assets   ....................................        938,929      1,217,220
Property and Equipment:
 Land   ......................................................         43,520         43,520
 Buildings    ................................................      1,416,530      1,416,530
 Improvements ................................................        634,234        745,364
 Property under capitalized lease  ...........................        531,646        531,646
 Equipment and furniture  ....................................      1,257,415      1,280,733
 Vehicles  ...................................................        151,118        151,118
                                                                   -----------    -----------
                                                                    4,034,463      4,168,911
 Less: accumulated depreciation and amortization  ............      1,836,790      1,955,870
                                                                   -----------    -----------
   Net Property and Equipment   ..............................      2,197,673      2,213,041
Other Assets  ................................................         52,929         48,008
                                                                   -----------    -----------
   Total Assets  .............................................     $3,189,531     $3,478,269
                                                                   ===========    ===========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Current portion of capitalized lease obligation  ............     $   87,331     $  101,475
 Current portion of notes payable  ...........................        205,583        169,744
 Accounts payable   ..........................................         70,049         16,337
 Accrued expenses   ..........................................         44,785         48,116
 Deferred revenue   ..........................................         20,845        369,589
                                                                   -----------    -----------
   Total Current Liabilities    ..............................        428,593        705,261
Long-Term Liabilities:
 Capitalized lease obligation, net of current portion   ......        110,987         55,493
 Notes payable, net of current portion   .....................      1,767,504      1,721,833
                                                                   -----------    -----------
   Total Long-Term Liabilities  ..............................      1,878,491      1,777,326
                                                                   -----------    -----------
   Total Liabilities   .......................................      2,307,084      2,482,587
Shareholders' Equity:
 Common Stock, no par value, 200 shares authorized, 100 shares
  issued and outstanding  ....................................         50,000         50,000
 Additional paid-in capital  .................................         90,000         90,000
 Retained earnings  ..........................................        742,447        855,682
                                                                   -----------    -----------
   Total Shareholders' Equity   ..............................        882,447        995,682
                                                                   -----------    -----------
     Total Liabilities and Shareholders' Equity   ............     $3,189,531     $3,478,269
                                                                   ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST


            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS






                                                                                         Six Months Ended
                                                                    Year Ended               June 30,
                                                                    December 31,    ----------------------------
                                                                        1996            1996            1997
                                                                   --------------   -------------   ------------
                                                                                     (Unaudited)     (Unaudited)
Revenues:
 Storage  ......................................................    $1,411,612      $  691,010      $  676,586
 Service and storage material sales  ...........................     1,542,810         578,253         602,247
                                                                    ----------      ----------      ----------
   Total Revenues  .............................................     2,954,422       1,269,263       1,278,833
Operating Expenses:
 Cost of sales (excluding depreciation and amortization)  ......     1,049,940         487,944         462,559
 Selling, general and administrative ...........................       933,666         443,706         342,574
 Depreciation and amortization .................................       286,116          92,641         124,001
                                                                    ----------      ----------      ----------
   Total Operating Expenses ....................................     2,269,722       1,024,291         929,134
                                                                    ----------      ----------      ----------
     Operating Income ..........................................       684,700         244,972         349,699
Other Income/(Expense):
 Interest income   .............................................        14,359              --          13,916
 Interest expense  .............................................       192,079          93,457          79,911
                                                                    ----------      ----------      ----------
   Total Other Expense   .......................................       177,720          93,457          65,995
                                                                    ----------      ----------      ----------
     Net Income    .............................................       506,980         151,515         283,704
Retained Earnings, Beginning of Period  ........................       340,829         340,829         742,447
Distributions   ................................................      (105,362)        (26,784)       (170,469)
                                                                    ----------      ----------      ----------
Retained Earnings, End of Period  ..............................    $  742,447      $  465,560      $  855,682
                                                                    ==========      ==========      ==========



   The accompanying notes are an integral part of these financial statements.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST


                       COMBINED STATEMENTS OF CASH FLOWS






                                                                                 Six Months Ended
                                                           Year Ended                June 30,
                                                           December 31,    ----------------------------
                                                               1996            1996            1997
                                                          --------------   -------------   ------------
                                                                            (Unaudited)     (Unaudited)
Cash Flows from Operating Activities:
 Net Income  ..........................................    $  506,980       $  151,515     $ 283,704
 Adjustments to reconcile net income to net cash
  provided by operating activities
   Depreciation and amortization  .....................       282,827           92,641       124,001
 Changes in assets and liabilities:
   Accounts receivable   ..............................      (115,435)         (72,278)        3,744
   Prepaid expenses and other current assets  .........        47,166         (100,083)      (20,175)
   Accounts payable   .................................        28,194           12,980       (53,712)
   Accrued expenses   .................................        40,081            9,611         3,331
   Deferred revenue   .................................        20,845          432,696       348,744
   Loss on disposal of property   .....................         3,289               --            --
                                                           ----------       ----------     ----------
     Total Adjustments   ..............................       306,967          375,567       405,933
                                                           ----------       ----------     ----------
     Net Cash Provided by Operating Activities   ......       813,947          527,082       689,637
Cash Flows from Investing Activities:
 Acquisition of property and equipment  ...............      (243,483)         (52,955)     (134,448)
 Cash proceeds from the sale of property   ............           500               --            --
                                                           ----------       ----------     ----------
   Net Cash Used by Investing Activities   ............      (242,983)         (52,955)     (134,448)
Cash Flows from Financing Activities:
 Principal payments on capital lease    ...............       (78,724)         (37,275)      (41,350)
 Principal payments on notes payable    ...............      (143,597)         (92,732)      (81,510)
 Dividends paid    ....................................      (105,362)         (26,784)     (170,469)
 Proceeds from Notes Payable   ........................       283,525               --            --
                                                           ----------       ----------     ----------
   Net Cash Used by Financing Activities   ............       (44,158)        (156,791)     (293,329)
                                                           ----------       ----------     ----------
Net Increase in Cash and Cash Equivalents  ............       526,806          317,336       261,860
Cash and Cash Equivalents, Beginning of Period   ......        23,803           23,803       550,609
                                                           ----------       ----------     ----------
Cash and Cash Equivalents, End of Period   ............    $  550,609       $  341,139     $ 812,469
                                                           ==========       ==========     ==========
Supplemental Cash Flows Information:
 Interest paid  .......................................    $  177,604       $   93,457     $  94,150
 Property acquired by notes payable  ..................       167,978               --            --



   The accompanying notes are an integral part of these financial statements.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. Significant Accounting Policies


Reporting Entity

     Concorde Group, Inc. (the "Company") is a New York State Corporation located in Farmington, New York whose primary business is the storage of business documents and records.


Principles of Combination

     The financial statements reflect the financial position and results of operations of the Company and Neil Tucker Trust on a combined basis. All significant intercompany balances and transactions have been eliminated.


Property and Amortization

     Property and equipment are recorded at cost. Depreciation and amortization is provided on the straight-line method over the estimated useful lives of the respective assets.

     The estimated useful lives are as follows:

       Equipment and Furniture   ...............     5-10 years
       Building and Improvements    ............    10-39 years
       Property under capitalized lease   ......     5-20 years
       Vehicles   ..............................        5 years

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

     Storage and service revenues are recognized in the month the respective service is provided. Storage material sales are recognized when shipped to the customer. Amounts related to future storage for customers where storage fees are billed in advance are accounted for as deferred revenue and recognized in the applicable period.


Unaudited Combined Financial Statements

     The unaudited combined financial statements included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the unaudited combined financial statements include all adjustments of a normal and recurring nature which are necessary for a fair presentation. The results of operations for the six months ended are not necessarily indicative of the results expected for the full year.


Income Taxes

     No provision for income taxes is necessary as the Company has elected to be treated as an "S" Corporation under the provisions of the Internal Revenue and New York State income tax codes. As an "S" Corporation, the income of the Company is generally passed through to the shareholders and taxed on an individual basis.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST

2. Capitalized Lease Obligation


     The Company entered into a lease with the County of Monroe Industrial Development Agency (COMIDA) for the purpose of acquiring, renovating and equipping two parcels of property in Rochester, New York. The Company is obligated to repay a $1,400,000 Commercial Development Note which is secured by a first mortgage on the properties owned by COMIDA. The Company has substantially complied with the provisions regulating the acquisition, renovations and equipping of the properties.


     The lease shall terminate when the commercial development note has been repaid, at which time the Company may acquire title to the properties for a nominal fee. The note is payable in 48 quarterly installments with varying principal payments plus interest at 73.50% of the prime rate effective February 1, 1988. With the approval from COMIDA the Company has assigned $660,800 of the Commercial Development Note to an affiliated Partnership, Concorde Properties.


     In accordance with the provisions of Statement of Financial Accounting Standards No. 13--Accounting for Leases, the lease has been accounted for as a capital lease. Accordingly, the present value of the future minimum lease payments under the lease (equivalent to the principal of the commercial development note) has been recorded as leased property and capitalized leased obligation.


     Based upon the interest rates in effect at December 31, 1996 (6.8%), the future minimum lease payments required are as follows:


     1997 ...................................................   $ 97,371
     1998 ...................................................    115,192
                                                                ---------
                                                                 212,563
     Less: amount representing interest .....................     14,245
                                                                ---------
     Present value of future minimum lease payments .........    198,318
     Less: current portion  .................................     87,331
                                                                ---------
                                                                $110,987
                                                                ---------
   Property under capitalized lease:
     Improvements  ..........................................   $ 93,583
     Equipment  .............................................    438,063
                                                                ---------
                                                                 531,646
     Less: Accumulated depreciation and amortization   ......    491,750
                                                                ---------
                                                                $ 39,896
                                                                =========

     The lease was paid in full on August 1, 1997 in connection with the acquisition described in Note 6.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST

3. Notes Payable


     Notes payable consisted of the following at December 31, 1996:


      Marine Midland--The note is payable in monthly principal installments of
       $2,487 principal plus interest with interest at 8.1%.                          $   97,576
      Marine Midland--Line of credit payable on demand with interest at prime.            50,000
      Marine Midland--The note is payable in monthly installments of
       $216 principal and interest with interest at 9.99%.                                 8,380
      Ford Credit--The note is payable in monthly installments of $384 principal
       and interest with interest at 9.15%.                                               14,574
      Chase--The note is payable in monthly installments of $254 principal and
       interest with interest at 9.50%.                                                    5,309
      Key Bank--The note is payable in monthly installments of $383 principal and
       interest with interest at 7.5%.                                                     8,180
      Key Corp. Leasing--The note is payable in monthly installments of
       $1,805 principal and interest with interest at 8.2%.                              115,756
      Key Bank -- The note is payble in monthly installments of $9,557 principal
       and interest with interest at prime plus 2%.                                      879,199
      Key Bank -- The note is payable in monthly installments of $3,835 principal
       and interest with interest at prime plus 1.25%.                                   324,878
      Key Bank -- The note is payable in monthly installments of $2,441 principal
       and interest with interest at 8.36%.                                              239,818
      Key Bank -- The note is payable in monthly installments of $2,334 principal
       and interest with interest at 9.38%.                                              223,319
      GMAC--The note is payable in monthly installments of $420 principal and
       interest with interest at 4.8%.                                                     6,098
                                                                                      -----------
      Total Notes Payable                                                              1,973,087
      Less: Current Portion                                                              205,583
                                                                                      -----------
                                                                                      $1,767,504
                                                                                      ===========

     The notes are collateralized by certain property equipment. Principal payments on the notes payable due in future years are as follows:


      Years ended December 31,
         1997  ...............   $  205,583
         1998  ...............      160,144
         1999  ...............      163,067
         2000  ...............      118,015
         2001  ...............      105,306
         Thereafter  .........    1,220,972
                                 -----------
                                 $1,973,087
                                 ===========

     The notes were paid in full on August 1, 1997 in connection with the acquisition described in Note 6.


4. Related Party Transactions


     The Company leases space from affiliates under three month-to-month leases with an aggregate monthly rental of $34,650.

                  CONCORDE GROUP, INC. AND NEIL TUCKER TRUST

5. Significant Components of Combined Financial Statements

     The significant components of the entities as of December 31, 1996, before elimination, comprising the combined financial statements are as follows:


                                                     Concorde       Neil Tucker
                                                    Group, Inc.       Trust
                                                   -------------   ------------
   Total Assets   ..............................    $1,564,072     $1,832,032
                                                    ===========    ==========
   Total Liabilities    ........................    $  626,120     $1,887,537
                                                    ===========    ==========
   Total Stockholders' Equity (Deficit)   ......    $  937,952     $ (55,505)
                                                    ===========    ==========
   Net Income (Loss)    ........................    $  533,372     $ (26,392)
                                                    ===========    ==========

6. Subsequent Events

     Effective August 1, 1997, substantially all of the Company's operating assets were acquired by Iron Mountain Records Management, Inc. (a wholly owned subsidiary of Iron Mountain Incorporated). Proceeds from the sale were used to pay all of the outstanding notes and leases and the remainder was distributed to the shareholders.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Directors of
 Data Securities International, Inc.:

We have audited the accompanying balance sheet of Data Securities International, Inc. as of December 31, 1996, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Securities International, Inc. as of December 31, 1996, and the results of their operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.






                                          Arthur Andersen LLP


San Jose, California
September 12, 1997

                      DATA SECURITIES INTERNATIONAL, INC.


                                BALANCE SHEETS


                                                                        December 31,       June 30,
                                                                            1996             1997
                                                                       --------------   ---------------
                                                                                          (Unaudited)
                                                                                ASSETS
Current Assets:
   Cash and cash equivalents .......................................   $    220,482      $    100,131
   Accounts receivable, less allowance for doubtful accounts of
    $174,607 and $179,381 in 1996 and 1997, respectively............      1,078,209         1,259,875
   Prepaid expenses ................................................         58,588            63,880
                                                                       ------------      ------------
     Total current assets ..........................................      1,357,279         1,423,886
                                                                       ------------      ------------
Office Furniture and Equipment, at cost, net of accumulated
 depreciation and amortization of $436,169 in 1996 and $481,230 in
 1997   ............................................................        153,917           147,506
Goodwill, net of accumulated amortization of $836,347 in 1996 and
 $1,069,747 in 1997 ................................................      1,964,429         1,731,329
Deposits   .........................................................         19,514            18,107
                                                                       ------------      ------------
                                                                       $  3,495,139      $  3,320,828
                                                                       ============      ============
                                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Notes payable ...................................................   $  5,504,979      $  5,044,304
   Accounts payable and accrued expenses ...........................         80,015            69,871
   Accrued salary and related expenses   ...........................         42,815            31,619
   Income tax payable  .............................................        374,584           172,956
   Deferred revenue, current portion  ..............................      2,425,717         2,711,415
   Capital leases, current portion .................................         24,109            30,000
   Customer deposits   .............................................             --            65,600
                                                                       ------------      ------------
     Total current liabilities  ....................................      8,452,219         8,125,765
                                                                       ------------      ------------
Capital Leases   ...................................................         38,943            37,171
Deferred Revenue    ................................................        126,801           121,440
Deferred Rent    ...................................................          9,191             8,426
Commitments (Notes 4 and 5)
Stockholders' Deficit:
   Common stock, $0.01 par value, 3,000,000 shares authorized,
    193,664 issued and 183,981 and 176,717 outstanding in 1996
    and 1997, respectively   .......................................          1,840             1,767
   Accumulated deficit    ..........................................     (5,133,855)       (4,973,741)
                                                                       ------------      ------------
     Total stockholders' deficit   .................................     (5,132,015)       (4,971,974)
                                                                       ------------      ------------
                                                                       $  3,495,139      $  3,320,828
                                                                       ============      ============



      The accompanying notes are an integral part of these balance sheets.

                      DATA SECURITIES INTERNATIONAL, INC.


                           STATEMENTS OF OPERATIONS


                                                                Year Ended           Six Months Ended
                                                               December 31,              June 30,
                                                                   1996        ----------------------------
                                                                                   1996            1997
                                                                               -------------   ------------
                                                                                (Unaudited)     (Unaudited)
Revenues:
 Annual escrow fees    ....................................    $3,366,703       $1,701,367     $2,126,985
 Contract set-up charges and other fees  ..................       850,962          319,376        437,532
                                                               ----------       ----------     -----------
   Total revenues   .......................................     4,217,665        2,020,743      2,564,517
                                                               ----------       ----------     -----------
Operating Expenses:
 Selling, general and administrative  .....................     2,997,023        1,492,345      1,431,968
 Depreciation and amortization  ...........................       607,753          331,852        278,968
                                                               ----------       ----------     -----------
   Total operating expenses  ..............................     3,604,776        1,824,197      1,710,936
                                                               ----------       ----------     -----------
Operating Income    .......................................       612,889          196,546        853,581
Interest Expense, net  ....................................       547,662          285,880        242,102
                                                               ----------       ----------     -----------
   Income (loss) before provision for income taxes   ......        65,227          (89,334)       611,479
Provision for Income Taxes   ..............................       460,474          210,000          9,172
                                                               ----------       ----------     -----------
Net (Loss) Income   .......................................    $ (395,247)      $ (299,334)    $  602,307
                                                               ==========       ==========     ===========



   The accompanying notes are an integral part of these financial statements.

                      DATA SECURITIES INTERNATIONAL, INC.


                           STATEMENTS OF CASH FLOWS


                                                                 Year Ended           Six Months Ended
                                                                December 31,              June 30,
                                                                    1996        ----------------------------
                                                                                    1996            1997
                                                                                -------------   ------------
                                                                                 (Unaudited)     (Unaudited)
Cash Flows from Operating Activities:
 Net income (loss)   .......................................    $ (395,247)     $ (299,334)     $ 602,307
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Goodwill amortization   .................................       466,800         233,400        233,400
   Depreciation and amortization ...........................       140,953          98,452         45,855
   (Gain) loss on disposal of property and equipment  ......          (145)           (146)         8,206
   Increase (decrease) in cash attributable to changes in
     assets and liabilities:
     Accounts receivable   .................................      (351,526)       (265,668)      (181,666)
     Prepaid expenses and other  ...........................        19,396             717         11,739
     Accounts payable and accrued expenses   ...............      (147,747)       (117,941)        27,568
     Customer deposits  ....................................            --              --         65,600
     Income tax payable ....................................       360,584         210,000       (266,161)
     Deferred revenue   ....................................       871,788         471,354        280,337
     Deferred rent   .......................................           967             973           (765)
                                                                ----------      -----------     ----------
      Net cash provided by operating activities ............       965,823         331,807        826,420
                                                                ----------      -----------     ----------
Cash Flows from Investing Activities:
 Proceeds from the sale of property and equipment  .........           590             590             --
 Acquisitions of property and equipment   ..................       (82,650)        (71,383)       (33,173)
                                                                ----------      -----------     ----------
      Net cash used in investing activities  ...............       (82,060)        (70,793)       (33,173)
                                                                ----------      -----------     ----------
Cash Flow from Financing Activities:
 Principal payments on long-term debt  .....................      (690,710)       (359,067)      (460,675)
 Distributions to stockholders   ...........................            --              --       (255,000)
 Payments of obligations under capital leases   ............       (28,698)        (14,207)       (10,657)
 Purchase of treasury stock   ..............................       (40,000)        (40,000)      (187,266)
                                                                ----------      -----------     ----------
      Net cash used in financing activities  ...............      (759,408)       (413,274)      (913,598)
                                                                ----------      -----------     ----------
Increase (Decrease) in Cash and Cash Equivalents   .........       124,355        (152,260)      (120,351)
Cash and Cash Equivalents, Beginning of Period  ............        96,127          96,127        220,482
                                                                ----------      -----------     ----------
Cash and Cash Equivalents, End of Period  ..................    $  220,482      $  (56,133)     $ 100,131
                                                                ==========      ===========     ==========
Supplemental Disclosure of Cash Flow Information,
 Cash Paid During the Period for:   ........................
   Taxes ...................................................    $  102,502      $   71,350      $ 211,225
                                                                ==========      ===========     ==========
   Interest ................................................    $  547,662      $  285,880      $ 242,102
                                                                ==========      ===========     ==========



   The accompanying notes are an integral part of these financial statements.

                      DATA SECURITIES INTERNATIONAL, INC.


                      STATEMENTS OF STOCKHOLDERS' DEFICIT


                     FOR THE YEAR ENDED DECEMBER 31, 1996




                                       Class I Common Stock
                                      ----------------------
                                       Number of                 Accumulated
                                        Shares       Amount        Deficit             Total
                                      -----------   --------   ----------------   ----------------
Balance, December 31, 1995   ......    193,664      $1,937      $ (4,698,705)      $ (4,696,768)
 Repurchase of common stock  ......     (9,683)       (97)           (39,903)           (40,000)
 Net loss  ........................         --         --           (395,247)          (395,247)
                                       -------      ------      ------------       ------------
Balance, December 31, 1996   ......    183,981      $1,840      $ (5,133,855)      $ (5,132,015)
                                       =======      ======      ============       ============



   The accompanying notes are an integral part of these financial statements.

                      DATA SECURITIES INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. Basis of Presentation and Principal Accounting Policies

     Data Securities International, Inc. (the "Company") was incorporated under the laws of the state of Delaware in 1982. The Company provides escrow and consulting services involving the use, sale, financing and transfer of technology assets.

     Basis of Preparation

     The Company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

     Revenue Recognition

     The Company provides its services under automatically-renewing, ongoing, multi-party escrow agreements, in exchange for annual fees. Termination of such agreements requires notice to and by all parties to the original agreement, and approval by all of them to such termination. Contracts are renewed automatically on their anniversary date unless notice of termination is received. The set-up portion of the annual service fee is recognized as revenue on the first day of the service period. The remaining revenue is deferred and recognized ratably over the term of the contract.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and held in banks, highly liquid money market funds, commercial paper, and other short-term investments with original maturities of three months or less.

     Goodwill

     Goodwill resulting from the leveraged buyout transaction (see Note 2) is being amortized using the straight-line method over the period of expected benefit estimated at 6 years.

     Depreciation and Amortization

     The cost of office furniture and fixtures is depreciated using the straight-line method over the estimated useful lives of 5 years. The cost of computer equipment is depreciated using the straight-line method over the estimated useful lives, which range from 1 to 5 years. Depreciation expense was approximately $124,860, $44,130 and $45,568 for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, respectively.

     Income Taxes

     Deferred income taxes are determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred income taxes reflect the future tax consequences of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.

     Deferred Rent

     Rent expense is calculated on the total minimum lease payments and recognized on a straight-line basis over the term of the lease. Deferred rent is recorded in the accompanying balance sheet as the difference between rent expense and actual lease payments.

                      DATA SECURITIES INTERNATIONAL, INC.

     Interim Financial Data

     The unaudited interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, have been prepared on the same basis as the year end financial statements and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company's interim results are subject to fluctuation. As a result, the Company believes the results of operations for the interim periods are not necessarily indicative of the results to be expected for any future period.


2. Shareholder Buyout and New Investor Transaction


     Effective March 13, 1995, the Company entered into a transaction which transferred majority ownership of the Company to new investors. Pursuant to the transaction, stock options for 199,500 shares were exercised, the Company repurchased a total of 2,588,719 shares of common stock, which comprised 97% of the outstanding stock at the date of purchase, for $13,792 in cash and notes payable of $6,669,720 to existing shareholders (see Note 4). Three new private investors acquired 57.5% of the Company's stock for $287,500.


     This transaction has been accounted for under the provisions of EITF issue No. 88-16, Basis in Leveraged Buyout Transactions, and, accordingly, the Company has allocated its purchase price among assets and liabilities. The difference between the fair value of common stock acquired from management and management's predecessor basis in such stock of $3,735,999 has been charged against the Company's shareholders' equity in fiscal 1995 as a shareholder distribution. The excess of the purchase price paid by the new investors over the fair market value of acquired assets was recorded as goodwill. Amortization of goodwill was approximately $466,800, $233,400 and $233,400 for the year ended December 31, 1996, and the six months ended June 30, 1996 and 1997, respectively.


3. Related Party Transactions


     The Company has a management agreement with an entity in which the new investors are partners. The agreement provides for an annual fee of $120,000, payable quarterly; payments shall not be made if the quarterly debt installments related to the buyout transaction have not been paid (see Note 4). The agreement ends on December 31, 1999 or under certain other specified conditions. Total fees charged in connection with this agreement in the year ended December 31, 1996, and the six months ended June 30, 1996 and 1997, were $120,000, $60,000 and $60,000, respectively.


4. Debt


     As described in Note 2, the Company repurchased common stock from its shareholders in return for notes payable. The notes bear interest at a variable rate (9.25% at December 31, 1996) linked to the prime rate. In conjunction with the Company's acquisition by a third party on August 25, 1997 (see Note 9), the notes became immediately due and payable in full. The notes payable balances as of December 31, 1996 and June 30, 1997, were classified in current liabilities in the accompanying balance sheets. Interest expense related to these notes was approximately $553,000, $285,000 and $242,000 for the year ended December 31, 1996, and the six-month periods ended June 30, 1996 and 1997, respectively.


     As of June 30, 1997, the Company also has available $75,000 under a bank line of credit arrangement.

                      DATA SECURITIES INTERNATIONAL, INC.

5. Leases


     The Company leases office equipment, furniture and telephones at an aggregate cost of $97,000 and $116,000 as of December 31, 1996 and June 30, 1997, respectively, under non-cancelable capital leases expiring at various dates through November, 2000.


     The Company also leases certain office space under non-cancelable operating leases which expire at various dates through 2001. Rent expense was approximately $160,000, $74,000 and $78,000 for the year ended December 31, 1996 and six months ended June 30, 1996 and 1997, respectively.


     Minimum future lease payments as of June 30, 1997 are as follows:

                                                                                              Operating
Year ending December 31:                                                   Capital Leases      Leases
-----------------------------------------------------------------------   ----------------   ----------
   1997 ...............................................................       $ 19,077       $ 75,000
   1998 ...............................................................         33,278        134,000
   1999 ...............................................................         22,658         86,000
   2000 ...............................................................          1,767         64,000
   2001 ...............................................................             --          5,000
                                                                              ---------      ---------
   Total minimum lease payments .......................................         76,780       $364,000
                                                                                             =========
   Less: Interest   ...................................................          9,609
                                                                              ---------
   Present value of minimum lease payments under capital leases  ......         67,171
   Less: Current portion  .............................................         30,000
                                                                              ---------
   Long-term portion of capitalized leases  ...........................       $ 37,171
                                                                              =========

6. Common Stock


     Under the terms of the Company's incentive stock option plan, options to purchase shares of the Company's Class I common stock are granted at prices equal to the market price of the stock at the date of grant. Options generally vest over 4 years from the date of grant and have a term of 10 years.


     Following is a summary of stock option transactions:


                                                          Outstanding Options
                                                        ------------------------
                                            Options                     Weighted
                                           Available                    Average
                                           for Grant       Shares        Price
                                          -----------   ------------   ---------
   Balance at January 1, 1996 .........       5,317         9,683        $ 2.58
    Granted ...........................      (4,500)        4,500          2.58
    Terminated ........................      13,783       (13,783)         2.58
                                           --------      --------       -------
   Balance at December 31, 1996  ......      14,600           400          2.58
    Granted ...........................     (11,075)       11,075          3.00
                                           --------      --------       -------
   Balance at June 30, 1997   .........       3,525        11,475        $ 2.99
                                           ========      ========       =======

     The range of exercise prices for stock options outstanding at June 30, 1997 was $2.58 to $3.00.

                      DATA SECURITIES INTERNATIONAL, INC.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock options. Accordingly, under APB 25, no compensation expense was recognized. As discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the use of option valuation models that were not developed for use in valuing stock options.

     Pro forma information regarding net income is required by SFAS 123 and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value for the stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for June 30, 1997 and fiscal year 1996: risk-free interest rates in the range of 5.33% and 6.69%; dividend yields of zero; an expected volatility factor of the market price of the Company's common stock of zero; and an expected life of the option of 4 years. The weighted average estimated fair value of options granted during June 30, 1997 and fiscal 1996 were $3.00 and $2.58, respectively.

     For purposes of pro forma disclosures, the estimated value of the options is to be amortized to expense over the option vesting periods. The Company's resulting pro forma net income (net loss) would have been $(395,297) for the year ended December 31, 1996, and $(299,359) and $601,323 for the six months ended June 30, 1996 and June 30, 1997, respectively.


7. Income Taxes

     On January 1, 1997, the Company elected S-Corporation legal status. Accordingly, the tax provision for the six months ended June 30, 1997, of $9,172 was calculated at the 11/2% statutory rate and is included in the accompanying statements of operations.

     The provision for income taxes differs from the amounts which would result by applying the applicable statutory Federal income tax rate to income before taxes, as follows:


                                                              1996
                                                            ---------
   Provision at Federal statutory rate ..................   $ 22,194
   Goodwill amortization   ..............................    191,388
   Change in valuation allowance ........................    235,449
   State income taxes, net of Federal tax benefit  ......      4,007
   Other ................................................      7,436
                                                            ---------
   Total provision for income taxes .....................   $460,474
                                                            =========

     The components of the net deferred income tax asset are as follows:


                                            December 31,
                                               1996
                                           -------------
   Deferred revenue   ..................    $  751,896
   Other temporary differences .........       136,217
                                            ----------
                                               888,113
   Less: Valuation allowance   .........      (888,113)
                                            ----------
   Net deferred income tax asset  ......    $       --
                                            ==========

     The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax asset and, accordingly, a 100% valuation allowance has been established.

     Certain assets owned by the Company as of January 1, 1997, are subject to a built-in gains tax. In the event of a sale of these assets, a tax may be assessed on any gains at the maximum corporate rate.

                      DATA SECURITIES INTERNATIONAL, INC.

8. 408(k) Retirement Plan

     The Company sponsors a 408(k) retirement plan (the "Plan") in which employees become eligible to participate after completion of 90 days of service. The participants are fully vested in the Company's contribution after completion of two years of service. In 1996, the Board of Directors elected to match one-half of each participating employee's contribution, up to a maximum of $200 per employee. No contributions were made in 1996.

     Beginning in 1997, the Company agreed to make a matching contribution of up to $200 per employee to the Plan. Total employer matching contributions to the Plan were approximately $12,000 for the six months ended June 30, 1997.


9. Subsequent Event

     On August 25, 1997, a third party acquired all of the outstanding shares of the Company in exchange for cash and stock in the third party. The outstanding notes payable were paid in full in conjunction with the acquisition.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
 Iron Mountain Incorporated:

We have audited the accompanying balance sheets of Records Retention/FileSafe, a California Limited Partnership as of December 31, 1995 and 1996, and the related statements of operations, changes in partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Records Retention/FileSafe, a California Limited Partnership, as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






                                          ABBOTT, STRINGHAM & LYNCH

Campbell, California
August 7, 1997

                          RECORDS RETENTION/FILESAFE


                                BALANCE SHEETS






                                                                     December 31,
                                                              ---------------------------     June 30,
                                                                  1995           1996           1997
                                                              ------------   ------------   ------------
                                                                                             (Unaudited)
                                  ASSETS
Current Assets:
 Cash   ...................................................   $    1,370     $  447,285     $  818,145
 Accounts receivable, less allowance for doubtful
  accounts of $206,000 in 1996 and $100,000 in 1997  ......    1,930,670      1,701,096      2,299,637
 Inventories  .............................................       41,357         27,675         32,672
 Prepaid expenses and other  ..............................       75,909         64,288         64,756
                                                              -----------    -----------    -----------
   Total Current Assets   .................................    2,049,306      2,240,344      3,215,210
Property, Equipment and Improvements, net   ...............    5,586,680      5,518,217      5,444,680
Due From Partner    .......................................       50,000         50,000          8,333
Other Assets  .............................................       80,151         78,331         75,306
                                                              -----------    -----------    -----------
                                                              $7,766,137     $7,886,892     $8,743,529
                                                              ===========    ===========    ===========
                 LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
 Revolving line of credit    ..............................   $  272,300     $       --     $       --
 Current portion of notes payable  ........................      144,930        169,480        193,304
 Current portion of capital leases    .....................       16,228         30,492         38,130
 Accounts payable   .......................................       85,524         89,403         71,895
 Accrued expenses   .......................................      168,800         90,747         96,885
 Deferred income    .......................................      986,600      1,117,076      1,118,860
                                                              -----------    -----------    -----------
   Total Current Liabilities    ...........................    1,674,382      1,497,198      1,519,074
Notes Payable, Net of Current Portion    ..................    3,351,648      3,202,989      3,076,102
Capital Leases, Net of Current Portion   ..................       57,998         82,160         57,139
                                                              -----------    -----------    -----------
   Total Liabilities   ....................................    5,084,028      4,782,347      4,652,315
Commitments (Notes 4 and 5)
Partners' Equity    .......................................    2,682,109      3,104,545      4,091,214
                                                              -----------    -----------    -----------
                                                              $7,766,137     $7,886,892     $8,743,529
                                                              ===========    ===========    ===========



                See accompanying notes to financial statements.

                          RECORDS RETENTION/FILESAFE


                           STATEMENTS OF OPERATIONS






                                                      Year Ended December 31,       Six Months Ended June 30,
                                                   -----------------------------   ----------------------------
                                                       1995            1996            1996            1997
                                                   -------------   -------------   -------------   ------------
                                                                                    (Unaudited)     (Unaudited)
Revenues:
 Storage    ....................................   $ 5,901,579     $ 6,662,020      $2,853,134     $ 3,548,218
 Service and storage material sales    .........     3,301,360       4,147,064       2,391,322       2,218,212
                                                   ------------    ------------     -----------    ------------
   Total Revenues    ...........................     9,202,939      10,809,084       5,244,456       5,766,430
Operating Expenses:
 Cost of sales (excluding depreciation)   ......     4,467,005       4,206,687       2,109,210       2,234,469
 Selling, general and administrative   .........     1,712,969       2,268,967         806,896         792,788
 Depreciation and amortization   ...............       489,865         564,572         284,006         204,733
                                                   ------------    ------------     -----------    ------------
   Total Operating Expenses   ..................     6,669,839       7,040,226       3,200,112       3,231,990
                                                   ------------    ------------     -----------    ------------
Operating Income  ..............................     2,533,100       3,768,858       2,044,344       2,534,440
Interest Expense  ..............................        67,298         249,498         129,996         111,356
                                                   ------------    ------------     -----------    ------------
Net Income  ....................................   $ 2,465,802     $ 3,519,360      $1,914,348     $ 2,423,084
                                                   ============    ============     ===========    ============



                See accompanying notes to financial statements.

                          RECORDS RETENTION/FILESAFE


                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY


                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996



                                FileSafe                            Records            15%
                                 Limited                          Retention,         Limited
                               Partnership     FileSafe Inc.         Inc.            Partner           Total
                              -------------   ---------------   ---------------   -------------   ---------------
Balances,
 December 31, 1994   ......    $  282,058       $1,048,957       $  1,225,578      $       --      $  2,556,593
Net Income  ...............       141,884          925,151          1,103,331         295,436         2,465,802
Partners' Draws   .........      (135,453)        (881,395)        (1,046,539)       (276,899)       (2,340,286)
                               ----------       ----------       ------------      ----------      ------------
Balances,
 December 31, 1995   ......       288,489        1,092,713          1,282,370          18,537         2,682,109
Net Income  ...............       135,414          922,323          2,015,104         446,519         3,519,360
Partners' Draws   .........      (113,285)        (771,759)        (1,829,146)       (382,734)       (3,096,924)
                               ----------       ----------       ------------      ----------      ------------
Balances,
 December 31, 1996   ......    $  310,618       $1,243,277       $  1,468,328      $   82,322      $  3,104,545
                               ==========       ==========       ============      ==========      ============

     Notes 1 and 8 to the financial statements contain additional information on partners' percentage ownership and allocation interests.



                See accompanying notes to financial statements.

                          RECORDS RETENTION/FILESAFE


                           STATEMENTS OF CASH FLOWS






                                                           Year Ended December 31,           Six Months Ended June 30,
                                                      ---------------------------------   --------------------------------
                                                           1995              1996              1996             1997
                                                      ---------------   ---------------   --------------   ---------------
                                                                                           (Unaudited)       (Unaudited)
Cash Flows from Operating Activities:
 Net income    ....................................    $  2,465,802      $  3,519,360     $  1,914,348      $  2,423,084
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Provision (credit) for doubtful accounts   ......              --           206,000               --          (106,000)
  Depreciation and amortization  ..................         489,865           564,572          284,006           204,733
  Loss (gain) on disposal of property and
   equipment   ....................................          47,420            (1,001)              --                --
  Increase (decrease) in cash attributable
   to changes in assets and liabilities:
   Accounts receivable  ...........................        (497,825)           23,574          164,096          (492,541)
   Inventories    .................................         (29,907)           13,682           12,540            (4,997)
   Prepaid expenses and other    ..................           6,507            11,621              460              (468)
   Accounts payable  ..............................         (30,627)            3,879           (5,848)          (17,508)
   Accrued expenses  ..............................          20,052           (78,053)         (80,085)            6,138
   Deferred income   ..............................         111,154           130,476         (127,312)            1,784
                                                       ------------      ------------     ------------      ------------
Net Cash Provided by Operating Activities    ......       2,582,441         4,394,110        2,162,205         2,014,225
                                                       ------------      ------------     ------------      ------------
Cash Flows from Investing Activities:
 Acquisitions of property and equipment   .........      (3,962,891)         (434,045)        (241,843)         (128,171)
 Proceeds from sale of property and
  equipment    ....................................              --             6,417               --                --
 Change in other assets    ........................         254,940            (1,683)          48,335            41,667
                                                       ------------      ------------     ------------      ------------
Net Cash Used in Investing Activities  ............      (3,707,951)         (429,311)        (193,508)          (86,504)
                                                       ------------      ------------     ------------      ------------
Cash Flows from Financing Activities:
 Net increase (decrease) in revolving line
  of credit    ....................................         272,300          (272,300)        (272,300)               --
 Proceeds from notes payable  .....................       3,460,000            31,552           20,975                --
 Repayment of long-term debt  .....................        (457,741)         (181,212)         (29,608)         (120,446)
 Distributions to partners    .....................      (2,340,286)       (3,096,924)      (1,269,629)       (1,436,415)
                                                       ------------      ------------     ------------      ------------
Net Cash Provided by/(Used in) Financing
 Activities    ....................................         934,273        (3,518,884)      (1,550,562)       (1,556,861)
                                                       ------------      ------------     ------------      ------------
Increase (Decrease) in Cash   .....................        (191,237)          445,915          418,135           370,860
Cash, Beginning of Period  ........................         192,607             1,370            1,370           447,285
                                                       ------------      ------------     ------------      ------------
Cash, End of Period  ..............................    $      1,370      $    447,285     $    419,505      $    818,145
                                                       ============      ============     ============      ============
Supplemental Disclosure of Cash Flow
 Information:
Cash paid during the period for interest  .........    $    137,859      $    269,347     $    134,674      $    130,375
                                                       ============      ============     ============      ============



                See accompanying notes to financial statements.

                          RECORDS RETENTION/FILESAFE

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. Business


     Records Retention/FileSafe, a California Limited Partnership (the "Partnership"), was formed January 6, 1988 to operate as a full service records storage and retrieval business operating primarily in the San Francisco Bay and Los Angeles areas of California. The Partnership was formed by combining the businesses of Records Retention, Inc., and FileSafe, Inc., which are 44.39% and 35.41% general partners, respectively. The remaining interest in the Partnership is owned by an individual and the FileSafe Limited Partnership which are 15% and 5.2% limited partners, respectively. (See Note 8)


     The Partnership's financial statements do not include any assets, liabilities or the results of operations of one of its divisions, known as Sourcefile, which operates in the escrow business for software code. Sourcefile's assets of approximately $150,000 were distributed to the partners on January 1, 1997, and the results of Sourcefile's operations through that date were not significant to the Partnership's operations.


2. Significant Accounting Policies


Property, Equipment, Improvements and Depreciation


     Property and equipment are stated at cost. Depreciation is provided by use of declining balance, straight-line and accelerated cost recovery methods over the estimated useful lives of the assets ranging from 19 to 40 years for real property and real property improvements, and 5 to 7 years for shelving, machinery, warehouse equipment, computer equipment, office equipment and vehicles.


Revenue and Cost Recognition


     Revenue and related costs are recognized using the accrual method of accounting. The Partnership enters into storage agreements with its customers, primarily for periods from one to five years.


Deferred Revenues


     Deferred revenues consist of advance billings for quarterly and annual storage fees. Amounts are recognized as revenue, when earned, on a monthly basis.


Income Taxes


     Businesses operating as partnerships do not pay federal income or state franchise taxes. Instead, partners of the Partnership are taxed at their own applicable tax rates on Partnership income even though such income may not be distributed to them.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at year end and revenues and expenses during the related year then ended. Actual results could differ from those estimates.


Unaudited Financial Statements


     The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the unaudited financial statements include all adjustments of a normal and recurring nature which are necessary for a fair presentation. The results of operations for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results expected for the full year.

                          RECORDS RETENTION/FILESAFE

3. Property, Equipment and Improvements


     Property, equipment and improvements consist of the following:






                                                            December 31,
                                                     --------------------------
                                                         1995          1996
                                                     ------------   -----------
Land and building   ..............................   $3,558,640     $3,558,640
Shelving   .......................................    2,765,931      2,891,370
Real property improvements   .....................    1,394,707      1,433,386
Computer equipment  ..............................      426,483        500,704
Machinery and equipment   ........................      346,176        399,038
Vehicles   .......................................      166,449        213,302
Property under capital lease    ..................      106,836        170,813
Office equipment    ..............................      100,669        140,174
                                                     -----------    -----------
Total property and equipment    ..................    8,865,891      9,307,427
Accumulated depreciation and amortization   ......    3,279,211      3,789,210
                                                     -----------    -----------
Net property, equipment and improvements    ......   $5,586,680     $5,518,217
                                                     ===========    ===========

4. Notes Payable


     Notes payable consists of the following:



                                                                              December 31,
                                                                      ----------------------------
                                                                          1995            1996
                                                                      -------------   ------------
Notes payable to a bank, secured by real property, due $31,147 per month including interest at the 6-month T-bill rate plus 2.25%
 maturing through 2005   ..........................................   $ 3,423,960     $ 3,306,124
Note payable to a business due in $2,940 monthly installments including interest at 7.5%
 maturing 1998  ...................................................        72,618          41,737
Note payable to a bank due in $1,035 monthly installments including interest at 10.85%
 maturing 1999  ...................................................            --          24,608
                                                                      ------------    ------------
   Total notes payable   ..........................................     3,496,578       3,372,469
   Less current portion  ..........................................       144,930         169,480
                                                                      ------------    ------------
                                                                      $ 3,351,648     $ 3,202,989
                                                                      ============    ============

                          RECORDS RETENTION/FILESAFE

   Future principal maturities on the above notes payable are as follows:



Year ended December 31
------------------------
      1997  ............   $  169,480
      1998  ............      193,304
      1999  ............      197,375
      2000  ............      208,637
      2001  ............      225,113
      Thereafter  ......    2,378,560
                           -----------
                           $3,372,469
                           ===========

5. Lease Commitments

     The Partnership conducts its San Francisco, Santa Clara and Los Angeles operations from facilities that are subject to operating leases. The San Francisco lease expires August 2005, and the Partnership has one ten year lease option to renew upon nine months written notice. Leases for other facilities expire through 2002. Rent expense for the years ended December 31, 1995 and 1996, including common area charges of $31,968 and $19,270, was $1,109,028 and $849,740, respectively.

     The Partnership leases seven trucks under long-term capital leases. As of December 31, 1996, future net minimum lease payments under capital leases, and future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:



Year ended December 31                                     Capital leases     Operating leases
-------------------------------------------------------   ----------------   -----------------
      1997   ..........................................       $ 38,130          $  761,809
      1998   ..........................................         41,875             780,038
      1999   ..........................................         30,792             664,762
      2000   ..........................................         13,662             697,799
      2001   ..........................................          4,649             716,407
      Thereafter   ....................................             --           1,986,735
                                                              ---------         -----------
   Total minimum lease payments   .....................        129,108          $5,607,550
                                                                                ===========
   Less amount representing interest    ...............         16,456
                                                              ---------
   Net present value of minimum lease payments   ......        112,652
   Current portion    .................................         30,492
                                                              ---------
   Long-term portion  .................................       $ 82,160
                                                              =========

     Following is a schedule of leased equipment under capital leases:



                                                                     December 31,
                                                                ----------------------
                                                                   1995        1996
                                                                ----------   ---------
      Equipment at cost  ....................................   $106,836     $170,813
      Less accumulated depreciation and amortization   ......     36,537       52,125
                                                                ---------    ---------
                                                                $ 70,299     $118,688
                                                                =========    =========

                          RECORDS RETENTION/FILESAFE

6. 401(k) Employee Benefit Plan

     The Partnership sponsors a 401(k) plan. Under the plan, employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Partnership's contributions to the plan are discretionary and amounted to approximately $50,000 and $41,000 for the plan years ended December 31, 1995 and 1996.


7. Line of Credit

     The Partnership maintained a $400,000 revolving line of credit with a bank that expired in 1997 and was not renewed.


8. Allocation of Profits, Losses and Distributions to Partners

     The Partnership is subject to the terms of its partnership agreement (the "Agreement"). Partnership income from operations is allocated based on a series of calculations starting with a predefined cumulative allocation for specific partners, then distributions made during the taxable year to a specific partner. Next, income is allocated in proportion to changes in partners' respective capital accounts, then it is allocated based on distributions made during the taxable year to other specific partners. Any remainder is then allocated according to percentage interests.

     Partnership losses are allocated first to partners in proportion to and to the extent of the positive balances in their respective capital accounts, then in accordance with their percentage interest in predefined distributions during each taxable year.

     The Agreement sets out various preferences as to distributions of cash to the partners from the Partnership and provides that allocations shall be in compliance with relevant provisions of the Internal Revenue Code. The Agreement also contains a negative capital restoration clause that applies to all partners who are not individuals.


9. Supplemental Cash Flow Information

     Cash in the statement of cash flows consists of cash on hand and deposits in banks. At various times during the years ended December 31, 1995 and 1996, the Partnership had cash deposits in a single bank which exceeded the federally insured limit of $100,000. During 1996, $63,977 of equipment was acquired using a capital lease in a noncash financing transaction.


10. Related Party Transactions

     Related party transactions not otherwise reflected on the accompanying financial statements and related footnotes include payments for insurance and legal service reimbursed to a business that owns Filesafe, Inc. Payments to the above business amounted to $76,799 during 1995 and $78,101 during 1996. During 1995, the Partnership loaned $50,000 to one of its partners.


11. Subsequent Event

     On October 2, 1997, the Partnership sold substantially all of the Partnerships assets and certain liabilities to Iron Mountain Incorporated for approximately $44,600,000.

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Iron Mountain Incorporated:

We have audited the balance sheet of Allegiance Business Archives, Ltd. (a New Jersey corporation), as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegiance Business Archives, Ltd., as of December 31, 1996, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.



                                                  Stout, Causey & Horning, P.A.







Cockeysville, Maryland
March 4, 1997,
except for Note 11,
as to which the date is
October 1, 1997

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.


                                BALANCE SHEETS


                                                                       December 31,      June 30,
                                                                           1996            1997
                                                                      --------------   ------------
                                                                                        (Unaudited)
                                         ASSETS
   Current assets:
    Cash and cash equivalents  ....................................     $  587,262     $  854,841
    Accounts receivable, net   ....................................        571,698        651,236
    Inventories    ................................................         17,989         19,264
    Deferred taxes    .............................................          1,266          1,266
    Prepaid expenses and other    .................................         18,092         14,428
                                                                        -----------    -----------
      Total current assets  .......................................      1,196,307      1,541,035
   Equipment and improvements, net of accumulated depreciation of
    $939,491 in 1996 and $1,032,301 in 1997........................        534,422        480,360
   Security deposits  .............................................         60,019         60,019
                                                                        -----------    -----------
      Total assets    .............................................     $1,790,748     $2,081,414
                                                                        ===========    ===========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
    Accounts payable  .............................................     $   47,360     $   49,777
    Accrued expenses  .............................................         93,374         92,880
    Deferred income   .............................................        266,190        273,432
                                                                        -----------    -----------
      Total current liabilities   .................................        406,924        416,089
   Deferred taxes  ................................................          2,923          2,923
   Deferred rent   ................................................         85,919         99,843
                                                                        -----------    -----------
      Total liabilities  ..........................................        495,766        518,855
   Commitments (Note 6)
   Stockholders' equity:
    Class A common stock; 100,000 shares authorized, 4,813 shares
     issued and outstanding    ....................................         48,130         48,130
    Class B common stock; 100,000 shares authorized, 5,187 shares
     issued and outstanding    ....................................         51,870         51,870
    Retained earnings    ..........................................      1,194,982      1,462,559
                                                                        -----------    -----------
      Total stockholders' equity  .................................      1,294,982      1,562,559
                                                                        -----------    -----------
   Total liabilities and stockholders' equity    ..................     $1,790,748     $2,081,414
                                                                        ===========    ===========



      The accompanying notes are an integral part of these balance sheets.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.


                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                          Nine Months          Six Months Ended
                                                             Ended                 June 30,
                                                           December      -----------------------------
                                                             1996            1996            1997
                                                         -------------   -------------   -------------
                                                                          (Unaudited)     (Unaudited)
 Revenues:
  Storage   ..........................................   $1,505,724       $   980,865     $ 1,073,177
  Service and storage material sales   ...............    1,046,340           686,167         772,915
                                                         -----------      -----------     -----------
    Total revenues   .................................    2,552,064         1,667,032       1,846,092
 Operating expenses:
  Cost of sales (excluding depreciation)  ............    1,207,751           809,437         915,201
  Selling, general and administrative expenses  ......      574,518           445,486         362,421
  Depreciation and amortization  .....................      151,431           102,001          92,810
                                                         -----------      -----------     -----------
    Total operating expenses  ........................    1,933,700         1,356,924       1,370,432
                                                         -----------      -----------     -----------
 Operating income    .................................      618,364           310,108         475,660
 Interest expense    .................................      (11,543)           (8,971)             --
 Other income (expense), net  ........................       28,924            (8,229)         16,577
                                                         -----------      -----------     -----------
 Income before provision for income taxes    .........      635,745           292,908         492,237
 Provision for income taxes   ........................        4,647            17,690          16,300
                                                         -----------      -----------     -----------
 Net income    .......................................      631,098           275,218         475,937
 Retained earnings:
  Beginning of period   ..............................      863,224           817,046       1,194,982
  Distributions   ....................................     (299,340)          (37,805)       (208,360)
                                                         -----------      -----------     -----------
  End of period   ....................................   $1,194,982       $ 1,054,459     $ 1,462,559
                                                         ===========      ===========     ===========



        The accompanying notes are an integral part of these statements.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.


                           STATEMENTS OF CASH FLOWS



                                                             Nine Months         Six Months Ended
                                                               Ended                 June 30,
                                                              December     ----------------------------
                                                                1996           1996            1997
                                                            ------------   -------------   ------------
                                                                            (Unaudited)     (Unaudited)
 Cash flows from operating activities:
  Net income   ..........................................   $ 631,098       $ 275,218      $ 449,837
  Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization    .....................     151,431         102,001         92,810
   Deferred income taxes   ..............................     (20,809)          3,100             --
   Increase (decrease) in cash attributable to changes in
     assets and liabilities:
    Accounts receivable    ..............................     (41,503)        (11,803)       (79,538)
    Inventories   .......................................      16,050          17,562         (1,275)
    Prepaid expenses and other   ........................       9,318          20,585          3,664
    Accounts payable    .................................      17,315         (44,969)         2,417
    Accrued expenses    .................................     (29,292)        (63,058)         9,306
    Deferred income  ....................................      18,697          51,407          7,242
    Income taxes payable   ..............................    (127,379)        (35,278)        16,300
    Deferred rent    ....................................     (12,862)        (31,611)        13,924
                                                            ----------      ---------      ----------
      Net cash provided by operating activities    ......     612,064         283,154        514,687
 Cash used in investing activities:
  Acquisitions of equipment   ...........................     (20,000)        (50,824)       (38,748)
 Cash flows from financing activities:
  Shareholder distributions   ...........................    (299,340)        (37,805)      (208,360)
  Repayment of long-term debt    ........................    (166,230)        (61,923)            --
                                                            ----------      ---------      ----------
      Net cash used in financing activities  ............    (465,570)        (99,728)      (208,360)
                                                            ----------      ---------      ----------
 Net increase in cash and cash equivalents   ............     126,494         132,602        267,579
 Cash and cash equivalents, beginning of period    ......     460,768         293,278        587,262
                                                            ----------      ---------      ----------
 Cash and cash equivalents, end of period    ............   $ 587,262       $ 425,880      $ 854,841
                                                            ==========      =========      ==========
 Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest   ..............................   $   8,708       $   3,423      $      --
  Cash paid for income taxes  ...........................   $ 164,082       $ 183,836      $  16,050
  Non-cash transaction--Elimination of Federal deferred
    income taxes  .......................................   $  22,466       $      --      $      --



        The accompanying notes are an integral part of these statements.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1. Business Activity and Summary of Significant Accounting Policies

Business Activity

     Allegiance Business Archives, Ltd. (the Company) is primarily an archive storage and related service business. The Company is located in New Jersey and services customers in the New York metropolitan area. The Company was incorporated under the laws of the State of New Jersey on April 2, 1990.


Unaudited Financial Statements

     The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the unaudited financial statements include all adjustments of a normal and recurring nature which are necessary for a fair presentation. The results of operations for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results for the full year.


Revenue Recognition

     The policy of the Company is to have customers prepay for archive storage. Revenue is recognized on the straight-line method over the term of the contract, resulting in deferred income to be realized in a future period. Sales of container boxes are recorded as revenue upon shipment and as deferred income for future committed shipments. Income from providing services to the customers is recorded as services are performed.


Cash and Cash Equivalents

     Cash and cash equivalents include overnight investments in repurchase agreements.


Inventory

     Inventory, which consists of container boxes, is stated at lower of cost or market. Cost is determined using the first-in, first-out method.


Equipment and Improvements

     Equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred; improvements which increase the value or materially extend the life of the related assets are capitalized. Depreciation and amortization is provided over the estimated useful lives of the respective assets using a straight-line method for the financial statements over the following estimated useful lives:


   Warehouse equipment  ......      7 years
   Office equipment  .........    3-5 years
   Computer software .........      5 years
   Vehicles ..................      5 years
   Leasehold improvements  ...      Shorter of lease term or 15 years



     Amortization expense related to capitalized computer software was $17,825 for the nine months ended December 31, 1996.


Rental Expense

     In general, rent expense is recorded when payments are due under the terms of the lease. The straight-line basis is used to recognized rent expense under leases which provide for varying rents over their terms.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.

Income Taxes

     Deferred income taxes arise from temporary differences when income and expense items are reported for financial statements and tax purposes in different periods. These temporary differences primarily relate to accrued rent, nondeductible accruals and depreciation. Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate.

     The Company elected S corporation status effective April 1, 1996. Earnings and losses after that date are included in the personal income tax returns of the stockholders. Accordingly, the Company no longer incurs additional income tax obligations, with the exception of certain state income tax obligations. Accordingly, the financial statements for the nine months ended December 31, 1996 do not include a provision for federal income taxes. Deferred tax assets and liabilities totaling $32,860 and $55,326, respectively, related to Federal income taxes were eliminated and recorded as a reduction to the provision for income taxes as of the date of the S corporation election.

     In conjunction with the S corporation election, the Company changed its fiscal year to a calendar year, effective December 31, 1996.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. Equipment and Improvements

     As of December 31, 1996, major categories of property and equipment were as follows:


   Warehouse equipment  .................................    $1,127,110
   Office equipment  ....................................       148,365
   Computer software ....................................        53,919
   Vehicles .............................................        52,547
   Leasehold improvements  ..............................        91,972
                                                             ----------
                                                              1,473,913
   Less accumulated depreciation and amortization  ......      (939,491)
                                                             ----------
   Equipment and improvements, net  .....................    $  534,422
                                                             ==========

     Depreciation and amortization related to property and equipment totaled $151,431 during the nine months ended December 31, 1996.


3. Revolving Credit Loan

     The Company maintains a receivable financing agreement with a bank. The amount of available borrowings under the agreement is limited to the lesser of $300,000 or 80% of certain trade accounts receivable. Interest, which has a floor of 6%, is payable and adjusted monthly based upon the bank's prime rate.

     The terms of the receivable financing agreement include certain financial covenants and ratios and are collateralized by substantially all the Company's tangible and intangible assets.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.

4. Income Taxes

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities include differences between book and tax depreciation and rent expense, and certain nondeductible accruals.


     As of December 31, 1996, the Company has provided deferred taxes only for certain state income taxes due to the election of S Corporation status effective April 1, 1996.

     The net deferred tax assets and net deferred tax liabilities as of December 31, 1996 include the following components:


   Current Portion:
    Deferred tax assets   ............    $  1,266
                                          ========
   Non-Current Portion:
    Deferred tax liabilities .........    $  6,360
    Deferred tax assets   ............      (3,437)
                                          --------
    Net deferred tax liability  ......    $  2,923
                                          ========

     The provision for income taxes for the nine months ended December 31, 1996, consists of the following:


    State income taxes ..................    $  27,113
    Elimination of deferred taxes  ......      (22,466)
                                             ---------
    Total  ..............................    $   4,647
                                             =========

6. Lease Commitments

     The Company is obligated under noncancellable long-term operating leases for office, warehouse facilities and equipment. The leases for office and warehouse facilities provide for renewals for various periods and require the Company to pay their proportionate share of operating expenses. The leases have various expiration dates through December 31, 2004, and certain options allowing for extended terms with various expiration dates through December, 2014. As of December 31, 1996, approximate future minimum rental payments required under these leases are:


   1997  .....................   $  558,253
   1998  .....................      553,733
   1999  .....................      564,526
   2000  .....................      572,643
   2001  .....................      587,094
   2002 and thereafter  ......    1,251,625
                                 -----------
                                 $4,087,874
                                 ===========

     Total rent expense was $453,804 for the nine months ended December 31, 1996.


7. Revenues and Accounts Receivable

     For the nine months ended December 31, 1996, the Company received approximately $988,329 of its revenues from three customers. At December 31, 1996, the amounts included in trade accounts receivable from these customers totaled $140,397.

     The Company primarily services customers in the New York metropolitan area and, as such, the majority of its accounts receivable are from customers located in this geographic area.

                      ALLEGIANCE BUSINESS ARCHIVES, LTD.

8. Notes Payable and Related Party Transactions

     In March 1995, the Company financed the purchase of a vehicle through a company which is owned by two stockholders of the Company. The face value of this note was $23,000 and was payable monthly until March 1997. The note bore interest at a rate of 12%. This note was repaid in December, 1996.

     In September, 1995 the Company received $200,000 in exchange for a promissory note to a company which is owned by two stockholders of the Company. The note was fully payable in October, 1997. The interest rate on the outstanding and unpaid principal balance was equal to the prime rate of interest in effect on the first day of each respective month. This note was repaid in December, 1996.

     The Company purchases the container boxes for sale to customers from a company which is owned by two stockholders of the Company. Purchases for the nine months ended December 31, 1996 were approximately $109,989, and the amount included in accounts payable was $16,410 at December 31, 1996. This company also provided the Company with certain administrative and accounting services for a fee of $1,000 per month.


9. Defined Contribution Plan

     The Company has a retirement plan established through another employer to provide employees with a defined contribution retirement income plan. Generally, employees who have completed at least one year of service, as defined in the Plan document, are eligible to participate in the plan.

     Profit sharing contributions are made at the sole discretion of the Company based upon provisions of the Plan. The Plan allows participants to make pre-tax contributions of 5% to 10% of compensation through salary reduction agreements with the Company. The Plan provides for matching contributions by the Company equal to 25% of pre-tax contributions made by the participants during each Plan year, up to a maximum of 4% of each participants deferred compensation. In addition, the Company may make a discretionary matching contribution.

     During the nine months ended December 31, 1996, the Company incurred costs of $8,291 related to the Plan.


10. Common Stock

     The Company has entered into an agreement with its stockholders to purchase, at a price determined by a formula provided in the agreement, outstanding shares of its common stock upon their death, disability or retirement. The agreement also restricts the stockholders' ability to transfer shares to third-parties.

     The Class A voting common stock and Class B non-voting common stock have identical preferences, dividend rights, distribution rights and liquidation rights and differ only with respect to voting rights.


11. Subsequent Event

     On October 1, 1997, all of the outstanding capital stock of the Company was sold to Iron Mountain Records Management Inc., a wholly-owned subsidiary of Iron Mountain Incorporated.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
HIMSCORP, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of HIMSCORP, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the period from February 1, 1995 (commencement of operations) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HIMSCORP, Inc. and Subsidiaries at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for the period from February 1, 1995 (commencement of operations) to December 31, 1995 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.







                                          Ernst & Young LLP

Chicago, Illinois
February 21, 1997

                        HIMSCORP, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                                                                           December 31,
                                                                   -----------------------------     June 30,
                                                                       1995            1996            1997
                                                                   -------------   -------------   ------------
                                                                                                    (Unaudited)
                                     ASSETS
Current Assets:
 Cash and cash equivalents  ....................................   $    87,314     $   103,617     $   138,562
 Accounts receivable, net of allowance of $2,500 in 1995,
   $64,394 in 1996 and $104,800 in 1997 ........................     2,100,106       2,709,549       4,196,425
 Prepaid expenses and deposits    ..............................       133,415         182,568         319,386
 Restricted certificates of deposit  ...........................            --       3,000,000       3,500,000
                                                                   ------------    ------------    ------------
      Total Current Assets  ....................................     2,320,835       5,995,734       8,154,373
Equipment and Leasehold Improvements:
 Warehouse machinery and equipment   ...........................       995,435       1,694,632       2,666,252
 Office machinery and equipment   ..............................       389,028         715,896       1,039,287
 Vehicles    ...................................................       277,207         488,637         926,434
 Leasehold improvements  .......................................       133,827         243,575         479,778
 Furniture and fixtures  .......................................        45,719          42,943          69,799
                                                                   ------------    ------------    ------------
                                                                     1,841,216       3,185,683       5,181,550
 Less: accumulated depreciation   ..............................       394,027         979,729       1,355,767
                                                                   ------------    ------------    ------------
    Net Equipment and Leasehold Improvements  ..................     1,447,189       2,205,954       3,825,783
Other Assets:
 Goodwill, net of accumulated amortization of $455,073
   in 1995, $1,110,921 in 1996 and $1,659,785 in 1997  .........    13,187,687      18,049,189      27,662,030
 Deferred financing costs, net of accumulated amortization
   of $43,725 in 1995, $123,876 in 1996 and $187,650
   in 1997   ...................................................       271,017         483,174         667,457
 Organization costs, net of accumulated amortization
   of $49,227 in 1995, $122,304 in 1996 and $172,918
   in 1997   ...................................................       252,526         309,460         357,182
 Other    ......................................................           600             800           1,000
                                                                   ------------    ------------    ------------
      Total Other Assets    ....................................    13,711,830      18,842,623      28,687,669
                                                                   ------------    ------------    ------------
      Total Assets    ..........................................   $17,479,854     $27,044,311     $40,667,825
                                                                   ============    ============    ============
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current maturities of long-term debt   ........................   $   212,902     $ 3,092,805     $ 2,586,440
 Accounts payable  .............................................       411,899         328,054         376,692
 Accrued payroll and related expenses   ........................       249,327         497,117         589,426
 Accrued expenses  .............................................        65,685         306,204         555,598
 Income taxes payable    .......................................       114,757         149,174          41,640
 Deferred revenue  .............................................       494,558         775,176       1,050,996
 Deferred income taxes   .......................................       113,000          19,000          19,000
 Other    ......................................................            --         400,000         300,000
                                                                   ------------    ------------    ------------
      Total Current Liabilities   ..............................     1,662,128       5,567,530       5,519,792
Long-Term Debt, Less Current Maturities    .....................    11,184,010      15,210,011      27,909,010
Deferred Income Taxes    .......................................       122,000         300,000         446,000
Other  .........................................................            --         300,000              --
Stockholders' Equity:
 Preferred stock, $1.00 par value; authorized 5,000 shares; no
   issued and outstanding shares  ..............................            --              --              --
 Class A voting common stock, $0.01 par value; authorized
   10,000 shares; issued and outstanding 8,050 shares  .........            81              81              81
 Class B voting common stock, $0.01 par value; authorized
   15,000 shares; issued and outstanding 12,522 shares in
   1995, 13,155 shares in 1996 and 13,329 shares in 1997  ......           125             132             133
  Additional paid-in capital   .................................     3,866,468       4,056,461       4,227,472
  Retained earnings   ..........................................       645,042       1,610,096       2,565,337
                                                                   ------------    ------------    ------------
    Total Stockholders' Equity    ..............................     4,511,716       5,666,770       6,793,023
                                                                   ------------    ------------    ------------
    Total Liabilities and Stockholders' Equity   ...............   $17,479,854     $27,044,311     $40,667,825
                                                                   ============    ============    ============

          See accompanying notes to consolidated financial statements.

                        HIMSCORP, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME



                                                    Period from
                                                  February 1, 1995
                                                   (commencement                       Six months ended June 30,
                                                  of operations)      Year ended     ------------------------------
                                                  to December 31,     December 31,
                                                       1995              1996            1996            1997
                                                 -----------------   -------------   ------------   ---------------
                                                                                              (Unaudited)
Revenue:
 Storage revenue   ...........................      $9,043,414       $14,066,875     $6,654,906      $10,746,909
 Service revenue   ...........................         469,791        1,584,744         409,955        2,324,685
                                                    -----------      -----------     -----------     -----------
   Total Revenues  ...........................       9,513,205       15,651,619       7,064,861       13,071,594
Operating Expenses:
 Cost of services  ...........................       4,825,935        7,859,723       3,489,174        6,543,945
 Selling, general, and administrative   ......       1,671,018        3,207,340       1,568,493        2,630,848
 Depreciation and amortization    ............         942,052        1,474,846         620,313        1,122,272
                                                    -----------      -----------     -----------     -----------
   Total Operating Expenses    ...............       7,439,005       12,541,909       5,677,980       10,297,065
                                                    -----------      -----------     -----------     -----------
Operating Income   ...........................       2,074,200        3,109,710       1,386,881        2,774,529
Other (Income) Expense:
 Interest income   ...........................              --          (40,633)             --          (97,625)
 Interest expense  ...........................         995,688        1,318,994         588,043        1,240,769
                                                    -----------      -----------     -----------     -----------
   Total Other Expense   .....................         995,688        1,278,361         588,043        1,143,144
                                                    -----------      -----------     -----------     -----------
Income Before Provision for Income Taxes             1,078,512        1,831,349         798,838        1,631,385
Provision for Income Taxes  ..................         433,470          866,295         332,838          676,144
                                                    -----------      -----------     -----------     -----------
Net Income   .................................      $  645,042       $  965,054      $  466,000      $   955,241
                                                    ===========      ===========     ===========     ===========



          See accompanying notes to consolidated financial statements.

                        HIMSCORP, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                  Common Stock
                                       -----------------------------------  Additional
                                            Class A           Class B
                                       ----------------- -----------------   Paid-in      Retained
             Description                Shares   Amount   Shares   Amount    Capital      Earnings      Total
-------------------------------------- -------- -------- -------- -------- ------------ ------------ -----------
Issuance of Class A common stock
 on February 1, 1995 at $415.16
 per share    ........................   8,050    $81         --    $ --    $3,341,957   $       --   $3,342,038
Issuance of Class B common stock
 on February 1, 1995 at $42.56
 per share    ........................      --     --      1,950      20        82,980           --       83,000
Issuance of Class B common stock
 on June 30, 1995 at $42.56 per
 share, net of issuance costs   ......      --     --     10,572     105       441,531           --      441,636
Net Income for the period ended
 December 31, 1995  ..................      --     --         --      --            --      645,042      645,042
                                        ------    ----    -------   -----   -----------  -----------  -----------
Balance as of December 31, 1995    ...   8,050     81     12,522     125     3,866,468      645,042    4,511,716
Issuance of Class B common stock
 on September 30, 1996 at $300
 per share    ........................      --     --        633       7       189,993           --      190,000
Net Income for the year ended
 December 31, 1996  ..................      --     --         --      --            --      965,054      965,054
                                        ------    ----    -------   -----   -----------  -----------  -----------
Balance as of December 31, 1996    ...   8,050     81     13,155     132     4,056,461    1,610,096    5,666,770
Issuance of Class B common stock
 on May 14, 1997 at $650 per share
 (unaudited)  ........................      --     --        174       1       113,299           --      113,300
Stock compensation (unaudited)  ......      --     --         --      --        57,712           --       57,712
Net Income for the period ended
 June 30, 1997 (unaudited)   .........      --     --         --      --            --      955,241      955,241
                                        ------    ----    -------   -----   -----------  -----------  -----------
Balance at June 30, 1997 (unaudited)     8,050    $81     13,329    $133    $4,227,472   $2,565,337   $6,793,023
                                        ======    ====    =======   =====   ===========  ===========  ===========



          See accompanying notes to consolidated financial statements.

                        HIMSCORP, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                        Period from
                                                      February 1, 1995
                                                       (commencement                         Six months ended June 30,
                                                      of operations)       Year ended     -------------------------------
                                                      to December 31,     December 31,
                                                           1995               1996             1996             1997
                                                     -----------------   --------------   --------------   --------------
                                                                                                    (Unaudited)
Operating Activities:
 Net Income   ....................................    $     645,042      $    965,054     $    466,000     $    955,241
 Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation    ..............................          394,027           665,773          253,249          459,020
    Amortization    ..............................          548,025           809,073          367,064          663,252
    Deferred income taxes ........................          235,000            84,700          (10,000)         146,000
    Stock compensation expense  ..................               --                --               --           57,712
    Changes in operating assets and
      liabilities:
      Accounts receivable    .....................         (583,888)          (84,462)        (347,693)        (913,819)
      Prepaid expenses and deposits   ............          (39,559)          (31,053)         (20,144)         (27,373)
      Accounts payable    ........................         (203,849)          (88,545)         472,593         (519,057)
      Other current liabilities    ...............          341,715           301,009         (394,769)          44,693
                                                      -------------      ------------     ------------     ------------
Net Cash Provided by Operating Activities   ......        1,336,513         2,621,549          786,300          865,669
Investing Activities:
 Acquisitions, net of cash acquired   ............      (13,387,245)       (2,433,000)      (2,358,000)      (7,540,277)
 Purchases of equipment and leasehold
   improvements  .................................         (501,401)         (990,087)        (478,391)        (990,981)
 Purchases of certificates of deposits   .........               --        (3,000,000)              --       (3,500,000)
 Proceeds from maturities of certificate of
  deposit  .......................................               --                --               --        3,000,000
                                                      -------------      ------------     ------------     ------------
Net Cash Used in Investing Activities    .........      (13,888,646)       (6,423,087)      (2,836,391)      (9,031,258)
Financing Activities:
 Proceeds from borrowings of long-term
   debt    .......................................       12,295,773        10,314,224        4,968,463       10,987,234
 Payments of long-term debt  .....................       (3,440,000)       (6,686,383)      (2,960,000)      (2,900,000)
 Issuance of common stock, net of issuance
   costs   .......................................        3,783,674           190,000               --          113,300
                                                      -------------      ------------     ------------     ------------
Net Cash Provided by Financing Activities   ......       12,639,447         3,817,841        2,008,463        8,200,534
                                                      -------------      ------------     ------------     ------------
Net Increase (Decrease) in Cash and Cash
 Equivalents  ....................................           87,314            16,303          (41,628)          34,945
Cash and Cash Equivalents at Beginning
 of Period    ....................................               --            87,314           87,314          103,617
                                                      -------------      ------------     ------------     ------------
Cash and Cash Equivalents at End of Period   .        $      87,314      $    103,617     $     45,686     $    138,562
                                                      =============      ============     ============     ============
Noncash Investing and Financing Activities:
 Subordinated notes payable issued in
   acquisitions  .................................    $   2,259,010      $  3,000,000     $         --     $  3,500,000
 Common stock issued in acquisitions  ............           83,000                --               --               --
 Earn-out obligations in connection with
   acquisition   .................................               --           700,000          700,000               --



          See accompanying notes to consolidated financial statements.

                        HIMSCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  DECEMBER 31, 1995 AND 1996 AND JUNE 30, 1997
(Information with respect to the six-month periods ended June 30, 1996 and 1997 is unaudited)

1. Description of Business

     HIMSCORP, Inc. (the Company) was formed on December 22, 1994 (operations commenced February 1, 1995) to act as a holding company for acquired health information management services companies (Note 3). The Company provides off-site record storage, retrieval, and management services primarily to hospitals in the Detroit, Los Angeles, New Orleans, Philadelphia, Pittsburgh, San Diego, Cleveland, Houston, St. Louis, Baltimore, Portland and Milwaukee markets.


Basis of Presentation

     The financial statements of the Company as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997 and all information subsequent to December 31, 1996 are unaudited. All adjustments and accruals (consisting of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the interim period presented. Interim results are not necessarily indicative of results for a full year.

     The interim financial statements are condensed and do not include all the information and disclosures necessary for a full interim financial statement presentation.


2. Summary of Significant Accounting Policies


Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.


Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


Investments

     Restricted certificates of deposit (Note 4) are classified as held-to-maturity as the Company has the positive intent and ability to hold the securities to maturity. The certificate outstanding at December 31, 1996 matured January 2, 1997. The certificates outstanding at June 30, 1997 mature on October 1, 1997 ($500,000) and January 2, 1998 ($3,000,000).


Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Expenditures for normal repairs and maintenance are charged to expense as incurred. Depreciation on equipment is computed by accelerated methods based on the estimated useful lives of assets (5 to 15 years). Amortization of leasehold improvements is included in depreciation and amortized over the shorter of the estimated useful life or the lease term.


Intangibles

     Goodwill is amortized on a straight-line basis over 25 years. Organization costs are amortized using the straight-line method over five years.

     The Company assesses intangibles for impairment under FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, the intangibles

                        HIMSCORP, INC. AND SUBSIDIARIES
associated with assets acquired in a purchase business combination are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.


Deferred Financing Costs

     Deferred financing costs are amortized using the straight-line method over the life of the related loan.


Stock-Based Compensation

     Stock-based compensation awards are accounted for under APB Opinion No. 25 Accounting for Stock Issued to Employees.


Revenue Recognition

     Revenue is recognized when the services are performed. Certain services are billed in advance, and the related revenue is deferred until the related services are performed.


Income Taxes

     Income taxes are accounted for under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse.


Fair Value of Financial Instruments

     The Company's financial instruments include accounts receivable, accounts payable, accrued liabilities and notes payable. The fair value of all financial instruments were not materially different than their carrying values.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. Business Acquisitions


     On February 1, 1995, the Company purchased all of the outstanding common stock of Record Management of Louisiana, Inc., Century Medical, Inc., DLS, Inc., and INFORR Corp., Inc. for $12,527,755, consisting of $10,485,745 in cash, $1,959,010 in subordinated notes payable, and $83,000 in the Company's common stock (1,950 Class B common shares). The Company also assumed liabilities of $770,334. In conjunction with the acquisition, the Company recorded $10,885,502 in goodwill.


     On June 30, 1995, the Company purchased all of the outstanding common stock of JAD Interests, Inc., and substantially all of the assets of Record Care for $3,201,500, consisting of $2,901,500 in cash and $300,000 in subordinated notes payable. The Company also assumed liabilities of $54,681 in connection with the acquisition. In conjunction with the acquisition, the Company recorded $2,757,258 in goodwill.


     On March 31, 1996, the Company purchased all of the outstanding common stock of C.N.S. Records Management, Inc. and Stendy Corp. for $2,358,000 in cash and a minimum of $700,000 in future earn-out payments, of which $400,000 and $300,000 are due on March 31, 1997 and 1998, respectively. The Company projects the actual earn-out payments will be $700,000 and has recorded the liability and additional goodwill at December 31, 1996. The Company assumed liabilities of $308,131 in connection with the acquisitions. In conjunction with the acquisitions, the Company recorded $2,703,223 in goodwill.

                        HIMSCORP, INC. AND SUBSIDIARIES

     On September 30, 1996, the Company purchased all of the outstanding common stock of Copyright, Inc. for $3,075,000, consisting of $75,000 in cash and $3,000,000 in subordinated notes payable and assumed liabilities of $198,900. In conjunction with the acquisition, the Company recorded $2,814,127 in goodwill.

     On January 2, 1997, the Company purchased all of the common stock of Recordkeepers, Inc. and Record Tech, Inc. for $7,879,000, consisting of $4,879,000 in cash and $3,000,000 in subordinated notes payable. The Company also assumed liabilities of $853,305. In conjunction with the acquisitions, the Company recorded $7,840,328 in goodwill.

     On June 1, 1997, the Company purchased all of the outstanding stock of MKC, Inc. for $3,200,000 consisting of $2,700,000 in cash and $500,000 in subordinated notes payable. The Company also assumed liabilities of $179,687 in connection with this acquisition. In conjunction with the acquisition, the Company recorded $2,347,002 in goodwill.

     In addition, the Company entered into certain employment, noncompete, and consulting agreements with the principal shareholders and certain ongoing senior management of the acquired companies.

     The acquisitions have been accounted for as purchases and, accordingly, the consolidated statements of income include the results of operations of the acquired businesses from their respective dates of acquisition.

     Based on unaudited data, the following table presents selected financial information for the company on a pro forma basis, assuming the companies had been combined since February 1, 1995.



                          Period from
                        February 1, 1995    Year ended    Six-months ended
                        to December 31,    December 31,      June 30,
                              1995             1996            1997
                       ------------------ -------------- -----------------
   Revenues  .........      $18,439          $23,801          $13,990
   Net income   ......        1,281            2,135            1,032


     The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions been made as of February 1, 1995.


4. Debt

     Long-term debt consists of the following:

                                                                               December 31,
                                                                       ----------------------------
                                                                           1995            1996
                                                                       -------------   ------------
   Working capital loan, plus interest at the prime rate (8.25% at
    December 31, 1996) plus 1.5%   .................................   $        --     $     1,000
   Revolving loan, payable in varying quarterly installments
    through July 1, 2002, plus interest payable monthly at varying
    LIBOR interest rates (ranging from 5.50% to 6.50% at
    December 31,1996) plus 3.50%   .................................     9,137,902      13,042,806
   Subordinated notes payable to sellers (including shareholders) in varying annual installments from 1997 through 2002, plus
    interest at varying rates up to 7.75%, payable semiannually
    through 2002    ................................................     2,259,010       5,259,010
                                                                       ------------    ------------
                                                                        11,396,912      18,302,816
   Less: Current maturities  .......................................       212,902       3,092,805
                                                                       ------------    ------------
                                                                       $11,184,010     $15,210,011
                                                                       ============    ============

                        HIMSCORP, INC. AND SUBSIDIARIES

     The Company's subsidiaries have an agreement with a bank which provides for a credit facility which expires October 1, 2000 and includes a revolving loan of up to $14,000,000 and a working capital loan of up to $1,300,000. In 1997, the agreement was amended to increase the revolving loan to $23,500,000 and the working capital loan to $2,000,000.


     A facility fee of .50% per annum is payable on a quarterly basis on the available credit under the credit facility. The credit facility requires the subsidiaries of the Company to collectively maintain a specified amount of consolidated adjusted net worth, working capital, current ratio, interest coverage ratio, payment of dividends, and certain other financial covenants, all as defined within the agreement.


     The credit facility is collateralized by substantially all assets and common stock of the Company. In addition, the Company is required to maintain a life insurance policy covering the principal stockholder of the Company which also collateralizes the borrowings under the agreement. The agreement also provides that the principal stockholder may not pledge or permit a security interest or lien to exist on his common stock in connection with any other debt.


     The subordinated notes are subordinated to amounts outstanding under the credit facility. In addition, at December 31, 1996, $3,000,000 of the subordinated notes are secured by a letter of credit which is collateralized by a certificate of deposit; the remaining subordinated notes are unsecured.


     Principal maturities on long-term debt for each of the five years succeeding 1996 and thereafter are as follows: 1997--$3,092,805, 1998--$1,900,000, 1999--$2,883,333; 2000--$3,283,333; 2001--$4,342,345; and
thereafter--$2,801,000.


5. Capital Stock


     The holders of Class A common stock are entitled to receive cumulative cash dividends at 8% per annum. Dividends began to accumulate on the date of first issuance of the Class A shares and will be paid to Class A shareholders of record only in the event of a distribution to common shareholders. Accumulated dividends total $532,049 at December 31, 1996.


     1,950 shares of the Class B common stock have vesting provisions based on either time (1,000 shares) or performance (950 shares) criteria. The time shares are considered a fixed plan and the performance shares are considered a variable plan under APB Opinion No. 25. At December 31, 1996, 500 and 550 shares remain unvested under the fixed and variable plans, respectively. The Company has recorded compensation expense in the six months ended June 30, 1997 for the performance shares based on their estimated fair value at June 30, 1997. The Company anticipates a substantially larger compensation charge in the quarter ending September 30, 1997 as a result of the sale of the Company described in Note 10 and the related increase in fair value of shares vesting in 1997.


6. Leases


     The Company and its subsidiaries lease warehouse and office facilities and certain other equipment under operating leases that expire at various dates through 2001. In most cases, management expects that leases will be renewed or replaced by other similar leases in the normal course of business.


     Future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

                        HIMSCORP, INC. AND SUBSIDIARIES

   1997   ..............................   $1,489,620
   1998   ..............................    1,339,826
   1999   ..............................    1,113,214
   2000   ..............................      357,272
   2001   ..............................      128,061
                                           -----------
   Total minimum lease payments   ......   $4,427,993
                                           ===========

     Rental expense for operating leases was $813,325 and $1,562,913 in 1995 and 1996, respectively.


7. Income Taxes


     Significant components of the provision for income taxes are as follows:



                          Period from
                        February 1, 1995     Year ended
                        to December 31,      December 31,
                              1995              1996
                       ------------------   -------------
   Current:
    Federal   ......        $127,145          $651,680
    State  .........          71,325           129,915
                            ---------         ---------
                             198,470           781,595
   Deferred:
    Federal   ......         205,000            73,800
    State  .........          30,000            10,900
                            ---------         ---------
                             235,000            84,700
                            ---------         ---------
                            $433,470          $866,295
                            =========         =========

     A reconciliation between the provision for income taxes computed at statutory rates and the amount reflected in the accompanying consolidated statements of income is as follows:



                                                                       Period from
                                                                     February 1, 1995     Year ended
                                                                     to December 31,      December 31,
                                                                           1995              1996
                                                                    ------------------   -------------
   Computed federal tax provision at statutory rates    .........        $366,694          $622,659
   Increase in taxes resulting from:
    State and local income taxes, net of federal benefit   ......          37,316           136,562
    Other  ......................................................          29,460           107,074
                                                                         ---------         ---------
                                                                         $433,470          $866,295
                                                                         =========         =========

                        HIMSCORP, INC. AND SUBSIDIARIES

   Significant components of the Company's deferred income tax liabilities are as follows:



                                                  December 31,
                                             ----------------------
                                                1995        1996
                                             ----------   ---------
   Deferred income tax liabilities:
    Excess tax amortization   ............   $118,000     $288,000
    Excess tax depreciation   ............      4,000       12,000
    Prepaid insurance   ..................     19,000       19,000
    Other   ..............................     94,000           --
                                             ---------    ---------
   Total deferred tax liabilities   ......   $235,000     $319,000
                                             =========    =========

     The Company paid income taxes of approximately $290,000 and $541,000 in 1995 and 1996, respectively.


8. Employee Benefits

     Effective February 1, 1996, the Company established a 401(k) profit-sharing plan. Substantially all full-time employees who meet age and service requirements are eligible to participate. Employees may contribute up to 15% of their compensation, with matching contributions of up to 25% of 4% of compensation at the discretion of the Company. Company contributions to the 401(k) plan were $19,400 in 1996.


9. Related Party Transactions

     Keystone Capital, Inc., wholly owned by the principal stockholder of the Company, has responsibility for corporate operations and is paid an advisory fee by the Company for services provided. Such fees approximated $101,000 and $176,000 in 1995 and 1996, respectively.


10. Subsequent Events

     On September 17, 1997, Iron Mountain Incorporated signed an agreement to acquire all outstanding stock of the Company in the fourth quarter of 1997. Most of the Company's outstanding debt is expected to be repaid with proceeds from the sale.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Arcus Technology Services, Inc.

We have audited the consolidated balance sheets of Arcus Technology Services, Inc. (Successor Company) as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the five month period ended December 31, 1995 and the year ended December 31, 1996. We have also audited the consolidated statements of income, stockholders' equity, and cash flows of Arcus, Inc. (Predecessor Company) for the year ended December 31, 1994 and the seven month period ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arcus Technology Services, Inc. (Successor Company) at December 31, 1995 and 1996, and the consolidated results of its operations and cash flows for the five month period ended December 31, 1995 and the year ended December 31, 1996, and the consolidated results of Arcus, Inc.'s (Predecessor Company) operations and cash flows for the year ended December 31, 1994 and the seven month period ended July 31, 1995, in conformity with generally accepted accounting principles.






                                          Ernst & Young LLP

Dallas, Texas
February 28, 1997, except for
Note 12, as to which the date is
September 26, 1997

                        ARCUS TECHNOLOGY SERVICES, INC.
                              (Successor Company)

                          CONSOLIDATED BALANCE SHEETS


                                                                   December 31,
                                                           -----------------------------
                                                                                             June 30,
                                                               1995            1996            1997
                                                           -------------   -------------   ------------
                                                                                            (Unaudited)
ASSETS (Note 4)
Current Assets:
 Cash   ................................................    $   712,818    $ 1,687,101     $ 1,298,927
 Accounts receivable, less allowance for doubtful
   accounts of $123,055, $156,227 and $68,000,
   respectively  .......................................      8,846,628     14,008,613      15,378,534
 Inventory    ..........................................        293,393        371,715         378,342
 Prepaid expenses and other current assets  ............        721,558      1,018,281         946,547
                                                            -----------    ------------    ------------
      Total Current Assets   ...........................     10,574,397     17,085,710      18,002,350
Property and Equipment, at Cost:
 Land, buildings, and leasehold improvements   .........      5,395,640      6,266,886       6,593,358
 Vault equipment and vehicles   ........................      6,628,169      8,819,780       9,477,122
 Furniture and other equipment  ........................      1,275,251      3,958,006       4,380,913
                                                            -----------    ------------    ------------
                                                             13,299,060     19,044,672      20,451,393
       Less accumulated depreciation  ..................        892,339      3,649,357       5,104,091
                                                            -----------    ------------    ------------
Property and Equipment, Net  ...........................     12,406,721     15,395,315      15,347,302
Cost In Excess of Net Assets Acquired, Net of
 Accumulated Amortization of $594,377, $2,310,903
 and $3,467,092, respectively   ........................     35,093,200     55,367,074      54,047,886
Other Assets  ..........................................      2,056,056        609,649         555,338
                                                            -----------    ------------    ------------
       Total Assets    .................................    $60,130,374    $88,457,748     $87,952,876
                                                            ===========    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable   ....................................    $ 3,309,324    $ 5,796,844     $ 3,749,203
 Accrued payroll .......................................      2,186,478      2,441,433       3,450,688
 Other accrued liabilities   ...........................        926,069      1,344,001         858,871
 Deferred revenue   ....................................      2,856,621      3,469,265       3,423,170
 Due to parent (Note 2)   ..............................         13,500      1,335,702       1,829,292
 Current portion of long-term debt .....................      2,272,237      3,218,794       3,676,862
                                                            -----------    ------------    ------------
      Total Current Liabilities    .....................     11,564,229     17,606,039      16,988,086
Long-Term Debt (Note 4)   ..............................     29,724,941     39,513,473      36,887,907
Deferred Income Taxes (Note 6)  ........................          1,000        501,000         648,000
Other Liabilities   ....................................        266,540        226,700         213,319
Commitments and Contingencies (Notes 3 and 9)
Stockholders' Equity:
 Common stock, $.01 par value:
   Authorized shares--5,000,000
   Issued and outstanding shares--2,191,150,
    3,205,263 and 3,325,229, respectively   ............         21,911         32,052          33,252
   Capital in excess of par value  .....................     17,507,289     26,918,088      28,115,156
 Retained earnings  ....................................      1,057,416      3,619,939       5,043,330
 Translation adjustment   ..............................        (12,952)        40,457          23,826
                                                            -----------    ------------    ------------
      Total Stockholders' Equity   .....................     18,573,664     30,610,536      33,215,564
                                                            -----------    ------------    ------------
      Total Liabilities and Stockholders' Equity  ......    $60,130,374    $88,457,748     $87,952,876
                                                            ===========    ============    ============



                            See accompanying notes.

                        ARCUS TECHNOLOGY SERVICES, INC.


                       CONSOLIDATED STATEMENTS OF INCOME




                                                                                                 Six Months Ended
                                                    Seven           Five                             June 30,
                                 Year Ended     Months Ended    Months Ended   Year Ended   --------------------------
                                December 31,      July 31,      December 31,   December 31,
                                    1994            1995            1995          1996          1996          1997
                               --------------- --------------- -------------- ------------- ------------- ------------
                                (Predecessor)   (Predecessor)   (Successor)    (Successor)   (Successor)   (Successor)
                                                                                                   (Unaudited)
Revenues:
 Storage and transport  ......  $34,493,858     $21,401,465     $16,158,490   $43,671,062   $20,838,298   $25,147,059
 Other   .....................    6,339,489       4,276,499       4,519,868    22,310,314     5,118,900    19,755,997
                                -----------     -----------     ------------  ------------  ------------  ------------
      Total Revenues    ......   40,833,347      25,677,964      20,678,358    65,981,376    25,957,198    44,903,056
Operating Expenses:
 Cost of services rendered   .   18,034,862      11,345,153       9,450,781    32,737,753    11,561,840    24,182,446
 Selling and administrative
   expenses    ...............   14,027,645       8,730,900       6,632,234    21,591,852     8,926,509    13,488,087
 Depreciation and
   amortization   ............    2,850,154       1,532,211       1,601,464     4,436,529     2,053,319     3,077,037
                                -----------     -----------     ------------  ------------  ------------  ------------
      Total Operating
       Expenses   ............   34,912,661      21,608,264      17,684,479    58,766,134    22,541,668    40,747,570
                                -----------     -----------     ------------  ------------  ------------  ------------
Operating Income  ............    5,920,686       4,069,700       2,993,879     7,215,242     3,415,530     4,155,486
Interest (Income) Expense,
 Net  ........................     (264,788)       (336,556)      1,128,963     2,668,719     1,249,548     1,614,095
                                -----------     -----------     ------------  ------------  ------------  ------------
Income Before Income
 Taxes   .....................    6,185,474       4,406,256       1,864,916     4,546,523     2,165,982     2,541,391
Provision for Income Taxes
 (Note 6)   ..................    2,601,000       1,852,000         807,500     1,984,000       944,000     1,118,000
                                -----------     -----------     ------------  ------------  ------------  ------------
Net Income  ..................  $ 3,584,474     $ 2,554,256     $ 1,057,416   $ 2,562,523   $ 1,221,982   $ 1,423,391
                                ===========     ===========     ============  ============  ============  ============
Earnings per share   .........  $      0.46     $      0.32     $      0.48   $      0.99   $      0.53   $      0.43
                                ===========     ===========     ============  ============  ============  ============
Weighted average shares
 outstanding   ...............    7,848,632       7,885,252       2,191,150     2,583,642     2,302,849     3,277,167
                                ===========     ===========     ============  ============  ============  ============



                            See accompanying notes.

                        ARCUS TECHNOLOGY SERVICES, INC.


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                        Common Stock
                                    ---------------------  Capital in
                                                            Excess of     Retained     Translation
                                      Shares     Amount     Par Value     Earnings     Adjustment       Total
                                    ----------- --------- ------------- ------------- ------------ ---------------
Predecessor:
Balances at December 31, 1993   ...  7,770,697   $77,707   $ 2,025,519   $11,166,241  $(512,953)    $12,756,514
 Currency translation
   adjustment .....................         --        --            --            --     25,786          25,786
 Net income   .....................         --        --            --     3,584,474         --       3,584,474
                                     ----------  --------  ------------  ------------ ----------    -----------
Balances at December 31, 1994   ...  7,770,697    77,707     2,025,519    14,750,715   (487,167)     16,366,774
 Currency translation
   adjustment .....................         --        --            --            --      9,440           9,440
 Exercise of stock options   ......     10,000       100        42,400            --         --          42,500
 Net income   .....................         --        --            --     2,554,256         --       2,554,256
                                     ----------  --------  ------------  ------------ ----------    -----------
Balances at July 31, 1995 .........  7,780,697   $77,807   $ 2,067,919   $17,304,971  $(477,727)    $18,972,970
                                     ==========  ========  ============  ============ ==========    ===========
Successor:
Issue Successor equity at
 August 1, 1995  ..................  2,191,150   $21,911   $17,507,289   $        --  $      --     $17,529,200
 Currency translation
   adjustment .....................         --        --            --            --    (12,952)        (12,952)
 Net income   .....................         --        --            --     1,057,416         --       1,057,416
                                     ----------  --------  ------------  ------------ ----------    -----------
Balances at December 31, 1995   ...  2,191,150    21,911    17,507,289     1,057,416    (12,952)     18,573,664
 Issuances of common stock in
   connection with acquisitions
   (Note 3)   .....................    333,007     3,330     2,299,282            --         --       2,302,612
 Sales of common stock to
   Parent (Note 3)  ...............    681,106     6,811     7,111,517            --         --       7,118,328
 Currency translation
   adjustment .....................         --        --            --            --     53,409          53,409
 Net income   .....................         --        --            --     2,562,523         --       2,562,523
                                     ----------  --------  ------------  ------------ ----------    -----------
Balances at December 31, 1996   ...  3,205,263    32,052    26,918,088     3,619,939     40,457      30,610,536
 Issuances of common stock
   (unaudited)   ..................      4,038        41         9,963            --         --          10,004
 Sales of common stock to
   Parent (Note 3) (unaudited)     .   115,928     1,159     1,187,105            --         --       1,188,264
 Currency translation
   adjustment (unaudited) .........         --        --            --            --    (16,631)        (16,631)
 Net income (unaudited)   .........         --        --            --     1,423,391         --       1,423,391
                                     ----------  --------  ------------  ------------ ----------    -----------
Balances at June 30, 1997
 (unaudited)  .....................  3,325,229   $33,252   $28,115,156   $ 5,043,330  $  23,826     $33,215,564
                                     ==========  ========  ============  ============ ==========    ===========



                            See accompanying notes.

                        ARCUS TECHNOLOGY SERVICES, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                       Year Ended      Seven Months
                                      December 31,    Ended July 31,
                                          1994             1995
                                     --------------- ----------------
                                      (Predecessor)   (Predecessor)
Operating Activities:
 Net income ........................ $  3,584,474    $   2,554,256
 Adjustments to reconcile net
 income to net cash provided
 by operating activities:
   Depreciation and
    amortization  ..................    2,850,154        1,532,211
   Deferred tax provision
    (benefit)  .....................     (183,912)        (124,000)
   Provision for losses on
    accounts receivable    .........       24,000           21,000
   (Gain) loss on disposal
    of assets  .....................      105,613            3,961
   Changes in operating
    assets and liabilities, net
    of acquisitions:
      Accounts receivable  .........     (626,622)        (138,515)
      Inventory   ..................      (84,287)         (64,996)
      Prepaid expenses  ............       99,233           42,197
      Other assets   ...............       42,084           11,773
      Accounts payable  ............      161,186           41,491
      Accrued and other
       liabilities   ...............       75,320          332,906
      Deferred revenue  ............      159,545           87,259
                                     -------------   -------------
Net Cash Provided by
 Operating Activities   ............    6,206,788        4,299,543
Investing Activities:
 Acquisitions, net of cash
  acquired  ........................           --               --
 Purchase of property and
  equipment    .....................   (1,840,880)      (1,831,165)
 Funds invested with Parent   ......   (3,987,731)      (1,515,060)
 Sales of property and
  equipment    .....................           --           13,087
 Other investing activities   ......       64,447              293
                                     -------------   -------------
Net Cash Used for Investing
 Activities ........................   (5,764,164)      (3,332,845)
Financing Activities:
 Proceeds from sales of
  common stock    ..................           --           42,500
 Proceeds from issuances of
  long-term debt  ..................     (458,889)              --
 Payments on long-term debt   ......           --         (131,071)
 Increase (decrease) in due
  to parent ........................      (18,530)              --
 Net increase (decrease) in
  revolving line of credit    ......           --               --
                                     -------------   -------------
Net Cash Provided by (Used
 for) Financing Activities    ......     (477,419)         (88,571)
Effect of Exchange Rate
Changes on Cash   ..................        2,432            1,093
                                     -------------   -------------
Net Increase (Decrease) in
 Cash    ...........................      (32,363)         879,220
Cash at Beginning of Period   ......       88,999           56,636
                                     -------------   -------------
Cash at End of Period   ............ $     56,636    $     935,856
                                     =============   =============



                                                                              Six Months Ended
                                           Five                                   June 30,
                                       Months Ended      Year Ended    -------------------------------
                                       December 31,     December 31,
                                           1995             1996            1996            1997
                                     ---------------- ---------------- --------------- ---------------
                                       (Successor)      (Successor)      (Successor)     (Successor)
                                                                                 (Unaudited)
Operating Activities:
 Net income ........................ $   1,057,416    $   2,562,523    $  1,221,982    $  1,423,391
 Adjustments to reconcile net
 income to net cash provided
 by operating activities:
   Depreciation and
    amortization  ..................     1,601,464        4,436,529       2,053,319       3,077,037
   Deferred tax provision
    (benefit)  .....................       (47,000)         237,000         181,000         191,000
   Provision for losses on
    accounts receivable    .........        15,000           56,000          18,000         (77,559)
   (Gain) loss on disposal
    of assets  .....................           185          (18,110)        (10,737)         (6,986)
   Changes in operating
    assets and liabilities, net
    of acquisitions:
      Accounts receivable  .........    (1,614,511)      (2,988,055)         96,859      (1,436,428)
      Inventory   ..................       (18,239)         (65,232)         35,366          (6,713)
      Prepaid expenses  ............      (341,081)         (72,961)        (10,689)         38,670
      Other assets   ...............        (7,315)         (96,822)       (267,345)        (39,306)
      Accounts payable  ............     1,388,888        1,970,283        (826,427)     (1,957,586)
      Accrued and other
       liabilities   ...............       719,665         (330,112)       (246,812)        641,100
      Deferred revenue  ............        48,263          254,460         290,329         (46,095)
                                     --------------   --------------   -------------   -------------
Net Cash Provided by
 Operating Activities   ............     2,802,735        5,945,503       2,534,845       1,800,525
Investing Activities:
 Acquisitions, net of cash
  acquired  ........................   (48,751,173)     (15,128,889)     (8,137,076)     (3,155,716)
 Purchase of property and
  equipment    .....................    (2,290,595)      (5,280,173)     (2,058,566)     (1,654,356)
 Funds invested with Parent   ......            --               --              --              --
 Sales of property and
  equipment    .....................            --        1,808,959       1,808,959          16,840
 Other investing activities   ......        (8,085)         (68,568)         25,571          30,813
                                     --------------   --------------   -------------   -------------
Net Cash Used for Investing
 Activities ........................   (51,049,853)     (18,668,671)     (8,361,112)     (4,762,419)
Financing Activities:
 Proceeds from sales of
  common stock    ..................    17,529,200        7,118,328       3,813,828       1,198,268
 Proceeds from issuances of
  long-term debt  ..................    30,000,000        9,883,000       5,457,000       3,001,152
 Payments on long-term debt   ......    (1,580,544)      (3,540,918)     (1,516,335)     (1,932,677)
 Increase (decrease) in due
  to parent ........................        13,500        1,322,202         490,966         509,394
 Net increase (decrease) in
  revolving line of credit    ......     3,000,000       (1,100,000)     (2,400,000)       (200,000)
                                     --------------   --------------   -------------   -------------
Net Cash Provided by (Used
 for) Financing Activities    ......    48,962,156       13,682,612       5,845,459       2,576,137
Effect of Exchange Rate
Changes on Cash   ..................        (2,220)          14,839             409          (2,417)
                                     --------------   --------------   -------------   -------------
Net Increase (Decrease) in
 Cash    ...........................       712,818          974,283          19,601        (388,174)
Cash at Beginning of Period   ......            --          712,818         712,818       1,687,101
                                     --------------   --------------   -------------   -------------
Cash at End of Period   ............ $     712,818    $   1,687,101    $    732,419    $  1,298,927
                                     ==============   ==============   =============   =============

                            See accompanying notes.

                        ARCUS TECHNOLOGY SERVICES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

1. Organization and Business


     Arcus Technology Services, Inc. (ATSI or Successor) is an 81% owned subsidiary of United Acquisition Company (UAC or the Parent) which is an 80% owned subsidiary of Arcus Group, Inc. (AGI), formerly United Gas Holding Corporation. ATSI was formed in June 1995 to acquire all of the outstanding stock of Arcus, Inc. (Arcus or Predecessor), effective after the close of business on July 31, 1995. The consideration given was cash and the acquisition was accounted for using the purchase method in the Successor financial statements. The Predecessor financial statements have been prepared using the historical cost of its assets and have not been adjusted to reflect the purchase by ATSI. During 1996, through its wholly-owned subsidiaries Arcus Data Security, Inc. (ADSI), and Arcus Staffing Resources, Inc. (ASRI), ATSI made eight acquisitions for a combined purchase price of approximately $23.3 million, net of cash acquired (see Note 3).


     The Successor financial statements include the accounts of ATSI and its subsidiaries, Arcus, ADSI, ASRI, TPI Holding Corporation, Wolf Advisory International, Ltd., Wolf Advisory International, Inc., and Towler Data Services, Inc. and ADSI's U.K. subsidiary, Arcus Data Security Limited (ADSL). All intercompany transactions between ATSI and its subsidiaries have been eliminated. The term "Company" includes ATSI, Arcus, ADSI, ADSL, ASRI, TPI Holding Corporation, Wolf Advisory International, Ltd., Wolf Advisory International, Inc., and Towler Data Services, Inc. taken together, except where otherwise indicated. The Predecessor financial statements include the accounts of Arcus, and its wholly owned subsidiaries, ADSI and ADSL.


     The Company provides data security and technical staffing services to information technology departments of its business customers. Data security services involve the secure transport, handling and storage of duplicate or back-up computer data. Recognizing that customers' data centers are vulnerable to natural disasters as well as other types of disasters, including terrorism and employee sabotage, ATSI provides services that enable businesses to recover successfully from such disasters. To protect against loss of information in such a disaster, the Company provides secure off-site storage of duplicate data processing records whereby computer tapes and cartridges are transported on a regular basis by specially equipped vehicles and stored in climate controlled, concrete, steel-reinforced vaults. If a disaster occurs, the Company delivers the duplicate data quickly to a specified location, often a hot site (an alternate data processing site for use by businesses when their normal processing center is not available because of a disaster). The Company's disaster recovery services also include assisting its customers in the testing of their disaster recovery plans. As part of its data security services, the Company also performs media library relocations. In addition, the Company sells a variety of brand name data products to its customers. Through its staffing services, the Company helps customers meet their personnel needs by supplying information technology professionals on either a contract or temporary basis. The Company also recruits information technology professionals for permanent placement with its customers. Approximately 100%, 97%, 96%, 81%, 95% and 65% of the Company's revenue during the year ended December 31, 1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six month periods ended June 30, 1996 and 1997, respectively, came from data security services. The Company serves customers from 45 locations in the United States and one location in the United Kingdom.


     The Company provides services, generally on a contract basis, to a diversified customer base, with no single customer accounting for more than 5% of revenue. A majority of the Company's data security revenue is billed monthly in advance and trade accounts receivable are due within 30 days. Accounts receivable are not collateralized.


     In management's opinion, the accompanying interim consolidated financial statements for the six month periods ended June 30, 1996 and 1997 contain all adjustments (consisting solely of normal recurring accruals) necessary to present fairly the consolidated financial position of the Company as of June 30, 1997, and the consolidated results of operations and cash flows of the Company for the six month periods ended June 30, 1996 and 1997. The consolidated results of operations for the six month period ended June 30, 1997, are not necessarily indicative of the results expected for the full year.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

2. Summary of Significant Accounting Policies


Inventory

     Data products inventory purchased for resale are carried at the lower of cost, which approximates first-in, first-out, or market. However, items are generally purchased for a specific customer and shipped directly to the customer by the supplier.


Property and Equipment

     Property and equipment consisting primarily of land, buildings, vault equipment, and leasehold improvements are carried at cost and are depreciated using the straight-line method over their estimated useful lives. The estimated useful lives for the Predecessor are: buildings-20 years, vault equipment 5-20 years, vehicles 3-5 years, furniture and other equipment 3-7 years. The estimated useful lives for the Successor are: buildings-40 years, vault equipment 4-20 years, vehicles 3-7 years, furniture and other equipment 3-10 years. Leasehold improvements are amortized over the shorter of their useful lives or the applicable lease term. The Company expenses repair and maintenance costs as incurred unless they significantly extend the remaining life of the asset, in which case they are capitalized. Repair and maintenance expense for facilities and equipment, including vehicles, was $1,020,000, $588,000, $495,000, $1,228,000, $530,000 and $586,000 for the year ended December 31,
1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six month periods ended June 30, 1996 and 1997, respectively.


Costs in Excess of Net Assets Acquired

     Costs in excess of net assets acquired arose from ATSI's acquisition of Arcus in 1995 and ATSI's eight acquisitions in 1996 (see Note 3). These costs are being amortized over 25 years on a straight-line basis.


Other Assets

     Other assets are comprised of long-term deposits, intangible assets, deferred organization costs, and, in 1995, certain property and improvements being held for sale. Intangible assets, consisting mainly of covenants not-to-compete, are amortized over three to five years on a straight-line basis. Related amortization expense was $205,000, $75,000, $96,000, $212,000,
$116,000, and $58,000 for the year ended December 31, 1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six month periods ended June 30, 1996 and 1997, respectively.


Foreign Currency Translation

     The Company's only international operation is in the United Kingdom. The functional currency of that operation is the Pound Sterling. The translation of this currency into U.S. Dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period.


Revenues

     Storage and transport revenues include monthly billings to customers for basic data security services. Other revenues include specialized data security services, data product sales and staffing services revenues. Certain storage and transport services are billed in advance of the delivery of service. These billings are accounted for as deferred revenue on the Company's balance sheet until the service is delivered, at which time the revenue is recognized. See
Note 10 for revenues by business segment.

     Included in other revenues are product sales, net of product costs, totaling $1,252,000, $834,000, $665,000, $1,800,000, $816,000, and $1,130,000
for the year ended December 31, 1994, the seven month period ended July 31,

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six-month periods ended June 30, 1996 and 1997, respectively. Product sales are presented on a net basis since the Company generally functions as a sales representative of the product manufacturers and the Company seldom receives or takes title to the products. Gross product sales were $6,600,000, $4,502,000, $4,367,000, $10,465,000, $4,517,000, and
$6,475,000 for the year ended December 31, 1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six-month periods ended June 30, 1996 and 1997, respectively.


Interest Rate Cap Agreement

     The Company entered into an interest rate cap agreement to effectively limit the interest rate which it pays on a portion of its long-term debt. The interest rate differential to be received, if any, is accrued as a reduction in interest expense. The fair value of the cap is not recognized in the financial statements.


Income Taxes

     For tax return purposes, the Company is included in AGI's consolidated federal income tax return. The Company's tax expense and payable is determined on a separate return basis at maximum tax rates without regard to graduated rates. Accordingly, the Company's federal income taxes payable represents an intercompany payable to Parent at December 31, 1995 and 1996, and June 30, 1997, and is shown as Due to Parent on the Consolidated Balance Sheets.

     Deferred income taxes recorded using the liability method reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.


Earnings Per Share

     Earnings (loss) per common and common equivalent share data is calculated based on the weighted average common and common equivalent shares outstanding for the respective period. Common equivalent shares assume the exercise of all dilutive stock options using the treasury stock method. Primary and fully diluted earnings per share are not materially different in the years presented.


     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and restate all prior periods. Under the new requirements for calculating earnings per share, the dilutive effect of stock options will be excluded. The change is expected to have no effect on earnings per share for the five month period ended December 31, 1995, the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997. The change is expected to result in an increase in basic earnings per share for the year ended December 31, 1994 and the seven month period ended July 31, 1995 to $0.47 and $0.33, respectively.


Stock Options

     The Company has elected to follow APB No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in the primary financial statements and provide the supplementary disclosures required by SFAS No. 123, "Accounting for Stock-Based Compensation" (see Note 5).


Reclassifications

     Certain 1994 and 1995 amounts have been reclassified in order to conform to the 1996 presentation.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. Acquisitions

     During 1996, the Company completed eight acquisitions in the data security and information technology staffing industries. Each acquisition was accounted for using the purchase method. For each acquisition, results of operations and cash flows of the acquired company are included in the Company's income statement and statement of cash flows for the period from the purchase date through December 31, 1996. In connection with certain of the acquisitions, the Company issued shares of its common stock to the sellers as partial consideration and sold shares of its common stock to its Parent to assist in financing the cash portion of the acquisitions. The fair value of the Company's stock issued or sold in connection with the acquisitions was determined by the Board of Directors of the Company based on formulas used in similar transactions.

     On June 19, 1996, the Company acquired the stock of Wolf Advisory International, Inc. and Wolf Advisory International, Ltd. and acquired substantially all of the operating assets and assumed certain liabilities of Computer Plus Temporaries, Inc. (collectively Wolf), a provider of contract and temporary information technology staffing services in eastern Pennsylvania and northern Florida, for approximately $10,931,000, net of cash acquired. At December 31, 1996, the purchase price was comprised of approximately $6,240,000 of net cash payments, 228,242 shares of the Company's common stock, and a $3,156,000 obligation to the seller. Cash payment of the obligation to the seller was made in March 1997.

     On October 30, 1996, the Company acquired the stock of Trinity Partners, Inc. (Trinity), a provider of contract information technology staffing services in northern California, for approximately $2,510,000, net of cash acquired. The purchase price was comprised of net cash payments of approximately $2,330,000, a subordinated note payable to the seller for $180,000, and immediately vested five-year options to purchase 15,000 shares of the Company's common stock at $16.55 per share (see Note 5). In addition, should Trinity meet certain predefined profitability targets for the twelve months ended March 31, 1997, the former owner will be entitled to a contingent amount based upon a multiple of increased earnings, as defined. The contingent purchase price, if any, will be paid in a combination of cash (80%), a subordinated note payable (20%), and immediately vested five-year options to purchase additional shares of the Company's common stock. The contingent purchase price, if any, will increase costs in excess of net assets acquired. See Note 12--"Subsequent Events."

     On November 5, 1996, the Company acquired substantially all of the operating assets of the data security business of Zurich Data Corporation, a two-facility provider of such services in northern New Jersey and the New York City metropolitan area, for approximately $5,146,000. The purchase price was comprised of approximately $3,570,000 in cash, 100,000 shares of the Company's common stock, a 10-year warrant for the purchase of 10,000 additional shares of the Company's common stock at $8.00 per share, and ten annual payments having a net present value of approximately $859,000.

     During 1996, the Company made five additional acquisitions, primarily in the data security industry, for a combined purchase price of $4,703,000. The combined purchase price was comprised of cash payments of $2,989,000, notes payable and other obligations to sellers totaling $1,665,000, 7,896 shares of the Company's common stock, and assumption of specific liabilities.


4. Long-Term Debt

     In connection with the acquisition of Arcus, the Company entered into a $52 million credit facility (the Facility). Under the Facility, the Company received $18 million under a five-year term loan agreement (Term A Loan), $12 million under a seven year term loan agreement (Term B Loan), a commitment for a five-year $7.5 million revolving

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

line of credit (the Revolver), a seven-year $12.5 million acquisition loan facility (the Acquisition Facility) and a five-year $2 million additional line of credit (the Swingline Loan). In December 1996, the Company amended the Facility. As a result, the total acquisition loan commitment was increased by $20 million and the maturity date of this commitment was extended by one year. See Note 12--"Subsequent Events."

     Under the Facility, the Company may, at its option and subject to certain restrictions, designate certain borrowings as either "Base Rate" or "Eurodollar" borrowings. This designation determines the interest rates which ATSI pays under the agreement. The Base Rate is defined as the higher of the bank's prime rate (8.25% at December 31, 1996) or 1/2% over the US Federal Funds Rate (5% at December 31, 1996) plus an applicable margin interest rate. The Eurodollar rate is defined as the London Interbank Offering Rate (LIBOR) (5.7% at December 31, 1996) plus an applicable margin spread. Base Rate borrowings bear interest at the Base Rate plus 1% to 1.5% and Eurodollar borrowings bear interest at LIBOR plus 2.5% to 3%.

     The Facility requires mandatory repayments of term borrowings from the proceeds that result from specified types of transactions. Additionally, excess cash flow, as defined, is to be applied to reduce borrowings. Voluntary prepayments of principal are also allowed under the Facility, with $750,000 of such prepayments made during 1996. Both mandatory and voluntary payments reduce the outstanding balances and future repayments under the Term A Loan, Term B Loan and Acquisition Facility on a pro rata basis.

     The Facility subjects the Company to financial covenants including restrictions on mergers and acquisitions of businesses; limitations on lease and rental expenses incurred, intercompany indebtedness, loans to employees, and capital expenditures; and maintenance of specified levels of profitability and cash flows, both in absolute terms and in relation to interest and other fixed charges. The Facility is collateralized by substantially all of the assets of the Company.

     In connection with five of the acquisitions completed by ATSI during 1996 (see Note 3), the Company issued notes payable and incurred other long-term obligations (including contingent purchase price obligations) of which approximately $5,485,000 and $1,954,000 remains outstanding at December 31, 1996 and June 30, 1997, respectively. Of this amount, $4,405,000 and $1,053,000 is due to individuals who are shareholders, employees, or consultants of the Company at December 31, 1996 and June 30, 1997, respectively. These obligations bear interest annually at rates ranging from 5% to 9%. An obligation for $1,040,000 and $900,000 at December 31, 1996 and June 30, 1997, respectively, is a demand obligation, guaranteed by a bank letter of credit for the same amount expiring on February 3, 1998, which the Company plans to refinance, if required, using the Revolver and, therefore, has been classified as a long-term liability. In 1997, $3,156,000 of acquisition obligations were financed through the Acquisition Facility and the sale of common stock to the Parent.

     On August 17, 1995, the Company paid $20,250 to enter into an interest rate cap agreement with a commercial bank having a notional principal of $15 million. This agreement effectively entitles the Company to receive from the bank the amount, if any, by which the Company's interest payments on $15 million of its long-term debt exceeds 8.9375% plus the related premium (2.5% to 3.0%). The interest rate cap agreement expires on September 5, 1997.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     Long-term debt is as follows:

                                                                       December 31,
                                                               -----------------------------
                                                                                                 June 30,
                                                                   1995            1996            1997
                                                               -------------   -------------   ------------
   Term A Loan, increasing quarterly principal payments
    over a four-year period beginning March 31, 1996  ......   $17,082,000     $14,316,000     $12,953,000
   Term B Loan, nominal quarterly principal payments for
    the five year period beginning September 30, 1995
    with the balance due in equal quarterly installments for
    the following two years   ..............................    11,364,000      10,839,000      10,816,000
   Acquisition Facility, increasing quarterly principal
    payments over a four year period starting September
    30, 1999   .............................................            --       9,725,000      12,726,000
   Revolver, principal due five years from July 31, 1995,
    with the Company having the option to extend for an
    additional three years with bank approval   ............     3,000,000       1,900,000       1,700,000
   Acquisition notes and obligations   .....................            --       5,485,000       1,954,000
   7% mortgage note payable in quarterly principal and
    interest installments, maturing April 2001  ............       521,000         441,000         398,000
   Capital lease obligations  ..............................        30,000          26,000          18,000
                                                               ------------    ------------    ------------
                                                                31,997,000      42,732,000      40,565,000
   Less current portion ....................................     2,272,000       3,219,000       3,677,000
                                                               ------------    ------------    ------------
                                                               $29,725,000     $39,513,000     $36,888,000
                                                               ============    ============    ============

     Scheduled payments based on long-term debt outstanding at December 31, 1996 are as follows:



   1997  ............   $ 3,219,000
   1998  ............     4,028,000
   1999  ............     4,499,000
   2000  ............     8,557,000
   2001  ............     8,632,000
   Thereafter  ......    13,797,000
                        ------------
                        $42,732,000
                        ============

     Cash payments for interest during the year ended December 31, 1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995, the year ended December 31, 1996, and the six month periods ended June 30, 1996 and 1997 were $79,000, $35,000, $913,000, $3,131,000, $1,396,000 and $1,778,000, respectively.


     At December 31, 1995 and 1996 and June 30, 1997, the fair value of the Company's revolving line of credit and long-term debt approximated its carrying value.


5. Stock Option Plans


     The Company's 1995 Stock Option Plan reserves 340,000 and 402,000 shares at December 31, 1996 and June 30, 1997, respectively, of authorized but unissued common stock for sale or award to directors, officers, and key employees as stock options, stock appreciation rights, restricted stock awards or performance share awards. Both nonqualified and incentive stock options (ISO's) can be granted and in the case of an ISO, the purchase price cannot be less than the fair market value at grant date.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     Options expire on the date set by the Plan Administration Committee of the Company's Board of Directors (the Committee), but in no case later than ten years from the grant date and, in some cases, no later than five years from the grant date for ISO's.

     During 1995 and 1996, the Company granted nonqualified stock options to certain directors and key members of management. In general, the options granted are 20% vested at the grant date with the remaining options becoming vested semi-annually over a four year period. At December 31, 1996, 101,060 shares were vested.

     Vested options only become exercisable if either UAC's ownership of ATSI or AGI's ownership of UAC falls below 80%. No options were exercisable at December 31, 1995, December 31, 1996 or June 30, 1997. As of December 31, 1996, no shares had been exercised or canceled and 53,000 shares remain available for grant.

     The following is a summary of employee stock option transactions under the 1995 Stock Option Plan:



                                                                                   Weighted
                                               Number of      Option Price      Average Option
                                                Shares         Per Share        Price per Share
                                              -----------   ----------------   ----------------
   Granted after July 31, 1995 ............     198,100               $8.00         $ 8.00
                                                --------
   Outstanding at December 31, 1995  ......     198,100               $8.00         $ 8.00
   Granted in 1996 ........................      88,900      $10.24--$11.03         $10.71
                                                --------
   Outstanding at December 31, 1996  ......     287,000      $ 8.00--$11.03         $ 8.84
                                                ========

     The weighted average remaining contractual life for ATSI options outstanding at December 31, 1996 was approximately 9 years.

     A total of 365,000 and 427,000 shares of common stock were reserved for issuance under the 1995 Stock Option Plan, the acquisition options (see Note 3) and the acquisition warrant (see Note 3) at December 31, 1996 and June 30, 1997, respectively. At December 31, 1996, ATSI had 3,205,263 shares of common stock outstanding and the net book value per share of ATSI common stock was $9.55.

     Pro forma information regarding net income is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee share options under the fair value method. The fair value for options granted ($0 for 1995 and 1996) was estimated at the date of grant using a minimum value option pricing model with the following assumptions for 1996 and 1995: a risk-free interest rate of 5.6%; no dividends expected to be declared; volatility factor of zero for the expected price of the Company's common stock as it is not publicly traded; and a weighted-average expected life of the options of 2.3 years.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

6. Income Taxes


     Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                               December 31,
                                                       -----------------------------
                                                                                         June 30,
                                                           1995            1996            1997
                                                       -------------   -------------   -------------
   Deferred tax assets:
    Property and equipment  ........................    $  122,000      $       --      $       --
    Accrued liabilities  ...........................        43,000         166,000         148,000
    Other ..........................................         5,000          14,000           7,000
                                                        ----------      ----------      ----------
                                                           170,000         180,000         155,000
   Deferred tax liabilities:
    Costs in excess of net assets acquired in stock
      purchase transactions and other assets  ......      (123,000)       (455,000)       (646,000)
    Property and equipment  ........................            --         (46,000)         (2,000)
                                                        ----------      ----------      ----------
                                                          (123,000)       (501,000)       (648,000)
                                                        ----------      ----------      ----------
   Net deferred tax assets (liabilities)   .........    $   47,000      $ (321,000)     $ (493,000)
                                                        ==========      ==========      ==========

     Deferred tax assets totaling $48,000, $180,000 and $155,000 as of December 31, 1995 and 1996 and June 30, 1997, respectively, are included in prepaid expenses and other current assets on the Consolidated Balance Sheets.


     The components of the provision for income taxes are as follows:


                                                                                  Six Months Ended
                                       Seven           Five                           June 30,
                      Year Ended    Months Ended   Months Ended   Year Ended   ----------------------
                     December 31,     July 31,     December 31,   December 31,
                         1994           1995           1995          1996         1996       1997
                    -------------- -------------- -------------- ------------- ---------- -----------
   Current:
    Federal  ......  $2,176,000     $1,532,000      $ 678,500      $1,337,000   $568,000   $  698,000
    State .........     609,000        444,000        176,000         410,000    195,000      229,000
                     ----------     ----------      ---------     -----------   ---------  -----------
                      2,785,000      1,976,000        854,500       1,747,000    763,000      927,000
   Deferred  ......    (184,000)      (124,000)       (47,000)        237,000    181,000      191,000
                     ----------     ----------      ---------     -----------   ---------  -----------
                     $2,601,000     $1,852,000      $ 807,500      $1,984,000   $944,000   $1,118,000
                     ==========     ==========      =========     ===========   =========  ===========

     The effective tax rates differ from the federal statutory rates primarily as a result of the following:

                                                                                                 Six Months Ended
                                                       Seven           Five                          June 30,
                                      Year Ended    Months Ended   Months Ended   Year Ended   ---------------------
                                     December 31,     July 31,     December 31,   December 31,
                                         1994           1995           1995          1996         1996       1997
                                    -------------- -------------- -------------- ------------- ---------- ----------
   Federal tax at statutory rate         34.0%          34.0%          34.0%          34.0%       34.0%      34.0%
   State tax provision ............       6.3            6.6            6.2            6.0         6.0        6.0
   Other   ........................       1.8            1.4            3.1            3.6         3.6        4.0
                                       ------         ------         ------         ------      ------     ------
                                         42.1%          42.0%          43.3%          43.6%       43.6%      44.0%
                                       ======         ======         ======         ======      ======     ======

     Cash payments for income taxes during the year ended December 31, 1994, the seven month period ended July 31, 1996, the five-month period ended December 31, 1995, the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997, were $2,785,000, $1,961,000, $720,000, $609,000,
$366,000 and $446,000, respectively.

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

7. Retirement Plans

     On August 1, 1995, the Company adopted the Arcus, Inc. 401(k) Profit Sharing Plan (the Plan). Employees of the Company and its subsidiaries who satisfy a six month service requirement as of open enrollment each January 1st and July 1st participate in the Plan. Participants in the Plan may contribute from 1% to 15% of their annual compensation. The Company matches one half of employee contributions up to a total of 1.5% of their annual compensation. Company matching expense, net of forfeitures, was $52,000, $132,000, $69,000 and $92,000, for the five month period ended December 31, 1995 and the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997, respectively. Company matching expense relating to a similar plan of the Predecessor's former parent was $109,000 and $75,000 for the year ended December 31, 1994 and the seven month period ended July 31, 1995. The Company may also make an annual voluntary contribution for all eligible employees, whether or not they elect a salary deferral. The Company provided for a voluntary contribution in 1995 and 1996, to be funded in the following year, based upon a percentage of participant compensation. Voluntary contribution expense, net of forfeitures, for the five month period ended December 31, 1995, the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 was $147,000, $427,000, $196,000 and $240,000, respectively. The
Predecessor had voluntary contribution expense for the year ended December 31, 1994 and the seven month period ended July 31, 1995, of $329,000 and $212,000, respectively.


8. Related Party Transactions

     During the year ended December 31, 1994 and the seven month period ended July 31, 1995, the Predecessor's parent provided management, accounting and other administrative services to the Company. The cost of such services was based upon standard charges for the Company's relative use of the underlying services compared to the parent's other operating companies. Charges for these services were $334,000 and $255,000 for the year ended December 31, 1994 and the seven month period ended July 31, 1995, respectively.

     The Company leases twelve of its facilities from its former parent (Note
9). The Predecessor paid rental expense to its former parent of $1,209,000 and $766,000 for the year ended December 31, 1994 and the seven month period ended July 31, 1995, respectively.

     During the year ended December 31, 1994 and the seven month period ended July 31, 1995, insurance was purchased by the Predecessor's parent for the parent's consolidated group. Policy premiums were charged to each company based upon relative payroll, revenue, vehicles, property values or losses, depending on the type of insurance coverage. In 1994, group health insurance was purchased from an independent health maintenance organization by the parent on behalf of the Company.


9. Commitments and Contingencies

     The Company leases 30 vault facilities, 13 staffing offices and certain equipment under noncancelable operating lease agreements. Twelve of the Company's vault facilities are leased from a single landlord of which nine have fifteen-year terms beginning January 1, 1995, with two five-year renewal options, providing for cost of living increases every three years based upon the Consumer Price Index, with a 3.33% ceiling per year. The remaining vault facilities are leased under leases which commenced June 1989 or later, and have primary lease terms ranging from four to twenty years, generally with one or two five-year renewal options. During 1996, the Company signed leases in regard to two vault facilities that were under construction at December 31, 1996. These two leases each have fifteen-year terms that will commence during 1997. With respect to vault facilities, the Company generally is required to pay property tax, insurance, and facility maintenance expenses. Staffing offices, located in multi-tenant commercial office buildings, have primary lease terms ranging from one to five years, generally with no renewal options. The Company has an irrevocable letter of credit for $50,000 expiring on April 9, 1998 that supports an office lease obligation. Other operating leases are for equipment and vehicles. Rental expense under operating leases, including month-to-month rentals, was $3,488,000, $2,293,000, $1,578,000 and

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

$4,409,000 for the year ended December 31, 1994, the seven month period ended July 31, 1995, the five month period ended December 31, 1995 and the year ended December 31, 1996, respectively. Included in these amounts are $1,209,000, $766,000, $554,000 and $1,361,000, respectively, of operating lease expense related to facilities leased from shareholders.

     Future minimum rentals required under operating leases having an initial or remaining noncancelable lease term in excess of one year as of December 31, 1996 are as follows:



   1997  ..............................  $ 5,153,000
   1998  ..............................    4,808,000
   1999  ..............................    4,363,000
   2000  ..............................    3,871,000
   2001  ..............................    3,106,000
   Thereafter  ........................   19,441,000
                                         ------------
   Total minimum lease payments  ......  $40,742,000
                                         ============

     The Company has a $250,000 standby letter of credit payable to its bank to secure its operating cash accounts.


10. Business Segments

     The following tables present data relating to the Company's revenues, cost of services rendered, depreciation, operating income, identifiable assets and capital expenditures by business segment.

                                                                                                    Six Months Ended
                                                   Seven           Five                                 June 30,
                                Year Ended     Months Ended    Months Ended    Year Ended    -------------------------------
                               December 31,      July 31,      December 31,   December 31,
                                   1994            1995            1995           1996            1996            1997
                              --------------- --------------- -------------- --------------- --------------- ---------------
                               (Predecessor)   (Predecessor)   (Successor)     (Successor)     (Successor)     (Successor)
                                                                                                       (Unaudited)
   Revenues
   Data security ............   $40,833,347     $24,964,319    $19,867,759    $53,145,334     $24,577,658     $29,174,015
   Technical staffing  ......            --         713,645        810,599     12,997,907       1,435,427      15,911,356
   Intercompany
    eliminations ............            --              --             --       (161,865)        (55,887)       (182,315)
                                ------------    ------------   ------------   -----------     -----------     -----------
   Total operating
    revenues  ...............   $40,833,347     $25,677,964    $20,678,358    $65,981,376     $25,957,198     $44,903,056
                                ============    ============   ============   ===========     ===========     ===========
   Cost of Services
    Rendered
   Data security ............   $18,034,862     $10,874,499    $ 8,929,784    $23,554,642     $10,621,734     $12,765,193
   Technical staffing  ......            --         470,654        520,997      9,344,976         995,993      11,599,568
   Intercompany
    eliminations ............            --              --             --       (161,865)        (55,887)       (182,315)
                                ------------    ------------   ------------   -----------     -----------     -----------
   Total costs of services
    rendered  ...............   $18,034,862     $11,345,153    $ 9,450,781    $32,737,753     $11,561,840     $24,182,446
                                ============    ============   ============   ===========     ===========     ===========

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)


                                                                                                         Six Months Ended
                                                         Seven           Five                                June 30,
                                      Year Ended     Months Ended    Months Ended    Year Ended   ------------------------------
                                     December 31,      July 31,      December 31,   December 31,
                                         1994            1995            1995           1996           1996           1997
                                    --------------- --------------- -------------- -------------- -------------- ---------------
                                     (Predecessor)   (Predecessor)   (Successor)    (Successor)    (Successor)     (Successor)
                                                                                                           (Unaudited)
   Depreciation and
    Amortization
   Data security ..................  $  2,693,533    $  1,431,684   $ 1,488,093    $ 3,907,825    $  1,883,136    $  2,251,582
   Technical staffing  ............            --              --         1,575        219,586          13,036         682,279
   Corporate  .....................       156,621         100,527       111,796        309,118         157,147         143,176
                                     ------------    ------------   ------------   ------------   ------------    ------------
   Total depreciation and
    amortization    ...............  $  2,850,154    $  1,532,211   $ 1,601,464    $ 4,436,529    $  2,053,319    $  3,077,037
                                     ============    ============   ============   ============   ============    ============
   Operating Income
   Data security ..................  $  9,321,434    $  5,958,390   $ 4,629,540    $12,149,565    $  5,876,629    $  6,762,489
   Technical staffing  ............            --         242,991       114,709        442,812        (235,300)          6,609
   Corporate  .....................    (3,400,748)     (2,131,681)   (1,750,370)    (5,377,135)     (2,225,799)     (2,613,612)
                                     ------------    ------------   ------------   ------------   ------------    ------------
   Total operating income          . $  5,920,686    $  4,069,700   $ 2,993,879    $ 7,215,242    $  3,415,530    $  4,155,486
                                     ============    ============   ============   ============   ============    ============
   Capital Expenditures
   Data security ..................  $  1,666,190    $  1,785,025   $ 2,115,127    $ 4,363,670    $  1,720,883    $  1,055,526
   Technical staffing  ............            --              --        43,662        317,302         128,335         389,632
   Corporate  .....................       174,690          46,140       131,806        599,201         209,348         209,198
                                     ------------    ------------   ------------   ------------   ------------    ------------
   Total capital
    expenditures ..................  $  1,840,880    $  1,831,165   $ 2,290,595    $ 5,280,173    $  2,058,566    $  1,654,356
                                     ============    ============   ============   ============   ============    ============
   Identifiable Assets
   Data security ..................                                 $59,657,300    $85,687,540                    $ 85,299,853
   Technical staffing  ............                                     152,260      2,041,337                       1,920,030
   Corporate  .....................                                     320,814        728,871                         732,993
                                                                    ------------   ------------                   ------------
   Total identifiable assets       .                                $60,130,374    $88,457,748                    $ 87,952,876
                                                                    ============   ============                   ============

11. Supplemental Pro Forma Acquisition Information (Unaudited)

     The following supplemental pro forma information has been presented as if the acquisition of ATSI described in Note 1 and the acquisitions discussed in
Note 3 occurred on January 1, 1995.



                                  Year Ended December 31,
                                ----------------------------
                                    1995            1996
                                -------------   ------------
   Revenues   ...............   $64,512,369     $80,799,868
                                ============    ============
   Operating income .........   $ 6,426,829     $ 8,457,204
                                ============    ============
   Net income ...............   $ 1,757,474     $ 2,891,871
                                ============    ============
   Earnings per share  ......   $      0.53     $      0.87
                                ============    ============

                        ARCUS TECHNOLOGY SERVICES, INC.

(Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

12. Subsequent Events

     In June 1997, the Company sold the operating assets of the non-staffing portion of Trinity's business. The assets were sold to the former owner of Trinity and other former Trinity employees for a $400,000 five year note, bearing interest at 12% with all principal due at maturity. In conjunction with the sale, and in consideration of a cash payment of $250,000 to the former owner, the former owner and the Company signed a mutual release. Among the Company's obligations released were any contingent consideration due to the former owner under the original agreement to acquire Trinity, the $180,000 subordinated note payable to the former owner, certain stock options held by the former owner and certain other agreements signed with the former owner.

     On June 11, 1997, the Company amended its Credit Agreement to increase the size of the Revolving Facility from $7.5 million to $11 million and reduced the size of the Acquisition Facility by $3.5 million.

     On August 20, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of a company operating in the contract information technology staffing services business in northern California, Oregon and Washington state for approximately $4,889,000, net of cash acquired. The purchase price consisted of net cash payments of approximately $3,889,000, a subordinated note payable to the seller for $1,000,000 and 60,000 options to purchase the Company's common stock at $16.41. The cash payment was partially financed by issuance of a $1.5 million subordinated convertible note payable to UAC. Additionally, if certain profitability targets are met, the Company could be obligated to make an additional cash payment of up to $750,000. The acquired company had revenues and operating income for the year ended December 31, 1996 of approximately $8.4 million and $1.2 million, respectively.

     On September 26, 1997, Iron Mountain Incorporated signed a definitive agreement to acquire all of the outstanding stock of the Company with anticipated closing in the first quarter of 1998.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Arcus Group, Inc.

We have audited the consolidated balance sheets of Arcus Group, Inc. (the Company), formerly United Gas Holding Corporation, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arcus Group, Inc. at December 31, 1995 and 1996, and the consolidated results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




                                          Ernst & Young LLP


Dallas, Texas
April 30, 1997, except for
Note 15, as to which the date is
September 26, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Arcus Group, Inc.:

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Arcus Group, Inc. (formerly United Gas Holding Corporation) (a Delaware corporation) and subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Arcus Group, Inc. and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.






                                          Arthur Andersen LLP

Houston, Texas
April 4, 1995

                                ARCUS GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                      December 31,
                                                           -----------------------------------     June 30,
                                                                 1995              1996              1997
                                                           ----------------- ----------------- -----------------
                                                                                                  (Unaudited)
                            ASSETS (Note 5)
Current Assets:
   Cash and cash equivalents   ...........................  $   24,099,950    $   17,408,382    $   14,473,402
   Accounts receivable, less allowance for doubtful
    accounts of $123,055, $156,227 and $68,000,
    respectively   .......................................       8,951,495        14,008,613        15,378,534
   Other receivables  ....................................         493,500           828,128           828,128
   Inventory    ..........................................         293,393           371,715           378,342
   Prepaid expenses and other current assets  ............         673,558           791,337           802,003
                                                            --------------    --------------    --------------
     Total Current Assets   ..............................      34,511,896        33,408,175        31,860,409
Property and Equipment, at Cost:
   Land, buildings, and leasehold improvements   .........       5,395,640         6,266,886         6,593,358
   Vault equipment and vehicles   ........................       6,628,169         8,819,780         9,477,122
   Furniture and other equipment  ........................       1,288,251         3,994,497         4,420,175
                                                            --------------    --------------    --------------
                                                                13,312,060        19,081,163        20,490,655
   Less accumulated depreciation  ........................         895,589         3,661,338         5,122,309
                                                            --------------    --------------    --------------
     Property and Equipment, Net  ........................      12,416,471        15,419,825        15,368,346
Cost in Excess of Net Assets Acquired, Net of Accumulated
 Amortization of $594,377, $2,310,903 and $3,467,092,
 respectively   ..........................................      35,093,200        55,235,881        53,916,693
Investments (Note 4)  ....................................         821,908           817,629         1,484,291
Other Assets    ..........................................       2,067,351           581,375           560,986
                                                            --------------    --------------    --------------
   Total Assets    .......................................  $   84,910,826    $  105,462,885    $  103,190,725
                                                            ==============    ==============    ==============
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable   ....................................  $    3,334,939    $    5,952,043    $    3,754,176
   Accrued payroll    ....................................       2,186,478         2,814,509         3,478,754
   Accrued liabilities   .................................         804,569         1,344,791           859,728
   Deferred revenue   ....................................       2,856,621         3,469,265         3,423,170
   Current portion of long-term debt    ..................       2,272,237         4,406,794         3,676,862
                                                            --------------    --------------    --------------
     Total Current Liabilities    ........................      11,454,844        17,987,402        15,192,690
Long-Term Debt (Note 5)  .................................      29,724,941        38,325,473        36,887,907
Other Liabilities  .......................................         266,540           226,700           231,209
Commitments and Contingencies (Notes 3 and 11)
Minority Interest in Subsidiaries    .....................       4,750,185         8,007,551         8,316,112
Preferred Stock of Subsidiary, Redeemable (Note 6)  ......      23,661,526        25,556,105        26,578,349
Warrants Outstanding to Purchase Common Stock of
 Subsidiary  .............................................          15,000            15,000            15,000
Stockholders' Equity (Notes 7 and 8):
   Common stock, $.0001 par value:
    Authorized shares--11,661,290
    Issued and outstanding shares--11,426,525    .........           1,143             1,143             1,143
   Capital in excess of par value    .....................     203,644,666       203,010,935       202,983,641
   Accumulated deficit   .................................    (188,595,067)     (187,707,881)     (187,039,152)
   Translation adjustment   ..............................         (12,952)           40,457            23,826
                                                            --------------    --------------    --------------
     Total Stockholders' Equity   ........................      15,037,790        15,344,654        15,969,458
                                                            --------------    --------------    --------------
     Total Liabilities and Stockholders' Equity  .........  $   84,910,826    $  105,462,885    $  103,190,725
                                                            ==============    ==============    ==============

                            See accompanying notes.

                                ARCUS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                      Six Months Ended
                                                        Year Ended December 31,                           June 30,
                                           -------------------------------------------------   -------------------------------
                                                1994              1995             1996            1996             1997
                                           ---------------   --------------   --------------   -------------   ---------------
                                                                                                         (Unaudited)
Revenues:
 Storage and transport   ...............    $         --     $ 16,158,490     $ 43,671,062     $20,838,298      $ 25,147,059
 Other    ..............................              --        4,519,868       22,310,314      5,118,900         19,755,997
                                            ------------     ------------     ------------     -----------      ------------
   Total Revenues  .....................              --       20,678,358       65,981,376     25,957,198         44,903,056
Operating Expenses:
 Cost of services rendered  ............              --        9,450,781       32,737,753     11,561,840         24,182,446
 Selling and administrative
   expenses  ...........................              --        6,632,234       21,591,852      8,926,509         13,488,087
 Holding company expenses   ............         504,291        1,122,653        1,991,115        736,344            671,022
 Depreciation and amortization    ......              --        1,608,479        4,449,025      2,059,049          3,085,156
                                            ------------     ------------     ------------     -----------      ------------
   Total Operating Expenses    .........         504,291       18,814,147       60,769,745     23,283,742         41,426,711
                                            ------------     ------------     ------------     -----------      ------------
Operating Income (Loss)  ...............        (504,291)       1,864,211        5,211,631      2,673,456          3,476,345
Other Income (Expense):
 Interest income (expense), net   ......       1,165,373          612,499       (1,668,324)      (696,115)        (1,240,109)
 Equity in income of limited
   partnership  ........................          49,042           53,346           34,481             --                 --
 Minority interest    ..................          87,345          (58,329)        (321,023)      (152,190)          (271,263)
 Preferred stock dividends of
   subsidiary   ........................      (1,028,000)      (1,754,240)      (1,894,579)      (947,290)        (1,022,244)
                                            ------------     ------------     ------------     -----------      ------------
Income (Loss) Before Income
 Taxes    ..............................        (230,531)         717,487        1,362,186        877,861            942,729
Provision for Income Taxes
 (Note 9)    ...........................              --          226,000          475,000        235,000            274,000
                                            ------------     ------------     ------------     -----------      ------------
Net Income (Loss)  .....................    $   (230,531)    $    491,487     $    887,186     $  642,861       $    668,729
                                            ============     ============     ============     ===========      ============
Earnings (Loss) per share   ............    $       (.02)    $       0.04     $       0.08     $     0.06       $       0.06
                                            ============     ============     ============     ===========      ============
Weighted average shares
outstanding  ...........................      11,426,525       11,426,525       11,426,525     11,426,525         11,426,525
                                            ============     ============     ============     ===========      ============


                            See accompanying notes.

                               ARCUS GROUP, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                           Capital in
                                               Common      Excess of         Accumulated        Translation
                                               Stock       Par Value           Deficit          Adjustment         Total
                                              --------   --------------   ------------------   ------------   ---------------
Balances at December 31, 1993  ............    $1,143     $203,644,666     $ (188,856,023)      $      --      $14,789,786
   Net loss  ..............................        --               --           (230,531)             --         (230,531)
                                               -------    ------------     --------------       ---------      -----------
Balances at December 31, 1994  ............     1,143      203,644,666       (189,086,554)             --       14,559,255
   Currency translation adjustment   ......        --               --                 --         (12,952)         (12,952)
   Net income   ...........................        --               --            491,487              --          491,487
                                               -------    ------------     --------------       ---------      -----------
Balances at December 31, 1995  ............     1,143      203,644,666       (188,595,067)        (12,952)      15,037,790
   Subsidiary stock issuances  ............        --         (633,731)                --              --         (633,731)
   Currency translation adjustment   ......        --               --                 --          53,409           53,409
   Net income   ...........................        --               --            887,186              --          887,186
                                               -------    ------------     --------------       ---------      -----------
Balances at December 31, 1996  ............     1,143      203,010,935       (187,707,881)         40,457       15,344,654
   Subsidiary stock issuances
    (unaudited) ...........................        --          (27,294)                --              --          (27,294)
   Currency translation adjustment
    (unaudited) ...........................        --               --                 --         (16,631)         (16,631)
   Net income (unaudited)   ...............        --               --            668,729              --          668,729
                                               -------    ------------     --------------       ---------      -----------
Balances at June 30, 1997
 (unaudited)    ...........................    $1,143     $202,983,641     $ (187,039,152)      $  23,826      $15,969,458
                                               =======    ============     ==============       =========      ===========


                            See accompanying notes.

                                ARCUS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                              Six Months Ended
                                                   Year Ended December 31,                        June 30,
                                       ----------------------------------------------- ------------------------------
                                            1994           1995             1996            1996            1997
                                       -------------- --------------- ---------------- --------------- --------------
                                                                                                (Unaudited)
Operating Activities:
 Net income (loss)  .................. $  (230,531)   $    491,487     $     887,186    $    642,861   $   668,729
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
  Equity in income of limited
    partnership  .....................     (49,042)        (53,346)          (34,481)             --            --
  Minority interest    ...............     (87,345)         58,329           321,023         152,190       271,263
  Preferred stock dividends of
    subsidiary   .....................   1,028,000       1,754,240         1,894,579         947,290     1,022,244
  Depreciation and amortization    ...       3,765       1,608,479         4,449,025       2,059,049     3,085,156
  Provision for losses on accounts
    receivable   .....................          --          15,000            56,000          18,000       (77,559)
  (Gain) loss on disposal of assets          5,443             185           (18,110)        (10,737)       (6,986)
 Changes in operating assets and
    liabilities, net of acquisitions:
  Accounts receivable  ...............          --      (1,642,378)       (2,911,055)         96,859    (1,436,428)
  Other receivables    ...............     (58,070)       (719,500)         (334,628)       (334,628)           --
  Inventory   ........................          --         (18,239)          (65,232)         35,366        (6,713)
  Prepaid expenses  ..................          --        (314,361)          (26,017)        (24,049)      (19,730)
  Other assets   .....................     (19,825)         (7,315)          (96,821)       (179,978)      (39,304)
  Accounts payable  ..................     (29,972)      1,395,537         2,099,867        (859,034)   (2,107,812)
  Accrued, other liabilities and
    deferred revenue   ...............  (1,205,406)        872,428           419,907         192,067       267,952
                                       ------------   -------------    -------------    ------------   ------------
    Net Cash Provided by
      (Used in) Operating
      Activities    ..................    (642,983)      3,440,546         6,641,243       2,735,256     1,620,812
Investing Activities:
  Acquisitions, net of cash acquired            --     (48,751,173)      (15,128,889)     (8,137,076)   (3,155,716)
  Purchases of property and
   equipment  ........................          --      (2,303,595)       (5,303,665)     (2,072,223)   (1,657,129)
  Investment purchases    ............     (82,857)             --                --              --      (666,662)
  Distributions from limited
   partnership   .....................     163,127         128,193            38,760              --            --
  Sales of properties  ...............          --              --         1,808,959       1,808,959        16,840
  Other investing activities    ......       1,000          (8,085)           (4,897)        130,437        30,813
                                       ------------   -------------    -------------    ------------   ------------
    Net Cash Provided by
      (Used in) Investing
      Activities    ..................      81,270     (50,934,660)      (18,589,732)     (8,269,903)   (5,431,854)


                            See accompanying notes.

                                ARCUS GROUP, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(Continued)



                                                                                         Six Months Ended
                                               Year Ended December 31,                       June 30,
                                    --------------------------------------------- -------------------------------
                                        1994           1995            1996            1996            1997
                                    ------------- --------------- --------------- --------------- ---------------
                                                                                            (Unaudited)
Financing Activities:
  Proceeds from issuance of
   subsidiary preferred stock,
   net of issuance costs  .........   20,879,286            --               --              --              --
  Proceeds from sales of
   subsidiary common stock to
   minority stockholders  .........    2,500,000     2,279,200               --              --          10,004
  Proceeds from issuance of
    subsidiary common stock
    warrants  .....................       15,000            --               --              --              --
  Proceeds from issuances of
   long-term debt   ...............           --    30,000,000        9,883,000       5,457,000       3,001,152
  Payments on long-term debt    ...           --    (1,580,544)      (3,540,918)     (1,516,335)     (1,932,677)
  Net increase (decrease) in
    revolving line of credit    ...           --     3,000,000       (1,100,000)     (2,400,000)       (200,000)
                                     ------------ -------------    ------------    ------------    ------------
    Net Cash Provided by
      Financing Activities   ......   23,394,286    33,698,656        5,242,082       1,540,665         878,479
Effect of Exchange Rate Changes on
 Cash   ...........................           --        (2,220)          14,839             409          (2,417)
                                     ------------ -------------    ------------    ------------    ------------
Net Increase (Decrease) in Cash       22,832,573   (13,797,678)      (6,691,568)     (3,993,573)     (2,934,980)
Cash and Cash Equivalents at
 Beginning of Period   ............   15,065,055    37,897,628       24,099,950      24,099,950      17,408,382
                                     ------------ -------------    ------------    ------------    ------------
Cash and Cash Equivalents at End
 of Period    .....................  $37,897,628  $ 24,099,950     $ 17,408,382    $ 20,106,377    $ 14,473,402
                                     ============ =============    ============    ============    ============

                            See accompanying notes.

                               ARCUS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995
 (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

1. Organization and Business

     Approximately 58% of the common stock of Arcus Group, Inc. (AGI), formerly United Gas Holding Corporation, is owned by GKH Investments, L.P. and certain related companies. AGI owns 80% of the outstanding common stock of United Acquisition Company (UAC), UAC owns 81% of the outstanding common stock of Arcus Technology Services, Inc. (ATSI) at June 30, 1997 (81% and 87% at December 31, 1996 and 1995, respectively).

     ATSI, formerly Arcus Holdings Corporation, was formed in June 1995 to acquire all of the outstanding stock of Arcus, Inc. (Arcus), effective after the close of business on July 31, 1995. The consideration given was cash and the acquisition was accounted for using the purchase method. From November 1, 1992, when its previous operating subsidiaries were sold, until the acquisition of Arcus as of July 31, 1995, neither AGI nor UAC made any acquisitions or earned any revenue other than interest income and the equity in a limited partnership interest. During 1996, through its wholly-owned subsidiaries Arcus Data Security, Inc. (ADSI), and Arcus Staffing Resources, Inc. (ASRI), ATSI made eight acquisitions for a combined purchase price of approximately $23.3 million, net of cash acquired (see Note 3).

     These financial statements include the accounts of AGI and its subsidiaries, UAC, ATSI, Arcus, ADSI, ASRI, TPI Holding Corporation, Wolf Advisory International, Ltd., Wolf Advisory International, Inc., and Towler Data Services, Inc. and ADSI's U.K. subsidiary, Arcus Data Security Limited
(ADSL). All intercompany transactions between AGI and its subsidiaries have been eliminated. The term "Company" includes AGI, UAC, ATSI, Arcus, ADSI, ADSL, ASRI, TPI Holding Corporation, Wolf Advisory International, Ltd., Wolf Advisory International, Inc., and Towler Data Services, Inc. taken together, except where otherwise indicated.

     The Company, through ATSI and its subsidiaries, provides data security and technical staffing services to information technology departments of its business customers. Data security services involve the secure transport, handling and storage of duplicate or back-up computer data. Recognizing that customers' data centers are vulnerable to natural disasters as well as other types of disasters, including terrorism and employee sabotage, Arcus provides services that enable businesses to recover successfully from such disasters. To protect against loss of information in such a disaster, the Company provides secure off-site storage of duplicate data processing records whereby computer tapes and cartridges are transported on a regular basis by specially equipped vehicles and stored in climate controlled, concrete, steel-reinforced vaults. If a disaster occurs, the Company delivers the duplicate data quickly to a specified location, often a hot site (an alternate data processing site for use by businesses when their normal processing center is not available because of a disaster). The Company's disaster recovery services also include assisting its customers in the testing of their disaster recovery plans. As part of its data security services, the Company also performs media library relocations. In addition, the Company sells a variety of brand name data products to its customers. Through its staffing services, the Company helps customers meet their personnel needs by supplying information technology professionals on either a contract or temporary basis. The Company also recruits information technology professionals for permanent placement with its customers. Approximately 96%, 81%, 95% and 65% of the Company's revenue during the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively, came from data security services. The Company serves customers from 45 locations in the United States and one location in the United Kingdom.

     The Company provides services, generally on a contract basis, to a diversified customer base, with no single customer accounting for more than 5% of revenue. A majority of the Company's data security revenue is billed monthly in advance and trade accounts receivable are due within 30 days. Accounts receivable are not collateralized.


2. Summary of Significant Accounting Policies


Cash and Cash Equivalents

     Cash represents cash deposits and cash equivalents comprised of high quality debt instruments with maturities of 60 days or less.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

Inventory

     Data products inventory purchased for resale are carried at the lower of cost, which approximates first-in, first-out, or market. However, items are generally purchased for a specific customer and shipped directly to the customer by the supplier.


Property and Equipment

     Property and equipment consisting primarily of land, buildings, vault equipment, and leasehold improvements are carried at cost and are depreciated using the straight-line method over their estimated useful lives: buildings--40 years, vault equipment 4-20 years, vehicles 3-7 years, furniture and other equipment 3-10 years. Leasehold improvements are amortized over the shorter of their useful lives or the applicable lease term. The Company expenses repair and maintenance costs as incurred unless they significantly extend the remaining life of the asset, in which case they are capitalized. Repair and maintenance expense for facilities and equipment, including vehicles, was $495,000, $1,230,000, $530,000 and $586,000 for the years ended December 31,
1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively.


Costs in Excess of Net Assets Acquired

     Costs in excess of net assets acquired arose from ATSI's acquisition of Arcus in 1995 and ATSI's eight acquisitions in 1996 (see Note 3). These costs are being amortized over 25 years on a straight-line basis.


Other Assets

     Other assets are comprised of long-term deposits, intangible assets, deferred organization costs and, in 1995, certain property and improvements being held for sale. Intangible assets, consisting mainly of covenants not-to-compete, are amortized over three to five years on a straight-line basis. Deferred organization costs, incurred in conjunction with the formation of UAC, are being amortized over 5 years. Related amortization expense was $4,000, $100,000, $216,000, $118,000 and $60,000 for the years ended December 31, 1994,
1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively.


Foreign Currency Translation

     The Company's only international operation is in the United Kingdom. The functional currency of that operation is the Pound Sterling. The translation of this currency into U.S. Dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period.


Revenues

     Storage and transport revenues include monthly billings to customers for basic data security services. Other revenues include specialized data security services, data product sales and staffing services revenues. Certain storage and transport services are billed in advance of the delivery of service. These billings are accounted for as deferred revenue on the Company's balance sheet until the service is delivered, at which time the revenue is recognized. See
Note 13 for revenues by business segment.

     Included in other revenues are product sales, net of product costs, totaling $665,000, $1,800,000, $816,000, and $1,130,000 for the years ended
December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively. Product sales are presented on a net basis since the Company generally functions as a sales representative of the product manufacturers and the Company seldom receives or takes title to the products. Gross product sales were $4,367,000, $10,465,000, $4,517,000 and $6,475,000 for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

Holding Company Expenses

     Holding company expenses include salaries and other administrative expenses incurred by AGI and UAC which are unrelated to the ongoing operations of ATSI and its subsidiaries.


Interest Rate Cap Agreement

     The Company entered into an interest rate cap agreement to effectively limit the interest rate which it pays on a portion of its long-term debt. The interest rate differential to be received, if any, is accrued as a reduction in interest expense. The fair value of the cap is not recognized in the financial statements.


Income Taxes

     Deferred income taxes are recorded using the liability method and reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.


Earnings (Loss) Per Share

     Earnings (loss) per common and common equivalent share data is calculated based on the weighted average common and common equivalent shares outstanding for the respective period, except for loss periods where the common equivalent shares are excluded because their effect is antidilutive. Common equivalent shares assume the exercise of all dilutive stock options using the treasury stock method. Primary and fully diluted earnings per share are not materially different in the years presented.

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and restate all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options will be excluded. The change is expected to have no effect on earnings per share for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.


Stock Options

     The Company has elected to follow APB No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in the primary financial statements and provide the supplementary disclosures required by SFAS No. 123, "Accounting for Stock-Based Compensation" (see Note 8).


Reclassifications

     Certain 1994 and 1995 amounts have been reclassified in order to conform to the 1996 presentations.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. Acquisitions

     During 1996, the Company completed eight acquisitions in the data security and information technology staffing industries. Each acquisition was accounted for using the purchase method. For each acquisition, results of operations and cash flows of the acquired company are included in the Company's statement of operations and statement of cash flows for the period from the purchase date through December 31, 1996. In connection with certain

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

of the acquisitions ATSI issued shares of its common stock to the sellers as partial consideration and UAC bought additional ATSI shares to assist in financing the cash portion of the acquisition. The fair value of ATSI's stock issued to sellers or sold to UAC in connection with the acquisitions was determined by the ATSI Board of Directors based on formulas used in similar transactions.

     On June 19, 1996, the Company acquired the stock of Wolf Advisory International, Inc. and Wolf Advisory International, Ltd. and acquired substantially all of the operating assets and assumed certain liabilities of Computer Plus Temporaries, Inc. (collectively Wolf), a provider of contract and temporary information technology staffing services in eastern Pennsylvania and northern Florida, for approximately $10,931,000, net of cash acquired. At December 31, 1996, the purchase price was comprised of approximately $6,240,000 of net cash payments, 228,242 shares of ATSI common stock, and a $3,156,000 obligation to the seller. Cash payment of the obligation to the seller was made in March 1997.

     On October 30, 1996, the Company acquired the stock of Trinity Partners, Inc. (Trinity), a provider of contract information technology staffing services in northern California, for approximately $2,510,000, net of cash acquired. The purchase price was comprised of net cash payments of approximately $2,330,000, a subordinated note payable to the seller for $180,000, and immediately vested five-year options to purchase 15,000 shares of ATSI's common stock at $16.55 per share (see Note 5). In addition, should Trinity meet certain predefined profitability targets for the twelve months ended March 31, 1997, the former owner will be entitled to a contingent amount based upon a multiple of increased earnings, as defined. The contingent purchase price, if any, will be paid in a combination of cash (80%), a subordinated note payable (20%), and immediately vested five-year options to purchase additional shares of the Company's common stock. The contingent purchase price, if any, will increase costs in excess of net assets acquired. See Note 15--"Subsequent Events".

     On November 5, 1996, the Company acquired substantially all of the operating assets of the data security business of Zurich Data Corporation, a two-facility provider of such services in northern New Jersey and the New York City metropolitan area, for approximately $5,146,000. The purchase price was comprised of approximately $3,570,000 in cash, 100,000 shares of ATSI's common stock, a 10-year warrant for the purchase of 10,000 additional shares of ATSI's common stock at $8.00 per share, and ten annual payments having a net present value of approximately $859,000.

     During 1996, the Company made five additional acquisitions, primarily in the data security industry, for a combined purchase price of $4,703,000. The combined purchase price was comprised of cash payments of $2,989,000, notes payable and other obligations to sellers totaling $1,665,000, 7,896 shares of ATSI's common stock, and assumption of specific liabilities.


4. Investments


     In June 1993, the Company loaned $1 million on behalf of Damson East Texas Partners, L.P. (DETP) to Texas Trinity River Corp. which is substantially owned by a stockholder of the Company. In July 1993, DETP repaid $280,000 of the above loan and the Company converted the remaining balance into a 57% limited partnership interest in DETP. The general partner is Texas Trinity River Corp. DETP was formed to purchase and develop oil and gas properties, including pipelines, transportation and gathering systems and processing facilities. Profits and losses are generally allocated based upon the ownership percentages subject to restrictions defined in the partnership agreement. The Company has an operating capital commitment for an additional $880,000 which could bring total potential contributions to $1.6 million. As of December 31, 1994, the Company had contributed approximately $250,000 of the operating capital commitment. The Company was notified in 1994 by the operator of the properties that DETP may not require further investment funds as they believe any additional work can be funded from cash flow. However, the commitment remains in place. The Company accounts for the partnership investment under the equity method.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     In June 1997, UAC purchased 158,729 shares of Convertible, Series C, Preferred Stock of Connected, Incorporated for $667,000. If these preferred shares were converted into common stock, UAC would own less than 20% of Connected, Incorporated. Accordingly, UAC accounts for this investment under the cost method.


5. Long-Term Debt


     In connection with the acquisition of Arcus, ATSI entered into a $52 million credit facility (the Facility). Under the Facility, ATSI received $18 million under a five-year term loan agreement (Term A Loan), $12 million under a seven year term loan agreement (Term B Loan), a commitment for a five-year $7.5 million revolving line of credit (the Revolver), a seven-year $12.5 million acquisition loan facility (the Acquisition Facility) and a five-year $2 million additional line of credit (the Swingline Loan). In December 1996, ATSI amended the Facility. As a result, the total acquisition loan commitment was increased by $20 million and the maturity date of this commitment was extended by one year. See Note 15--"Subsequent Events."


     Under the Facility, ATSI may, at its option and subject to certain restrictions, designate certain borrowings as either "Base Rate" or "Eurodollar" borrowings. This designation determines the interest rates which ATSI pays under the agreement. The Base Rate is defined as the higher of the bank's prime rate (8.25% at December 31, 1996) or 1/2% over the U.S. Federal Funds Rate (5% at December 31, 1996) plus an applicable margin interest rate. The Eurodollar rate is defined as the London Interbank Offering Rate (LIBOR) (5.7% at December 31, 1996) plus an applicable margin spread. Base Rate borrowings bear interest at the Base Rate plus 1% to 1.5% and Eurodollar borrowings bear interest at LIBOR plus 2.5% to 3%.


     The Facility requires mandatory repayments of term borrowings from the proceeds that result from specified types of transactions. Additionally, excess cash flow, as defined, is to be applied to reduce borrowings. Voluntary prepayments of principal are also allowed under the Facility, with $750,000 of such prepayment made during 1996. Both mandatory and voluntary payments reduce the outstanding balances and future repayments under the Term A Loan, Term B Loan and Acquisition Facility on a pro rata basis.


     The Facility subjects ATSI to financial covenants including restrictions on mergers and acquisitions of businesses; limitations on lease and rental expenses incurred, intercompany indebtedness, loans to employees, and capital expenditures; and maintenance of specified levels of profitability and cash flows, both in absolute terms and in relation to interest and other fixed charges. The Facility is collateralized by substantially all of the assets of ATSI and its subsidiaries.


     In connection with five of the acquisitions completed by ATSI during 1996 (see Note 3), ATSI issued notes payable and incurred other long-term obligations (including contingent purchase price obligations) of which approximately $5,485,000 and $1,954,000 remains outstanding at December 31, 1996 and June 30, 1997, respectively. Of this amount, $4,405,000 and $1,053,000 is due to individuals who are shareholders, employees, or consultants of the Company at December 31, 1996 and June 30, 1997, respectively. These obligations bear interest annually at rates ranging from 5% to 9%. An obligation for $1,040,000 and $900,000 at December 31, 1996 and June 30, 1997, respectively, is a demand obligation, guaranteed by a bank letter of credit for the same amount expiring February 3, 1998, which ATSI plans to refinance, if required, using the Revolver and, therefore, has been classified as a long-term liability. In 1997, $1,968,000 of acquisition obligations were financed through the Acquisition Facility.


     On August 17, 1995, the Company paid $20,250 to enter into an interest rate cap agreement with a commercial bank having a notional principal of $15 million. This agreement effectively entitles the Company to receive from the bank the amount, if any, by which the Company's interest payments on $15 million of its long-term debt exceeds 8.9375% plus the related premium (2.5% to 3.0%). The interest rate cap agreement expires on September 5, 1997.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     Long-term debt is as follows:

                                                                    December 31,
                                                            -----------------------------     June 30,
                                                                1995            1996            1997
                                                            -------------   -------------   ------------
   Term A Loan, increasing quarterly principal
    payments over a four-year period beginning
    March 31, 1996   ....................................   $17,082,000     $14,316,000     $12,953,000
   Term B Loan, nominal quarterly principal payments
    for the five year period beginning September 30,
    1995 with balance due in equal quarterly
    installments for the following two years    .........    11,364,000      10,839,000      10,816,000
   Acquisition Facility, increasing quarterly principal
    payments over a four year period starting
    September 30, 1999  .................................            --       9,725,000      12,726,000
   Revolver, principal due five years from July 31,
    1995, with ATSI having the option to extend for
    an additional three years with bank approval   ......     3,000,000       1,900,000       1,700,000
   Acquisition notes and obligations   ..................            --       5,485,000       1,954,000
   7% mortgage note payable in quarterly principal and
    interest installments, maturing April 2001  .........       521,000         441,000         398,000
   Capital lease obligations  ...........................        30,000          26,000          18,000
                                                            ------------    ------------    ------------
                                                             31,997,000      42,732,000      40,565,000
   Less current portion .................................     2,272,000       4,407,000       3,677,000
                                                            ------------    ------------    ------------
                                                            $29,725,000     $38,325,000     $36,888,000
                                                            ============    ============    ============

     Scheduled payments based on long-term debt outstanding at December 31, 1996 are as follows:


 1997   ............   $ 4,407,000
 1998   ............     4,028,000
 1999   ............     4,499,000
 2000   ............     8,557,000
 2001   ............     8,632,000
 Thereafter   ......    12,609,000
                       ------------
                       $42,732,000
                       ============

     Cash payments for interest during the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 were $913,000, $3,131,000, $1,396,000 and $1,778,000, respectively. No cash payments for interest were made in 1994.

     At December 31, 1995 and 1996 and June 30, 1997, the fair value of ATSI's revolving line of credit and long-term debt approximated its carrying value.


6. Preferred Stock of Subsidiary

     UAC has authorized 200,000 shares of undesignated preferred stock with a par value of $0.01. No shares have been issued.

     UAC has also authorized 50,000 shares of Series A preferred stock with a par value of $0.01 per share and a liquidation value of $1,000 per share. Holders of Series A preferred stock are entitled to receive cumulative dividends at the rate of 8% per annum on the amount of the liquidation preference of $1,000 per share. Dividends are to be declared quarterly, compounded and paid annually on the last business day of December through additional shares of Series A preferred stock. At June 30, 1997, UAC had accrued the payment of a dividend for the years

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

ended December 31, 1994, 1995, 1996 and the six month period ended June 30, 1997, on its Series A preferred stock, payable in additional shares of preferred stock.

     The Series A preferred stock of UAC is redeemable, in whole, at the option of UAC at a redemption price of $1,000 per share plus accrued and unpaid dividends.


7. Warrants to Purchase Common Stock of UAC

     UAC has issued 1.5 million warrants to purchase shares of UAC's common stock. Each warrant entitles the holder to purchase one share of common stock at the exercise price upon the occurrence of a capital change (as defined in the warrant agreement) or after January 13, 2005, and on or before January 13, 2010. The exercise price is $13.75 per share, subject to adjustment as provided in the warrant agreement.


8. Stock Option Plans

     On July 31, 1995, UAC's Board of Directors approved the United Acquisition Company 1995 stock option plan whereby UAC could award options to purchase up to 260,000 shares of common stock of UAC to its officers and employees. The options granted to date vest one third at the date of grant with the remainder vesting in equal amounts on the first and second anniversaries of the date of grant and expire 10 years from the date of grant with extension possible. The options contain certain restrictions on exercise as defined in the stock option plan. No options were granted during 1996. As of December 31, 1996, no shares had been exercised, 144,926 shares were vested and 42,610 shares were available for grant.

     Vested options only become exercisable if AGI's ownership of UAC falls below 80%. No options were exercisable at December 31, 1995 or 1996.

     The following is a summary of employee stock option transactions under the UAC 1995 Stock Option Plan:


                                                          Number       Option Price
                                                         of Shares      Per Share
                                                        -----------   -------------
   Granted on July 31, 1995  ........................   217,390          $12.50
                                                        -------
   Outstanding at December 31, 1995 and 1996   ......   217,390          $12.50
                                                        =======

     A total of 260,000 shares of UAC common stock were reserved for issuance under the UAC 1995 stock option plan at December 31, 1996. At December 31, 1996, UAC had 1,000,001 shares of common stock outstanding and the net book value per share of UAC common stock was $10.62.

     The ATSI 1995 Stock Option Plan reserves 340,000 shares of authorized but unissued common stock of ATSI for sale or award to directors, officers, and key employees as stock options, stock appreciation rights, restricted stock awards or performance share awards. Both nonqualified and incentive stock options (ISO's) can be granted and in the case of an ISO, the purchase price cannot be less than the fair market value at grant date.

     Options expire on the date set by the Plan Administration Committee of the ATSI Board of Directors (the Committee), but in no case later than ten years from the grant date and, in some cases, no later than five years from the grant date for ISO's.

     During 1995 and 1996, ATSI granted nonqualified stock options to certain directors and key members of management. In general, the options granted are 20% vested at the grant date with the remaining options becoming exercisable semi-annually over a four year period. At December 31, 1996, 101,060 shares were vested.

     Vested options only become exercisable if either UAC's ownership of ATSI or AGI's ownership of UAC falls below 80%. No options were exercisable at December 31, 1995 or 1996. As of December 31, 1996, no shares had been exercised or canceled and 53,000 shares remain available for grant.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     The following is a summary of employee stock option transactions under
                             ATSI's 1995 Stock Option Plan:


                                                                                 Weighted
                                               Number       Option Price      Average Option
                                              of Shares       Per Share       Price per Share
                                             -----------   ---------------   ----------------
 Granted after July 31, 1995  ............     198,100              $8.00         $ 8.00
                                               --------
 Outstanding at December 31, 1995   ......     198,100              $8.00         $ 8.00
 Granted in 1996  ........................      88,900      $10.24-$11.03         $10.71
                                               --------
 Outstanding at December 31, 1996   ......     287,000      $ 8.00-$11.03         $ 8.84
                                               ========

     The weighted average remaining contractual life for ATSI options outstanding at December 31, 1996 was approximately 9 years.

     A total of 365,000 shares of ATSI common stock were reserved for issuance under ATSI's 1995 Stock Option Plan, the acquisition options (see Note 3) and the acquisition warrant (see Note 3) at December 31, 1996. At December 31, 1996, ATSI had 3,205,263 shares of common stock outstanding and the net book value per share of ATSI common stock was $9.55.

     Pro forma information regarding net income and the net loss attributed to common stockholders is required by SFAS No. 123, and has been determined as if the Company had accounted for employee stock options granted by subsidiaries under the fair value method. The fair value for options granted ($217,000 in 1995 and $0 in 1996) was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions for 1995 and 1996: risk-free interest rates of 5.6%; no dividends expected to be declared; volatility factor of zero for the expected price of the Company's common stock as it is not publicly traded; and a weighted-average expected life of the options of 2.3 years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net income for 1995 and 1996, would be $458,000 and $820,000, respectively.


9. Income Taxes
     Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                    December 31,
                                                        -------------------------------------       June 30,
                                                              1995                1996                1997
                                                        -----------------   -----------------   ----------------
   Deferred tax assets:
    Net operating losses  ...........................    $  174,093,000      $  173,228,000     $  172,468,000
    Tax credits  ....................................         3,814,000           3,879,000          3,924,000
    Property and equipment   ........................           122,000                  --                 --
    Accrued liabilities   ...........................            43,000             166,000            148,000
    Other  ..........................................             5,000              14,000              7,000
                                                         --------------      --------------     --------------
                                                            178,077,000         177,287,000        176,547,000
   Deferred tax liabilities:
    Costs in excess of net assets acquired in stock
      purchase transactions and other assets   ......          (123,000)           (455,000)          (646,000)
    Property and equipment   ........................                --             (46,000)            (2,000)
                                                         --------------      --------------     --------------
                                                               (123,000)           (501,000)          (648,000)
                                                         --------------      --------------     --------------
                                                            177,954,000         176,786,000        175,899,000
   Valuation allowance    ...........................      (177,954,000)       (176,786,000)      (175,899,000)
                                                         --------------      --------------     --------------
   Net deferred tax assets   ........................    $           --      $           --     $           --
                                                         ==============      ==============     ==============

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

     The components of the provision for income taxes are as follows:

                                                                 Six Months Ended
                             Year Ended December 31,                 June 30,
                       ------------------------------------   ----------------------
                          1994         1995         1996         1996        1997
                       ----------   ----------   ----------   ----------   ---------
   Current:
    Federal   ......   $     --     $ 50,000     $ 65,000     $ 40,000     $ 45,000
    State  .........         --      176,000      410,000      195,000      229,000
                       ---------    ---------    ---------    ---------    ---------
                             --      226,000      475,000      235,000      274,000
   Deferred   ......         --           --           --           --           --
                       ---------    ---------    ---------    ---------    ---------
                       $     --     $226,000     $475,000     $235,000     $274,000
                       =========    =========    =========    =========    =========

     The reasons for the difference between the total tax provision and the amount computed by applying the statutory federal income tax rate to income
(loss) before income taxes, minority interest, preferred stock dividend of subsidiary and equity in income of limited partnership are as follows:

                                                                                      Six Months Ended
                                                  Year Ended December 31,                 June 30,
                                            ------------------------------------   -----------------------
                                               1994         1995         1996         1996         1997
                                            ----------   ----------   ----------   ----------   ----------
   Federal tax at statutory rate   ......      34.0%       34.0%        34.0%        34.0%        34.0%
   State tax provision ..................        --          4.7          7.6          6.6          6.8
   Change in deferred tax asset valuation
    allowance    ........................     (34.0)       (32.0)       (32.9)       (34.9)       (32.0)
   Other   ..............................        --          2.4          4.7          6.2          3.5
                                             ------       ------       ------       ------       ------
                                                0.0%         9.1%       13.4%        11.9%        12.3%
                                             ======       ======       ======       ======       ======

     At December 31, 1996, the Company had an approximate gross NOL carryforward position of $494 million for regular federal income tax purposes and approximately $266 million for federal alternative minimum tax purposes. Future utilization of NOL carryforwards related to periods prior to October 9, 1990 is generally limited to approximately $13 million per year with any unused portion within a particular year available for utilization in subsequent years through December 31, 2005. Accordingly, the appropriate maximum utilization of pre-October 9, 1990 NOLs is estimated to be $198 million. Post-October 8, 1990 NOLs of approximately $75 million and alternative minimum tax NOLs of approximately $62 million are currently not subject to an annual limitation.


     Accordingly, it is estimated the maximum utilization of regular tax NOL carryforwards is $273 million (alternative minimum tax NOLs of $260 million) with an approximate balance of $267 million (alternative minimum tax NOLs of $254 million) remaining at December 31, 1996. The NOL carryforwards expire throughout the 2003-2009 time period.


     Additionally, the Company has estimated alternative minimum tax credits of $879,000 with no expiration date. Investment tax credit (ITC) carryforwards of $3 million are also available until 1998, at which time they begin to expire. It is unlikely these ITCs will be utilized.


     Current tax laws and regulations relating to specified changes in ownership may further limit the availability of the Company's utilization of its NOLs and tax credit carryforwards. As of December 31, 1996, the Company was not aware of any ownership changes which would further limit the utilization of the NOLs and tax credit carryforwards.


     Cash payments for income taxes during the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, were $720,000, $609,000, $366,000 and $446,000, respectively. No cash payments for income taxes were made during 1994.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

10. Retirement Plans

     On August 1, 1995, ATSI adopted the Arcus, Inc. 401(k) Profit Sharing Plan (the Plan). Employees of ATSI and its subsidiaries who satisfy a six month service requirement as of open enrollment each January 1st and July 1st participate in the Plan. Participants in the Plan may contribute from 1% to 15% of their annual compensation. ATSI matches one half of employee contributions up to a total of 1.5% of their annual compensation. Company matching expense, net of forfeitures, was $52,000, $132,000, $69,000 and $92,000 for the years ended December 31, 1995 and 1996, and the six month periods ended June 30, 1996 and 1997, respectively. ATSI may also make an annual voluntary contribution for all eligible employees, whether or not they elect a salary deferral. ATSI provided for a voluntary contribution in 1995 and 1996, to be funded in the following year, based upon a percentage of participant compensation. Voluntary contribution expense, net of forfeitures, for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 was $147,000, $430,000, $203,000 and $247,000, respectively.


11. Commitments and Contingencies

     The Company leases 30 vault facilities, 13 staffing offices and certain equipment under noncancelable operating lease agreements. Twelve of the Company's vault facilities are leased from a single landlord of which nine have fifteen-year terms beginning January 1, 1995, with two five-year renewal options, providing for cost of living increases every three years based upon the Consumer Price Index, with a 3.33% ceiling per year. The remaining vault facilities are leased under leases which commenced June 1989 or later, and have primary lease terms ranging from four to twenty years, generally with one or two five-year renewal options. During 1996, the Company signed leases in regard to two vault facilities that were under construction at December 31, 1996. These two leases each have fifteen-year terms that will commence during 1997. With respect to vault facilities, the Company generally is required to pay property tax, insurance, and facility maintenance expenses. Staffing offices, located in multi-tenant commercial office buildings, have primary lease terms ranging from one to five years, generally with no renewal options. Other operating leases are for equipment and vehicles. Rental expense under operating leases, including month-to-month rentals, was $1,578,000 and $4,500,000 for the years ended December 31, 1995 and 1996, respectively. Included in these amounts are $554,000 and $1,361,000, respectively, of operating lease expense related to facilities leased from ATSI shareholders.

     Future minimum rentals required under operating leases having an initial or remaining noncancelable lease term in excess of one year as of December 31, 1996 are as follows:


 1997   ..............................   $ 5,153,000
 1998   ..............................     4,808,000
 1999   ..............................     4,363,000
 2000   ..............................     3,871,000
 2001   ..............................     3,106,000
 Thereafter   ........................    19,441,000
                                         ------------
 Total minimum lease payments   ......   $40,742,000
                                         ============

     The Company has a $250,000 standby letter of credit payable to its bank to secure its operating cash accounts.


12. Related Party Transactions

     During the year ended December 31, 1994, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, UAC paid GKH Partners, a stockholder of AGI and of UAC, investment advisory and other fees of $125,000, $125,000, $178,000, $89,000 and $104,000 respectively. The investment advisory fee is included in holding company expenses in the consolidated statements of operations.

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

13. Business Segments


     The following tables present data relating to the Company's revenues, cost of services rendered, depreciation, operating income, identifiable assets and capital expenditures by business segment.


                                                                                             Six Months Ended
                                                   Year Ended December 31,                       June 30,
                                         -------------------------------------------- -------------------------------
                                             1994           1995           1996            1996            1997
                                         ------------- -------------- --------------- --------------- ---------------
 Revenues
 Data Security  ........................ $        --   $19,867,759     $ 53,145,334    $ 24,577,658    $ 29,174,015
 Technical staffing   ..................          --       810,599       12,997,907       1,435,427      15,911,356
 Intercompany eliminations  ............          --            --         (161,865)        (55,887)       (182,315)
                                          ----------   ------------    ------------    ------------    ------------
 Total revenues    ..................... $        --   $20,678,358     $ 65,981,376    $ 25,957,198    $ 44,903,056
                                          ==========   ============    ============    ============    ============
 Cost of Services Rendered
 Data security  ........................ $        --   $ 8,929,784     $ 23,554,642    $ 10,621,734    $ 12,765,193
 Technical staffing   ..................          --       520,997        9,344,976         995,993      11,599,568
 Intercompany eliminations  ............          --            --         (161,865)        (55,887)       (182,315)
                                          ----------   ------------    ------------    ------------    ------------
 Total costs of services rendered    ... $        --   $ 9,450,781     $ 32,737,753    $ 11,561,840    $ 24,182,446
                                          ==========   ============    ============    ============    ============
 Depreciation and Amortization
 Data security  ........................ $        --   $ 1,488,093     $  3,907,825    $  1,883,136    $  2,251,582
 Technical staffing   ..................          --         1,575          219,586          13,036         682,279
 Corporate   ...........................          --       118,811          321,614         162,877         151,295
                                          ----------   ------------    ------------    ------------    ------------
 Total depreciation and amortization     $        --   $ 1,608,479     $  4,449,025    $  2,059,049    $  3,085,156
                                          ==========   ============    ============    ============    ============
 Operating Income
 Data security  ........................ $        --   $ 4,629,540     $ 12,149,565    $  5,876,629    $  6,762,489
 Technical staffing   ..................          --       114,709          442,812        (235,000)          6,609
 Corporate   ...........................   (504,291)    (2,880,038)      (7,380,746)     (2,968,173)     (3,292,753)
                                          ----------   ------------    ------------    ------------    ------------
 Total operating income  ............... $ (504,291)   $ 1,864,211     $  5,211,631    $  2,673,456    $  3,476,345
                                          ==========   ============    ============    ============    ============
 Capital Expenditures
 Data security  ........................ $        --   $ 2,115,127     $  4,363,670    $  1,720,883    $  1,055,526
 Technical staffing   ..................          --        43,662          317,302         128,335         389,632
 Corporate   ...........................          --       144,806          622,693         223,005         211,971
                                          ----------   ------------    ------------    ------------    ------------
 Total capital expenditures    ......... $        --   $ 2,303,595     $  5,303,665    $  2,072,223    $  1,657,129
                                         ==========    ============    ============    ============    ============
 Identifiable Assets
 Data security  ........................ $        --   $59,657,300     $ 85,687,540                    $ 85,299,853
 Technical staffing   ..................          --       152,260        2,041,337                       1,920,030
 Corporate   ...........................          --    25,101,266       17,734,008                      15,970,842
                                          ----------   ------------    ------------                    ------------
 Total identifiable assets  ............          --   $84,910,826     $105,462,885                    $103,190,725
                                          ==========   ============    ============                    ============

                               ARCUS GROUP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued) (Information for the six months ended June 30, 1996 and the six months ended
                          June 30, 1997 is unaudited)

14. Supplemental Pro Forma Acquisition Information (Unaudited)

     The following supplemental pro forma information has been presented as if the acquisition of ATSI described in Note 1 and the acquisitions discussed in
Note 3 occurred on January 1, 1995.


                                  Year Ended December 31,
                                ----------------------------
                                    1995            1996
                                -------------   ------------
   Revenues   ...............   $64,512,369     $80,799,868
                                ============    ============
   Operating income    ......   $ 5,297,161     $ 6,453,593
                                ============    ============
   Net income ...............   $ 1,190,579     $ 1,233,990
                                ============    ============
   Earnings per share  ......   $      0.10     $      0.11
                                ============    ============

15. Subsequent Events

     In May 1997, the Company filed a lawsuit against the United States for refund of excess federal income taxes paid of $828,128 for the tax year ended December 31, 1995. In September 1997, the United States filed its answer denying the Company's request for refund with respect to its 1995 federal income tax return. The Company believes its 1995 federal tax filing positions have merit and expects to prevail. In the event the Company does not prevail, its NOL carryforwards will and its 1996 and 1997 tax liability may be adversely affected.

     In June 1997, the Company sold the operating assets of the non-staffing portion of Trinity's business. The assets were sold to the former owner of Trinity and other former Trinity employees for a $400,000 five year note, bearing interest at 12% with all principal due at maturity. In conjunction with the sale, and in consideration of a cash payment of $250,000 to the former owner, the former owner and the Company signed a mutual release. Among the Company's obligations released were any contingent consideration due to the former owner under the original agreement to acquire Trinity, the $180,000 subordinated note payable to the former owner, certain stock options held by the former owner and certain other agreements signed with the former owner.

     On June 11, 1997, ATSI amended its credit agreement to increase the size of the Revolving Facility from $7.5 million to $11 million and reduced the size of the Acquisition Facility by $3.5 million.

     On August 20, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of a company operating in the contract information technology staffing services business in northern California, Oregon and Washington state for approximately $4,889,000, net of cash acquired. The purchase price consisted of net cash payments of approximately $3,889,000, a subordinated note payable to the seller for $1,000,000 and 60,000 options to purchase the Company's common stock at $16.41 with various vesting dates. Additionally, if certain profitability targets are met, the Company could be obligated to make an additional cash payment of up to $750,000. The acquired company had revenues and operating income for the year ended December 31, 1996 of approximately $8.4 million and $1.2 million, respectively.

     On September 26, 1997, Iron Mountain Incorporated signed a definitive agreement to acquire all of the outstanding stock of the Company with anticipated closing in the first quarter of 1998.